  As filed with the Securities and Exchange Commission on  February 17, 1998


                                       Registration Statement No. 333-25001


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                AMENDMENT NO. 2
                                      TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -----------------

                       TCI SATELLITE ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                     4841
           (Primary Standard Industrial Classification Code Number)

                                  84-1299995
                     (I.R.S. Employer Identification No.)


                         8085 South Chester, Suite 300
                           Englewood, Colorado 80112
                                 (303) 712-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                              Kenneth G. Carroll
               Senior Vice President and Chief Financial Officer
                       TCI Satellite Entertainment, Inc.
                         8085 South Chester, Suite 300
                           Englewood, Colorado 80112
                                (303) 712-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                               -----------------

                                    Copy to:
                               Marc A. Leaf, Esq.
                             Baker & Botts, L.L.P.
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 705-5000

                               -----------------


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding Company and there is compliance with General Instruction G, check the following box: [_]






                               -----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                       TCI SATELLITE ENTERTAINMENT, INC.

        Cross-Reference Sheet Between Items in Form S-4 and Prospectus
                   Pursuant to Item 501(b) of Regulation S-K


 ITEM                         FORM S-4 CAPTION                                                HEADING IN PROSPECTUS
          A. INFORMATION ABOUT THE TRANSACTION
Item 1.   Forepart of Registration Statement and Outside Front Cover Page of
          Prospectus............................................................    Facing Page; Cross-Reference Sheet; Outside
                                                                                    Front Cover Page
Item 2.   Inside Front and Outside Back Cover Pages of Prospectus...............    Inside Front and Outside Back Cover Pages;
                                                                                    Incorporation of Certain Documents by Reference;
                                                                                    Available Information
Item 3.   Risk Factors, Ratio of Earnings to Fixed Charges and Other
          Information...........................................................    Summary; Risk Factors; Summary Financial and
                                                                                    Other Data-Historical; Summary Financial and
                                                                                    Other Data-Pro Forma; The Borrower
Item 4.   Terms of the Transaction..............................................    Summary; Risk Factors; The Exchange Offer;
                                                                                    Description of the Exchange Notes; Certain
                                                                                    Federal Income Tax Considerations; Plan of
                                                                                    Distribution
Item 5.   Pro Forma Financial Information.......................................    Incorporation of Certain Documents by Reference
Item 6.   Material Contracts with the Company Being Acquired....................    *
Item 7.   Additional Information Required for Reoffering by Persons and Parties
          Deemed to be Underwriters.............................................    *
Item 8.   Interests of Named Experts and Counsel................................    Validity of Exchange Notes; Experts
Item 9.   Disclosure of Commission Position on Indemnification of Securities Act
          Liabilities...........................................................    *

          B. INFORMATION ABOUT THE REGISTRANT
Item 10.  Information with Respect to S-3 Registrants...........................    Incorporation of Certain Documents by Reference
Item 11.  Incorporation of Certain Information by Reference.....................    Incorporation of Certain Documents by Reference
Item 12.  Information with Respect to S-2 or S-3 Registrants....................    *
Item 13.  Incorporation of Certain Information by Reference.....................    *
Item 14.  Information with Respect to Registrants Other than S-3 or S-2
          Registrants...........................................................    *

          C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
Item 15.  Information with Respect to S-3 Companies.............................    *
Item 16.  Information with Respect to S-2 or S-3 Companies......................    *
Item 17.  Information with Respect to Companies Other than S-3 or S-2
          Companies.............................................................    *

          D. VOTING AND MANAGEMENT INFORMATION
Item 18.  Information if Proxies, Consents or Authorizations are to be Solicited    *
Item 19.  Information if Proxies, Consents of Authorizations are not to be
          Solicited or in an Exchange Offer.....................................    *

---------------------------

* Omitted because inapplicable or answer is in the negative.

                SUBJECT TO COMPLETION, DATED  FEBRUARY 17, 1998

PROSPECTUS



                                     LOGO


OFFER BY TCI SATELLITE ENTERTAINMENT, INC. TO EXCHANGE (i) $1,000 PRINCIPAL AMOUNT OF 10/7//8% SENIOR SUBORDINATED NOTES DUE 2007 FOR EACH $1,000 PRINCIPAL AMOUNT OF ITS OUTSTANDING 10 7/8% SENIOR SUBORDINATED NOTES DUE 2007, AND (ii) $1,000 PRINCIPAL AMOUNT AT MATURITY OF 12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007 FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF ITS OUTSTANDING 12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007


 The Exchange Offer will expire at 5:00 p.m., New York City time, on        ,
                             1998, unless extended.

  TCI Satellite Entertainment, Inc., a Delaware corporation ("TSAT"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), (i) to exchange up to an aggregate principal amount of $200,000,000 of its 10 7/8% Senior Subordinated Notes due February 15, 2007
(the "Senior Subordinated Exchange Notes") for an equal principal amount of its outstanding 10 7/8% Senior Subordinated Notes due February 15, 2007 (the
"Senior Subordinated Notes"), in integral multiples of $1,000, and (ii) to exchange up to an aggregate principal amount at maturity of $275,000,000 of its 12 1/4% Senior Subordinated Discount Notes due February 15, 2007 (the "Senior Subordinated Discount Exchange Notes," and, together with the Senior Subordinated Exchange Notes, the "Exchange Notes") for an equal principal amount at maturity of its outstanding 12 1/4% Senior Subordinated Discount Notes due February 15, 2007 (the "Senior Subordinated Discount Notes," and, together with the Senior Subordinated Notes, the "Notes"), in integral multiples of $1,000. The Exchange Notes will be unsecured obligations of TSAT and will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness (as defined) of TSAT. As of December 31, 1997, TSAT had approximately $79,949,000 of Senior Indebtedness outstanding. The forms and terms of the Exchange Notes (including principal amount, interest rate, maturity and redemption rights) are substantially identical to those of the Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the offering and sale of the Exchange Notes has been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, the Exchange Notes shall not bear certain legends restricting the transfer thereof, and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Notes under Registration Rights Agreements of TSAT dated as of February 20, 1997 (the "Registration Rights Agreements"). The Notes have been issued under Indentures dated as of February 20, 1997 (each, an "Indenture," and, together, the "Indentures"), between TSAT and The Bank of New York, as trustee (the "Trustee"), which Indentures have been qualified under the Trust Indenture Act of 1939 ("TIA"). Each tranche of the Exchange Notes will be issued as a separate series of notes pursuant to the same Indenture governing the corresponding tranche of Notes for which such tranche of Exchange Notes will be exchanged. Holders of the Exchange Notes shall be entitled to substantially identical benefits under the Indentures as are holders of the Notes (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification of each Indenture under the TIA). See "Description of the Exchange Notes." TSAT will receive no proceeds from the Exchange Offer; however, pursuant to the Registration Rights Agreements, TSAT will bear certain expenses of the Exchange Offer.

                               -----------------


   See "Risk Factors," commencing on page 22, for a discussion of certain factors that should be considered by holders who tender Notes in the Exchange Offer.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

         The date of this Prospectus is February              , 1998.

  The Restructuring Transaction. The Notes are currently obligations of TSAT, and the Exchange Notes, when issued, will initially be obligations of TSAT. However, on February 6, 1998, TSAT and certain other parties entered into definitive agreements with respect to a proposed business combination, pursuant to which, among other things, (i) TSAT shall transfer and contribute substantially all of its assets and liabilities to PRIMESTAR, Inc. ("New PRIMESTAR"), a newly formed corporation and wholly owned subsidiary of TSAT, and
(ii) TSAT's existing partners in PRIMESTAR Partners, L.P. (the "Partnership") shall concurrently transfer and contribute to New PRIMESTAR their respective interests in the PRIMESTAR/(R)/ digital satellite business (collectively, the "Restructuring Transaction"). Accordingly, in connection with the Restructuring Transaction, the obligations of TSAT under all Notes and/or Exchange Notes outstanding at the consummation of the Restructuring Transaction shall be assumed by New PRIMESTAR, which assumption shall be evidenced by New PRIMESTAR's execution of supplemental indentures governing such notes. As used herein, the term "Borrower" means (i) TSAT, at any time prior to the consummation of the Restructuring Transaction and the effective assumption by New PRIMESTAR of all obligations of TSAT under the Notes and the Indentures (the "Assumption") and
(ii) New PRIMESTAR, from and after the consummation of the Restructuring Transaction and the effectiveness of the Assumption.

  The Indentures provide that TSAT shall not consolidate with or merge with or into any other entity, and TSAT shall not sell, transfer or otherwise dispose of all or substantially all of its properties and assets to any entity in a single transaction or series of related transactions, unless certain conditions set forth in the Indentures are satisfied, including the requirement that the surviving entity in any such merger or the transferee with respect to any such asset transfer (in either case, the "Surviving Person") must expressly assume, by execution of supplemental indentures, the obligations to make due and punctual payment of the principal of, premium, if any, and interest on all the Notes (and/or the Exchange Notes, as applicable) and to perform and observe every covenant of the Indentures and the Registration Rights Agreements to be performed or observed on the part of TSAT. Furthermore, the Indentures provide that upon the satisfaction of such conditions, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, TSAT and TSAT shall be discharged from its obligations under the Indentures and the Notes. The terms of the proposed Restructuring Transaction satisfy the conditions set forth in the Indentures, and accordingly, upon consummation of the Restructuring Transaction and the execution and delivery by New PRIMESTAR of supplemental indentures expressly assuming all of TSAT's obligations under the Indentures, New PRIMESTAR shall succeed to, and be substituted for, and may exercise every right and power of, TSAT and TSAT shall be discharged from its obligations under the Indentures and the Notes.

  As a result of the Restructuring Transaction, New PRIMESTAR will own the entire PRIMESTAR/(R)/ digital satellite business and TSAT and its former partners in that business (or their respective affiliates) will, in the aggregate, own all the outstanding capital stock of New PRIMESTAR. The Restructuring Transaction comprises the first step in TSAT's proposed two-step plan (the "Roll-up Plan"). The Roll-up Plan provides that, subsequent to the consummation of the Restructuring Transaction, TSAT shall merge with and into New PRIMESTAR, with New PRIMESTAR as the surviving entity (the "TSAT Merger"), pursuant to an Agreement and Plan of Merger (the "TSAT Merger Agreement") dated as of February 6, 1998 between TSAT and New PRIMESTAR. Consummation of the Restructuring Transaction and the TSAT Merger are subject to approval of the stockholders of TSAT. TSAT has called a special meeting of its stockholders, to be held on March 6, 1998, to consider and vote upon the Restructuring Transaction and the TSAT Merger. In addition, the TSAT Merger is subject to regulatory approval and other closing conditions set forth in the TSAT Merger Agreement; accordingly, although, the Roll-up Plan envisions that the TSAT Merger will be consummated after the Restructuring Transaction, there can be no assurance that the TSAT Merger will be consummated, even if the Restructuring Transaction is consummated.

  This Prospectus includes or otherwise incorporates by reference certain financial and other information, including historical and pro forma financial information, relating to the proposed Roll-up Plan. Holders of the Notes are urged to carefully review such historical and pro forma financial information, along with all other financial and other information, contained in or otherwise incorporated by reference into this Prospectus, prior to tendering their Notes in the Exchange Offer.

  The Exchange Offer. The Notes were originally offered and sold by TSAT (the "Notes Offering") on February 20, 1997, in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Notes were subsequently placed with qualified institutional buyers, as defined in Rule 144A under the Securities Act, and institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, in reliance upon Rule 144A under the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered under the Exchange Offer in order to satisfy certain obligations of TSAT under the Registration Rights Agreements. See "The Exchange Offer."

  TSAT will accept for exchange pursuant to the Exchange Offer any and all validly tendered Notes on or prior to 5:00 p.m., New York City time, on March ___, 1998, unless extended (the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. The Bank of New York will act as exchange agent (in such capacity, the "Exchange Agent") in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Notes being tendered for exchange, but is otherwise subject to certain customary conditions.

  Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC") set forth in no-action letters issued to third parties, TSAT believes that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder who is not an affiliate of TSAT without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Persons wishing to exchange Notes in the Exchange Offer must represent to TSAT that such conditions have been met.

  Broker-dealers who have acquired Notes directly from TSAT are not permitted to exchange such Notes in the Exchange Offer.

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. TSAT has agreed that, for a period of 180 days after the date of this Prospectus, it will use its commercially reasonably best efforts to make this Prospectus, as so amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  TSAT does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. As a result, TSAT cannot determine whether an active public market will develop for the Exchange Notes. TSAT has common stock listed on the Nasdaq National Market tier of the Nasdaq Stock Market (the "Nasdaq National Market") under the symbols "TSATA" and "TSATB." It is expected that, if the TSAT Merger is consummated, shares of New PRIMESTAR Class A Common Stock and New PRIMESTAR Class B Common Stock will be authorized for listing, subject to official notice of issuance, on the Nasdaq National Market.

  Any Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Notes will continue to be subject to the existing restrictions upon transfer thereof and the Borrower will have no further obligation to such holders to provide for the registration under the Securities Act of the Notes held by them. See "The Exchange Offer--Consequences of Failure to Exchange."

  TSAT expects that the Exchange Notes issued pursuant to the Exchange Offer generally will be issued in the form of Global Exchange Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants. Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for Exchange Notes in certificated form. After the initial issuance of the Global Exchange Notes, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Notes on the terms set forth in the Indentures. See "Description of the Exchange Notes--Form, Denomination and Book-Entry Procedures."

                            ----------------------


  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BORROWER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF TSAT SINCE THE DATE HEREOF.

  Until                      1998 (90 days after commencement of  the Exchange
Offer), all dealers effecting transactions in the Exchange Notes, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus.



                           FORWARD LOOKING STATEMENTS

  Certain statements in this Prospectus under the captions "PROSPECTUS SUMMARY," "RISK FACTORS," and elsewhere, including those statements that are incorporated herein by reference, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Borrower, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends; the continued strength of the multichannel video programming distribution industry and the satellite services industry and the growth of the market for satellite delivered television programming; uncertainties inherent in proposed business strategies, new product launches and development plans; future financial performance, including availability, terms and deployment of capital; the ability of vendors to deliver required equipment, software and services; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission (the "FCC"), and adverse outcomes from regulatory proceedings; changes in the nature of key strategic relationships with partners and joint venturers; competitor responses to the Borrower's products and services, and the overall market acceptance of such products and services, including acceptance of the pricing of such products and services; possible interference by satellites in adjacent orbital positions with the satellite currently being used for the Borrower's existing medium power satellite television business; and other factors referenced in this Prospectus. See "Risk Factors."

These forward-looking statements (and such risks, uncertainties and other factors) speak only as of the date of this Prospectus. The Borrower expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Borrower's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                             AVAILABLE INFORMATION

  TSAT is subject to the information requirements of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the SEC. Such reports and other information filed by TSAT can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained by mail at prescribed rates by writing to the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site on the Internet that contains reports and other information regarding registrants (including TSAT) that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. In addition, materials filed by TSAT should be available for inspection at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

  TSAT has filed with the SEC a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules, referred to as the "Registration Statement") under the Securities Act for the registration of the Exchange Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to TSAT or the Exchange Notes offered hereby, reference is made to the Registration Statement, including any amendments, schedules and exhibits filed as a part thereof, which is available for public inspection as indicated above. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  So long as TSAT is subject to the periodic reporting requirements of the Exchange Act, TSAT is required to furnish the information required to be filed with the SEC to the Trustee and the holders of the Notes and the Exchange Notes. TSAT has agreed (and, in connection with the consummation of the Restructuring Transaction and the effectiveness of the Assumption, New PRIMESTAR will agree) that, even if it is entitled under the Exchange Act not to furnish such information to the SEC, it will nonetheless continue to furnish information that would be required to be furnished by TSAT by Section 13 of the Exchange Act to the Trustee and the holders of the Notes and Exchange Notes as if it were subject to such periodic reporting requirements.

  In addition, the Borrower has agreed that, for so long as any of the Notes remain outstanding, the Borrower will make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Borrower has either exchanged the Notes for the Exchange Notes or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement filed by the Borrower.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  TSAT hereby incorporates in this Prospectus by reference: (i) TSAT's Annual Report of Form 10-K for the year ended December 31, 1996, (ii) TSAT's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) TSAT's Current Reports on Form 8-K dated July 1, 1997 and February 11, 1998 (filed with the SEC on February 12, 1998). All documents filed by TSAT with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE FROM TSAT, WITHOUT CHARGE, UPON REQUEST ADDRESSED TO TCI SATELLITE ENTERTAINMENT, INC., 8085 SOUTH CHESTER, SUITE 300, ENGLEWOOD, COLORADO 80122, TELEPHONE NUMBER (303) 712-4600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                            INDEX OF DEFINED TERMS

                                                                            Page
110 Slot......................................................................31
accredited investors.......................................................... 5
Accreted Value................................................................69
Acquired Person...............................................................69
Acquisition...................................................................69
Additional Interest...........................................................69
adjusted issue price..........................................................91
affiliate..................................................................... 6
Affiliate Transaction.........................................................64
Applicable Period.............................................................86
ASkyB.........................................................................11
ASkyB Indemnification Agreement...............................................35
Asset Sale....................................................................70
Asset Transfers...............................................................40
Asset Transfer Agreement......................................................40
Assignment Application........................................................30
Assumption....................................................................iv
Bank Credit Facility..........................................................70
Bankruptcy Code...............................................................26
Basic Documents...............................................................70
beneficial owner..............................................................71
beneficial ownership..........................................................71
beneficially own..............................................................71
beneficially owned............................................................71
Book-Entry Transfer Facility..................................................44
Borrower......................................................................iv
C-Band Dividend...............................................................71
C-Band Dividends..............................................................55
C-Band Entity.................................................................55
C-Band Investment.............................................................55
Capital Lease Obligation......................................................70
CARP..........................................................................31
Cash Equivalents..............................................................71
Cash Interest Election........................................................50
Cash Interest Election Date...................................................50
Certificated Notes............................................................84
change of control.............................................................26
Change of Control Date........................................................52
Code..........................................................................26
Comcast....................................................................... 3
Comcast DBS................................................................... 3
Comcast Satellite............................................................. 4
Comcast SCI................................................................... 4
Consolidated Income Tax Expense...............................................72
Consolidated Interest Expense.................................................60
Consolidated Net Income.......................................................72
Consolidated Operating Cash Flow..............................................55
Continental................................................................... 3
control.......................................................................70
Cox........................................................................... 3
Cox Satellite.................................................................12
Cox SI........................................................................ 3
Cumulative Operating Cash Flow................................................73
DBS...........................................................................11
Debt to Operating Cash Flow Ratio.............................................73

Default...................................................................... 73
Depositor.................................................................... 45
Depository................................................................... vi
Depository's Indirect Participants........................................... 85
Depository's Participants.................................................... 84
Designated Senior Indebtedness............................................... 73
Designation.................................................................. 59
Designation Amount........................................................... 60
Determination Date........................................................... 73
DGCL......................................................................... 98
Digital Satellite Business...................................................  1
DirectSat.................................................................... 32
DirecTv...................................................................... 28
dishes.......................................................................  1
Disposition.................................................................. 73
Disqualified Equity Interest................................................. 74
Distribution................................................................. 74
Distributors.................................................................  3
EchoStar..................................................................... 33
Effectiveness Period......................................................... 87
eligible guarantor institution............................................... 43
Eligible Institution......................................................... 43
Equity Interest.............................................................. 74
Events of Default............................................................ 65
Exchange Act.................................................................vii
Exchange Agent...............................................................  v
Exchange Notes............................................................... ii
Exchange Offer............................................................... ii
Exchange Securities.......................................................... 86
Existing Indebtedness........................................................ 74
Expiration Date..............................................................  v
Fair Market Value............................................................ 74
FCC.......................................................................... vi
FCC Permit...................................................................  2
forward-looking statements................................................... vi
Fulfillment Agreement........................................................ 74
GAAP......................................................................... 74
GE...........................................................................  2
GE Americom..................................................................  3
GE-2......................................................................... 75
GE-2 Agreement............................................................... 74
GEAS.........................................................................  2
Global Notes................................................................. 84
Global Notes Holder.......................................................... 84
Government Securities........................................................ 75
group........................................................................ 71
guarantee.................................................................... 75
High Power Satellite Transmission Business................................... 75
HSDs.........................................................................  1
Incur........................................................................ 75
Incurred..................................................................... 75
Incurring.................................................................... 75
Indebtedness................................................................. 75
Indemnification Agreements................................................... 76
Indenture.................................................................... ii

Indentures................................................................... ii
Independent Financial Advisor................................................ 76
Indirect Participants........................................................ 85
Initial Shelf Registration Statement......................................... 87
Insolvency or Liquidation Proceeding......................................... 76
interest..................................................................... 76
Interest Rate Protection Obligations......................................... 76
International Bureau......................................................... 33
Investment................................................................... 76
Investment Act............................................................... 67
investment Company........................................................... 67
Investment Grade............................................................. 76
IRDS.........................................................................  1
IRS.......................................................................... 93
Issue Date................................................................... 76
issue price.................................................................. 26
Letter of Transmittal........................................................ ii
Lien......................................................................... 77
Marketable Securities........................................................ 77
Maturity Date................................................................ 77
MCI.......................................................................... 11
MDUs.........................................................................  2
Measurement Period........................................................... 73
MediaOne.....................................................................  3
MediaOne Sateilite........................................................... 12
Nasdaq National Market.......................................................  v
Net Cash Proceeds............................................................ 77
New PRIMESTAR Bylaws......................................................... 39
New PRIMESTAR Charter........................................................ 33
New PRIMESTAR Class A Commmon Stock..........................................  5
New PRIMESTAR Class B Commmon Stock..........................................  5
New PRIMESTAR Class C Commmon Stock.......................................... 40
New PRIMESTAR Class D Commmon Stock.......................................... 11
New PRIMESTAR Convertible Preferred Stock.................................... 11
New PRIMESTAR Convertible Subordinated Notes................................. 11
Newhouse.....................................................................  3
News Corp. .................................................................. 11
Notes........................................................................ ii
Notes Offering............................................................... iv
Obligations.................................................................. 77
Offer........................................................................ 77
Offer to Purchase............................................................ 74
OID.......................................................................... 26
Other Indebtedness........................................................... 61
Participants................................................................. 84
Partners.....................................................................  3
Partnership.................................................................. iv
Partnership Credit Agreement................................................. 79
Partnership Interests........................................................  4
Payment Blockage Notice...................................................... 52
Payment Blockage Period...................................................... 52
Permitted Holder............................................................. 79
Permitted Indebtedness....................................................... 56
Permitted Investments........................................................ 58
Permitted Junior Securities.................................................. 79
Permitted Liens.............................................................. 80
Permitted Transferee......................................................... 80
person....................................................................... 71
pooling of interests......................................................... 72
Post-Petition Interest....................................................... 81
Preferred Equity Interest.................................................... 81
PRIMESTAR(R).................................................................  1
PRIMESTAR Assets............................................................. 40
PRIMESTAR Liabilities........................................................ 40
principal.................................................................... 81
principal amount at maturity................................................. 81
Public Equity Offering....................................................... 81

Purchase Amount.............................................................. 78
Purchase Date................................................................ 77
Purchase Money Indebtedness.................................................. 81
Purchase Price............................................................... 78
Qualified Equity Interest.................................................... 81
refinancing.................................................................. 57
Registration Rights.......................................................... 41
Registration Rights Agreements............................................... ii
Related Acquisition.......................................................... 58
Reorganization Agreement..................................................... 81
Required Designation......................................................... 60
Required Filing Dates........................................................ 65
ResNet....................................................................... 81
ResNet Option................................................................ 82
ResNet Subordinated Loan..................................................... 82
Restricted C-Band Subsidiary................................................. 55
Restricted Investment........................................................ 82
Restricted Payments.......................................................... 53
Restricted Subsidiary........................................................ 82
Restructuring Agreement......................................................  4
Restructuring Transaction.................................................... iv
Revocation................................................................... 60
Roll-up Plan................................................................. iv
Satellite Construction Agreement.............................................  2
Satellite Subsidiary......................................................... 60
SBCA......................................................................... 32
SEC..........................................................................  v
Securities Act............................................................... ii
Securities Amount............................................................ 62
Securities Portion of Unutilized Net Cash Proceeds........................... 62
Semi-Annual Accrual Date..................................................... 69
Senior Indebtedness.......................................................... 82
Senior Subordinated Aggregate Principal Amount............................... 49
Senior Subordinated Discount Aggregate Principal Amount...................... 49
Senior Subordinated Discount Exchange Notes.................................. ii
Senior Subordinated Discount Notes........................................... ii
Senior Subordinated Exchange Notes........................................... ii
Senior Subordinated Notes.................................................... ii
Share Purchase Agreement..................................................... 82
Shelf Notice................................................................. 86
Shelf Registration Event..................................................... 86
Shelf Registration Statement................................................. 87
SHVA......................................................................... 31
Significant Restricted Subsidiary............................................ 83
Specified Date............................................................... 69
Stated Maturity.............................................................. 83
stated redemption price at maturity.......................................... 26
Strategic Equity Investor.................................................... 83
Subordinated Indebtedness.................................................... 83
Subsequent Shelf Registration Statement...................................... 87
Subsidiary................................................................... 83
Surviving Person............................................................. iv
Tag-Along Agreement.......................................................... 83
Tax Sharing Agreement........................................................ 83
TCI..........................................................................  1

TCI SATCO....................................................................  1
TCIC.........................................................................  1
TCIC Credit Facility......................................................... 83
Tempo........................................................................  1
Tempo DBS-1..................................................................  2
Tempo DBS-2..................................................................  2
Tempo Option Agreement.......................................................  2
Tempo Sale................................................................... 38
Tempo Sale Option............................................................ 38
Tempo Satellites.............................................................  2
TIA.......................................................................... ii
Time Warner..................................................................  3
TIN.......................................................................... 93
Total Consolidated Indebtedness.............................................. 84
Trade Name and Service Mark License Agreement................................ 84
Transfer Application......................................................... 30
Transition Services Agreement................................................ 84
Trustee...................................................................... ii
TSAT......................................................................... ii
TSAT Asset Transfer.......................................................... 39
TSAT Asset Transfer Agreement................................................  4
TSAT Business................................................................  4
TSAT Merger.................................................................. iv
TSAT Merger Agreement........................................................ iv
TSAT Spin-off................................................................  1
TSAT Tempo Agreement......................................................... 38
TWE..........................................................................  3
TWEAN........................................................................ 12
TWSSI........................................................................ 12
under common control with.................................................... 70 underwriter..................................................................  v
unmatured interest........................................................... 26
Unrestricted Subsidiary...................................................... 59
Unutilized Net Cash Proceeds................................................. 61
USSB......................................................................... 28
Voting Equity Interests...................................................... 84
Weighted Average Life to Maturity............................................ 84
Wholly Owned Restricted Subsidiary........................................... 84
W.L. ........................................................................  1

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


FORWARD LOOKING STATEMENTS................................................... vi

AVAILABLE INFORMATION........................................................vii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................vii

INDEX OF DEFINED TERMS....................................................... ix

PROSPECTUS SUMMARY...........................................................  1
     THE BORROWER............................................................  1
     TSAT....................................................................  1
     Other Restructuring Parties.............................................  2
     The Roll-up Plan........................................................  4
     Risk Factors............................................................  5
     The Notes Offering......................................................  5
                     The Notes...............................................  5
                     Registration Rights
                     Agreements..............................................  5
     The Exchange Offer......................................................  5
                     Securities Offered......................................  6
                     The Exchange Offer......................................  6
                     Expiration Date.........................................  6
                     Conditions to the Exchange Offer........................  7
                     Procedures for Tendering Notes..........................  7
                     Special Procedures for Beneficial Owners................  7
                     Guaranteed Delivery Procedures..........................  7
                     Withdrawal Rights.......................................  7
                     Acceptance of Notes and Delivery of Exchange Notes......  7
                     Federal Income Tax Consequences.........................  8
                     Effect on Holders of Notes..............................  8
                     Exchange Agent..........................................  8
     Summary of Terms of Exchange Notes......................................  8
                     Securities Offered......................................  8
                     Issuer..................................................  8
                     Maturity................................................  8
                     Interest Payment Dates..................................  9
                     Optional Redemption.....................................  9
                     Mandatory Sinking Fund.................................. 10

             Form and Denomination.................................................. 10
             Change of Control...................................................... 10
             Asset Sale Proceeds.................................................... 10
             Certain Covenants...................................................... 10
             Ranking................................................................ 11
             Security............................................................... 11
     Recent Transactions---The ASkyB Transaction.................................... 11
     Summary Financial and Other Data--Historical................................... 12
     Summary Financial and Other Data--Pro Forma.................................... 16

CORPORATE ORGANIZATION.............................................................. 19
     Ownership and Organization Before the Roll-up Plan............................. 19
     Ownership and Organization After the Restructuring Transaction................. 20
     Ownership and Organization After the TSAT Merger............................... 21

RISK FACTORS........................................................................ 22
     History of Losses of TSAT and Other Restructuring Parties...................... 22
     Lack of Operating History of New PRIMESTAR..................................... 22
     Substantial Leverage........................................................... 23
     Subordination of the Exchange Notes............................................ 24
     Ability to Service Debt; Restrictive Covenants; Refinancing Risks.............. 25
     Repurchase of the Exchange Notes upon a Change of Control...................... 25
     Original Issue Discount Consequences of Senior Subordinated Discount Notes..... 26
     Risk of Inability to Receive Postbankruptcy Interest........................... 26
     Risks of Satellite Failure..................................................... 27
     Ability to Manage Growth; Subscriber Churn..................................... 27
     Uncertainties of Operations Following the Restructuring Transaction............ 28
     Competitive Nature of Industry................................................. 28
     Uncertainty Regarding High Power Strategies.................................... 29
     Risks of Adverse Government Regulations and Adjudications...................... 29
     Potential Interference with Satellite Signal................................... 33
     Potential Conflicts of Interest................................................ 33
     Risks Associated with the ASkyB Transaction.................................... 34
     Dependence on Third Party Programmers.......................................... 35
     Risk of Signal Piracy.......................................................... 35
     Risk of Technological Changes.................................................. 35
     Absence of Public Market for the Exchange Notes................................ 36
     Exchange Offer Procedures...................................................... 36

THE BORROWER........................................................................ 36
     TSAT........................................................................... 36
     Other Restructuring Parties.................................................... 38
     The Roll-up Plan............................................................... 39

THE EXCHANGE OFFER.................................................................. 40
     Purpose and Effect of the Exchange Offer....................................... 40
     Terms of the Exchange Offer.................................................... 41
     Expiration Date; Extensions; Amendments........................................ 41
     Interest on Exchange Notes..................................................... 42
     Procedures for Tendering....................................................... 42

     Guaranteed Delivery Procedures................................................. 44
     Withdrawals of Tenders......................................................... 44
     Conditions..................................................................... 45
     Exchange Agent................................................................. 45
     Fees and Expenses.............................................................. 46
     Accounting Treatment........................................................... 46
     Resale of Exchange Notes....................................................... 46
     Consequences of Failure to Exchange............................................ 47
     Other.......................................................................... 47

DESCRIPTION OF THE EXCHANGE NOTES................................................... 47
     General........................................................................ 48
     Ranking........................................................................ 48
     Maturity, Interest and Principal of the Senior Subordinated Notes.............. 49
     Maturity, Interest and Principal of the Senior Subordinated Discount Notes..... 49
     Optional Redemption............................................................ 49
     Selection and Notice of Redemption............................................. 50
     Subordination of the Notes..................................................... 51
     Offer to Purchase upon Change of Control....................................... 52
     Certain Covenants.............................................................. 53
     Events of Default.............................................................. 65
     No Personal Liability of Directors, Officers, Employees, Incorporator and
      Stockholders.................................................................. 66
     Satisfaction and Discharge of Notes Indentures; Defeasance..................... 66
     Governing Law.................................................................. 67
     Modification and Waiver........................................................ 67
     The Trustees................................................................... 68
     Certain Definitions............................................................ 68
     Book-Entry, Delivery and Form.................................................. 84
     Registration Rights............................................................ 85

RECENT TRANSACTIONS---THE ASKYB TRANSACTION......................................... 88

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS........................................... 89
     Senior Subordinated Discount Notes............................................. 90
     Senior Subordinated Notes...................................................... 92
     Exchange of Notes for Exchange Notes Pursuant to the Exchange Offer............ 93
     Backup Withholding and Information Reporting................................... 93
     Other Tax Consequences......................................................... 93

PLAN OF DISTRIBUTION................................................................ 93

VALIDITY OF EXCHANGE NOTES.......................................................... 94

EXPERTS............................................................................. 94

                            PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information, financial statements and pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein. Prior to December 4, 1996 (the "Spin-off Date"), TSAT was a wholly owned subsidiary of Tele-Communications, Inc. ("TCI"). Unless the context otherwise requires, references in this Prospectus to "TSAT" refer to (i) certain businesses of TCI Communications, Inc. ("TCIC"), a subsidiary of TCI, constituting TCI's collective interests ("TCI SATCO") in the Digital Satellite Business before the Spin-off Date and (ii) TSAT and its consolidated subsidiaries on and after the Spin-off Date. As used herein, "Digital Satellite Business" means the business of distributing multichannel programming services directly to consumers in the United States via digital medium power or high power satellite, including the rental and sale of customer premises equipment relating thereto. Additionally, references in this Prospectus to "TCI" and "TCIC" are to TCI and TCIC, respectively, and each of their respective consolidated subsidiaries unless the context indicates otherwise. References to TCI prior to August 4, 1994, refer to TCI's predecessor. For definitions of certain capitalized terms used in this Prospectus Summary and not otherwise defined, see "Index of Defined Terms." Holders of Notes, before tendering their Notes in the Exchange Offer, should carefully consider the matters described under the heading "Risk Factors."



THE BORROWER

TSAT

  General. TSAT is a leading distributor of digital satellite-based television services in the United States. TSAT markets and distributes the PRIMESTAR(R) programming service ("PRIMESTAR(R)"), a medium power digital satellite service, under the brand names "PRIMESTAR By TCI" and "PRIMESTAR By TSAT" and owns an aggregate 20.86% interest in the Partnership, which owns and operates the PRIMESTAR(R) service. As of September 30, 1997, TSAT was the largest distributor of PRIMESTAR(R), with an installed base of approximately 769,000 subscribers, which represented approximately 42.7% of the Partnership's estimated 1.8 million subscribers as of such date. As of September 30, 1997, TSAT's subscribers comprised approximately 888,000 Authorized Units. As used herein, the term "Authorized Units" refers to the number of active authorized satellite receivers or integrated receiver/decoders ("IRDs"), more than one of which may be installed in a subscribing household. PRIMESTAR(R) offers over 160 channels of digital video and audio programming throughout the continental U.S., via medium power satellite, to home satellite dishes ("dishes" or "HSDs") approximately 27 to 36 inches in diameter for most subscribers.

  TSAT was incorporated in Delaware in November 1996. Prior to the Spin-off Date, TSAT was a wholly-owned subsidiary of TCI, which, through various subsidiaries, was engaged in the business of distributing PRIMESTAR(R) since December 1990. TSAT was formed to own and operate TCI's interests in the digital satellite business, in connection with the distribution (the "TSAT Spin-off") by TCI to certain of its stockholders on the Spin-off Date of all the issued and outstanding shares of TSAT Common Stock, to own and operate certain businesses of TCI, constituting all of TCI's interests in the digital satellite business. TSAT's predecessor was incorporated in February 1995 to consolidate TCI's PRIMESTAR(R) distribution business into one subsidiary, and was merged into TSAT in connection with the TSAT Spin-off. TCI is one of the two largest operators of cable systems in the U.S.

  TSAT Series A Common Stock and TSAT Series B Common Stock trade on the
Nasdaq National Market under the symbols "TSATA" and "TSATB," respectively. The mailing address and telephone number of TSAT's principal executive offices are 8085 South Chester, Suite 300, Englewood, Colorado 80112, (303) 712-4600.

  Tempo. Tempo Satellite, Inc. ("Tempo"), a wholly-owned subsidiary of TSAT, holds a construction permit issued by the FCC, authorizing construction of a high power DBS system consisting of two or more satellites delivering DBS service in 11 frequencies at the 119(degrees) West Longitude ("W.L.") orbital position and 11 frequencies at the 166(degrees) W.L. orbital position (the "FCC Permit"). The 119(degrees) W.L. orbital position is one of three such orbital positions available for DBS service to the U.S. which are "full CONUS," meaning that they have a view of the entire continental U.S.

  Tempo is also a party to a satellite construction agreement with Space Systems/Loral, Inc. ("Loral"), dated as of February 22, 1990 (the "Satellite Construction Agreement"), pursuant to which Tempo has arranged for the construction of two high power direct broadcast satellites (together, the "Tempo Satellites") and has an option to purchase up to three additional satellites. Construction of the Tempo Satellites has been completed. One of the Tempo Satellites ("Tempo DBS-1") was launched into TSAT's high power slot at 119(degrees) W.L. on March 8, 1997. The other Tempo Satellite ("Tempo DBS-2") presently serves as a ground spare for Tempo DBS-1.

  Tempo DBS-1 is currently undergoing extended in-orbit testing under the Satellite Construction Agreement. Assuming that such in-orbit testing results in acceptance of the satellite by Tempo under the Satellite Construction Agreement, Tempo DBS-1 would be available for commercial operations in the first quarter of 1998. At current levels of digital compression, Tempo believes that Tempo DBS-1 would be able to deliver approximately 100 channels of digital video and 20 channels of digital audio programming, as operated under the FCC Permit. Tempo expects to use 18 inch dishes for the proposed high power service, the same diameter currently used by other high power DBS providers, in most areas. Tempo currently intends to operate Tempo DBS-1 as a platform to provide high power digital video and audio programming services to residential customers, as well as multiple dwelling units ("MDUs"), commercial customers and resellers.

  The availability and utility of Tempo DBS-1, including the power levels provided by Tempo DBS-1, are subject to risks of satellite defect, loss or reduced performance. Since the launch of Tempo DBS-1, Loral has notified Tempo of at least five separate occurrences of power reductions on Tempo DBS-1. No assurance can be given that further power reductions will not occur in the future. TSAT does not currently know the extent of such power reductions, and cannot confirm the precise causes thereof; however, such reductions could eventually affect the proposed operation of Tempo DBS-1, either alone or together with other events that may arise during the expected life of the satellite. See "Risk Factors--Risks of Satellite Failure."

  Pursuant to an option agreement dated February 8, 1990 between Tempo and the Partnership (the "Tempo Option Agreement"), Tempo has agreed to sell or lease to the Partnership 100% of the capacity of any DBS system constructed by Tempo under the FCC Permit. The capital stock of Tempo is excluded from the assets that TSAT will be transferring to New PRIMESTAR pursuant to the Restructuring Transaction, and accordingly, upon consummation of the Restructuring Transaction, Tempo shall remain a wholly owned subsidiary of TSAT. Tempo is not a Restricted Subsidiary under the Indentures (as such term is defined therein). If the TSAT Merger or the Tempo Sale (as defined herein) is consummated, then New PRIMESTAR shall acquire the capital stock or the assets of Tempo and New PRIMESTAR will operate Tempo's high power DBS system. Otherwise, TSAT expects that such system will be utilized by the Partnership (which, after the Restructuring Transaction, will be a wholly owned subsidiary of New PRIMESTAR) pursuant to the Tempo Option Agreement. See "Risk Factors--Uncertainty Regarding High Power Strategies"; "The Roll-up Plan."

Other Restructuring Parties

  The Partnership. The Partnership owns and operates PRIMESTAR(R), which is the oldest Ku-band satellite television service in the U.S. and has the second largest subscriber base of any U.S. digital satellite television service. In 1990, direct or indirect subsidiaries of TCI and several other large cable operators and GE Americom Services, Inc. ("GEAS"), an indirect subsidiary of General Electric ("GE"), formed the Partnership to acquire, originate and/or provide television programming services for delivery by satellite to subscribers in the continental

U.S. Initially, PRIMESTAR(R) was an analog service limited to seven broadcast television superstations, TV Japan and three pay-per-view stations. In 1994, PRIMESTAR(R) was among the first satellite television services to use digital transmission and compression technology to offer laser-disc-quality image and compact-disc-quality sound. The Partnership has consistently taken advantage of technological improvements and additional available transponder capacity to improve the PRIMESTAR(R) service, which today offers over 160 channels of digital video and audio programming.

  In addition to TSAT, the partners (the "Partners") in the Partnership include
(i) Cox Satellite, Inc. ("Cox SI"), a subsidiary of Cox Communications, Inc. ("Cox"), (ii) Comcast DBS, Inc. ("Comcast DBS"), a subsidiary of Comcast Corporation ("Comcast"), (iii) Continental Satellite Company, Inc. ("Continental"), a subsidiary of US WEST, Inc., the parent of MediaOne of Delaware, Inc. ("MediaOne"), (iv) New Vision Satellite, a partnership controlled by Advance/Newhouse Parntership ("Newhouse"), which is a subsidiary of Newhouse Broadcasting Corporation ("Newhouse Broadcasting"), (v) TW Programming Co., a partnership controlled by Time Warner Entertainment Company, L.P. ("TWE"), which is a subsidiary of Time Warner Inc. ("Time Warner"), and (vi) GEAS, a subsidiary of GE, the parent of GE American Communications, Inc. ("GE Americom"). Each of TSAT (through its subsidiaries) and TW Programming Co. holds a 20.86% Partnership Interest (as defined), each of Cox SI, Comcast DBS, Continental and New Vision Satellite holds a 10.43% Partnership Interest, and GEAS holds a 16.56% Partnership Interest. Time Warner has substantial interests, through its subsidiaries and controlled partnerships, in video programming and distribution, and is one of the two largest operators of cable systems in the U.S. Cox, Comcast and MediaOne are also among the five largest cable system operators.

  The PRIMESTAR(R) programming service includes a variety of advertiser-supported networks (sometimes referred to as "basic cable" channels), a broad selection of movie services, national and regional sports packages and other premium services, and multiplexed pay-per-view programming. The Partnership secures its rights to transmit such programming via satellite by entering into non-exclusive affiliation agreements with programming vendors. In addition to video services, PRIMESTAR(R) includes digital audio and data services, including Ingenius, which provides access to news, business news, stock quotes, sports, weather and entertainment information to subscribers through their personal computers.

  The Partnership currently plans to participate in the high power segment of the digital satellite industry. In that connection, the Partnership has agreed to purchase or lease from Tempo 100% of the capacity of any DBS system constructed by Tempo under the FCC Permit. In addition, the Partnership has entered into the ASkyB Agreement, which provides for the sale and transfer to New PRIMESTAR of the MCI Satellites (as defined herein), certain authorizations granted to MCI by the FCC to operate a DBS business at the 110(degrees) W.L. orbital location using 28 transponder channels, and certain related contracts. The ASkyB Agreement requires New PRIMESTAR to bear certain risks in connection with the process of obtaining the regulatory approval related to such transfers, including the divestiture of all rights of the Partnership and any of the Partners under Tempo's FCC authorizations with respect to the 11 transponder channels at 119(degrees) W.L., if required as a condition to such approval. Consummation of the ASkyB Transaction is contingent on, among other things, receipt of all necessary government and regulatory approvals, and accordingly, no assurance can be given that the ASkyB Transaction will be consummated. See "Recent Transactions---The ASkyB Transaction."

  The mailing address and telephone number of the Partnership's principal executive offices are 3 Bala Plaza West, Suite 700, Bala Cynwyd, Pennsylvania 19004, (610) 617-5300.

  Other PRIMESTAR(R) Distributors. PRIMESTAR(R) is distributed through TSAT and the other distributors of PRIMESTAR(R) (the "Distributors"), each of which is currently affiliated with one or more of the Partners. The Distributors market the PRIMESTAR(R) service and contract with subscribers, in non-exclusive territories assigned by the Partnership. The Distributors set their own retail pricing and are responsible in their respective territories for authorization of subscribers, installation, maintenance and retrieval of customer premises equipment, and billing and collection of monthly and other fees, and the Distributors bear all risks of loss relating thereto. The Partnership performs certain administrative functions for the Distributors, including program acquisition, national marketing, transponder leasing and certain technical functions, and passes along the costs relating thereto to the Distributors.

  New PRIMESTAR. New PRIMESTAR, a newly formed Delaware corporation, is currently a wholly-owned subsidiary of TSAT that has not conducted any significant activities other than those incident to its formation, the execution of the agreements relating to the Restructuring Transaction to which it is a party and financing activities relating to the Restructuring Transaction. As a result of the Restructuring Transaction, PRIMESTAR will acquire all the assets and liabilities of TSAT other than the capital stock of Tempo and certain agreements, the interests in the Partnership ("Partnership Interests") of the other Partners and the PRIMESTAR(R) subscribers and related assets and liabilities of the other Distributors. It is expected that, measured by the number of subscribers, New PRIMESTAR will be the second largest provider of satellite television services in the United States. The mailing address and the telephone number of New PRIMESTAR's principal executive offices are 8085 South Chester, Suite 300, Englewood Colorado 80122, (303) 712-4600.

Roll-up Plan

  Restructuring Transaction. On February 6, 1998, TSAT entered into (i) a Merger and Contribution Agreement dated as of February 6, 1998 (together with exhibits and schedules thereto, the "Restructuring Agreement"), among TSAT, New PRIMESTAR, TWE, Newhouse, Comcast, Cox, MediaOne (together with TWE, Newhouse, Comcast and Cox, collectively, hereinafter referred to as the "Series C Stockholders") and GE Americom, and (ii) an Asset Transfer Agreement dated as of February 6, 1998 (together with the exhibits and schedules thereto, the "TSAT Asset Transfer Agreement"), between TSAT and New PRIMESTAR. In addition, on February 6, 1998, TSAT entered into the TSAT Merger Agreement, between TSAT and New PRIMESTAR, pursuant to which TSAT shall merge with and into New PRIMESTAR, with New PRIMESTAR as the surviving corporation. The TSAT Merger Agreement is subject to regulatory approval and other closing conditions set forth in the TSAT Merger Agreement. The transactions contemplated under the Restructuring Agreement and the TSAT Asset Transfer Agreement comprise the Restructuring Transaction, which, if consummated, shall result in New PRIMESTAR's owning the entire PRIMESTAR(R) digital satellite business. Upon consummation of the Restructuring Transaction, TSAT and its former Partners (or their respective affiliates) will, in the aggregate, own all the outstanding capital stock of New PRIMESTAR.

  Pursuant to the Restructuring Agreement and the TSAT Asset Transfer Agreement, upon the terms and subject to the conditions set forth therein, TSAT will contribute and transfer to New PRIMESTAR all of TSAT's assets and liabilities (the "TSAT Business"), except (i) the capital stock of Tempo, a wholly-owned subsidiary of TSAT that holds certain authorizations granted by the FCC and other assets and liabilities relating to a proposed direct broadcast system being constructed by Tempo, (ii) the consideration to be received by TSAT in the Restructuring Transaction and (iii) the rights and obligations of TSAT under certain agreements. Accordingly, upon consummation of the Restructuring Transaction and the effectiveness of the Assumption, TSAT's obligations under the Notes and the Exchange Notes shall be assumed by New PRIMESTAR.

  In addition, upon the terms and subject to the conditions set forth in the Restructuring Agreement, each of Comcast DBS, Comcast Satellite Communications, Inc. ("Comcast SCI" and, together with Comcast DBS, "Comcast Satellite"), Cox SI and GEAS, respectively, will merge with and into New PRIMESTAR, in accordance with the terms and subject to the conditions of its respective Merger Agreement, and New PRIMESTAR will be the surviving corporation of each such Merger. Pursuant to asset transfer agreements, each of TWE, Newhouse and MediaOne (and its subsidiaries) will assign and transfer to New PRIMESTAR all of such party's rights, title and interests in, to and under such party's Partnership Interest and PRIMESTAR Assets, and New PRIMESTAR will assume all of such party's PRIMESTAR Liabilities (as defined herein).

  Under the terms of the Restructuring Agreement, TSAT will own approximately 36% of the outstanding shares of common equity of New PRIMESTAR at the closing of the Restructuring Transaction, and TWE and Newhouse (collectively), Comcast, MediaOne, Cox and GE Americom will own approximately 31%, 10%, 9%, 9% and 5%, respectively, of the outstanding shares of common equity of New PRIMESTAR at closing, subject in each case to adjustments based on closing subscriber counts.

  The TSAT Merger. The Restructuring Transaction comprises the first step in TSAT's proposed two-step Roll-up Plan. The second step of the Roll-up Plan consists of the TSAT Merger, pursuant to which TSAT shall merge with and into New PRIMESTAR, with New PRIMESTAR as the surviving corporation, in accordance with the TSAT Merger Agreement. It is expected that the TSAT Merger shall be consummated after the consummation of the Restructuring Transaction. Consummation of the Restructuring Transaction and the TSAT Merger are subject to approval of the stockholders of TSAT. TSAT has called a special meeting of its stockholders, to be held on March 6, 1998, to consider and vote upon the Restructuring Transaction and the TSAT Merger. In addition, TSAT Merger is subject to regulatory approval and other closing conditions set forth in the TSAT Merger Agreement; accordingly, although the Roll-up Plan envisions that the TSAT Merger will be consummated upon consummation of the Restructuring Transaction, there can be no assurance that the TSAT Merger will be consummated, even if the Restructuring Transaction is consummated.

  In connection with the TSAT Merger (i) each outstanding share of TSAT Series A Common Stock will be converted into the right to receive one share of Class A Common Stock of New PRIMESTAR, par value of $.01 per share ("New PRIMESTAR Class A Common Stock") and (ii) each outstanding share of TSAT Series B Common Stock will be converted into the right to receive one share of Class B Common Stock of New PRIMESTAR, par value of $.01 per share ("New PRIMESTAR Class B Common Stock"). Each share of New PRIMESTAR's common stock then held by TSAT will be canceled. As a result of the TSAT Merger, stockholders of TSAT, at closing, will own approximately 34% of the outstanding shares of New PRIMESTAR Common
Stock.


RISK FACTORS

  In reviewing this Prospectus, holders of the Notes should carefully consider the matters described under the heading "Risk Factors" beginning on page
22.


THE NOTES OFFERING

THE NOTES           The Notes were sold by the Borrower on February 20, 1997,
NOTES               pursuant to the Offering and were subsequently resold
                    to qualified institutional buyers (as defined in Rule 144A under the Securities Act) and institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), pursuant to Rule 144A under the Securities Act. As of the date hereof, there are $200,000,000 aggregate principal amount of Senior
                    Subordinated Notes and $275,000,000 aggregate principal amount at maturity of Senior Subordinated Discount Notes outstanding.

                    The Senior Subordinated Notes were issued at par. The Senior Subordinated Discount Notes were issued at a discount to their aggregate principal amount at maturity, with a yield to maturity calculated from the issuance date of 12 1/4% (computed on a semi-annual bond equivalent basis).

REGISTRATION RIGHTS
AGREEMENTS          In connection with the Notes Offering, the Borrower entered into the Registration Rights Agreements, which grant the holders of the Notes certain exchange and registration rights.

                        The Exchange Offer is intended to satisfy such exchange and registration rights, which terminate upon the consummation of the Exchange Offer. TSAT shall not receive any proceeds from the Exchange Offer, but pursuant to the Registration Rights Agreement, TSAT shall bear certain expenses relating to the Exchange Offer.

THE EXCHANGE OFFER

SECURITIES OFFERED      $200,000,000 aggregate principal amount of 10 7/8%
                        Senior Subordinated Notes due February 15, 2007 and
                        $275,000,000 aggregate principal amount at maturity of 12 1/4% Senior Subordinated Discount Notes due February
                        15, 2007.

THE EXCHANGE OFFER      $1,000 principal amount of the Senior Subordinated
                        Exchange Notes in exchange for each $1,000 principal amount of Senior Subordinated Notes, and $1,000 principal amount at maturity of the Senior Subordinated
                        Discount Exchange Notes in exchange for each $1,000 principal amount at maturity of Senior Subordinated
                        Discount Notes. The Borrower will issue the Exchange
                        Notes to holders on or promptly after the Expiration
                        Date.

                        Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Borrower believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Borrower within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                        Broker-dealers who have acquired Notes directly from TSAT are not permitted to exchange such Notes in the Exchange Offer.

                        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Borrower has agreed that, for a period of 180 days after the Expiration Date, the Borrower will make this Prospectus available to any broker-dealer for use in connection with any such resale.

                        Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Borrower.

EXPIRATION DATE         5:00 p.m., New York City time, on             1998,
                        unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

CONDITIONS TO THE
EXCHANGE OFFER          The Exchange Offer is subject to certain customary
                        conditions, which may be waived by the Borrower. See
                        "The Exchange Offer--Conditions."

PROCEDURES FOR
TENDERING NOTES         Each holder of Notes wishing to accept the Exchange
                        Offer must complete, sign and date the accompanying
                        Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the Exchange
                        Agent at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Borrower that, among other things, the holder or the person receiving such Exchange Notes, whether or not such person is the holder, is acquiring the Exchange
                        Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes.
                        In lieu of physical delivery of the certificates representing Notes, tendering holders may transfer Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer--Procedures for Tendering."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS       Any beneficial owner whose Notes are registered in the
                        name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

GUARANTEED DELIVERY
PROCEDURES              Holders of Notes who wish to tender their Notes and
                        whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed
                        Delivery Procedures."

WITHDRAWAL RIGHTS       Tenders may be withdrawn at any time prior to 5:00 p.m.,
                        New York City time,
                        on the Expiration Date pursuant to the procedures described under "The Exchange Offer--Withdrawal of Tenders."

ACCEPTANCE OF NOTES AND
DELIVERY OF EXCHANGE    The Borrower will accept for exchange any and all Notes
NOTES TENDERED          that are properly in the Exchange Offer prior to 5:00
                        p.m., New York City time, on the Expiration Date. The
                        Exchange Notes issued pursuant to the Exchange Offer
                        will be delivered on or prior to five days following the
                        Expiration Date. See "The Exchange Offer--Terms of the
                        Exchange Offer."
FEDERAL INCOME TAX
CONSEQUENCES            The exchange pursuant to the Exchange Offer should not
                        be a taxable event for federal income tax purposes. See
                        "Certain Federal Income Tax Considerations."

EFFECT ON HOLDERS OF    As a result of the making of  the Exchange Offer, the
NOTES FULFILLED         Borrower will have certain of its obligations under the
                        Registration Rights Agreements, and holders of Notes who do not tender their Notes will not have any further registration rights under the Registration Rights
                        Agreements or otherwise. Such holders will continue to hold the untendered Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indentures, except to the extent such rights or limitations, by their terms, terminate or cease to be in effect as a result of the Exchange Offer.
                        All untendered Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the untendered Notes could be adversely affected.

EXCHANGE AGENT          The Bank of New York.



SUMMARY OF TERMS OF EXCHANGE NOTES

  The Exchange Notes are substantially identical with respect to their form and the terms contained therein (including principal amounts, interest rate, maturity and redemption rights) to the Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the offering and sale of the Exchange Notes has been registered under the Securities Act and, therefore, the Exchange Notes will not bear certain legends restricting the transfer thereof and (ii) the holders of Exchange Notes will not be entitled to further registration rights under the Registration Rights Agreements, which rights will be satisfied when the Exchange Offer is consummated. Each tranche of the Exchange Notes will be issued as a separate series of notes pursuant to the same Indenture governing the corresponding tranche of Notes for which such tranche of Exchange Notes will be exchanged, which Indentures will be qualified under the TIA. Holders of the Exchange Notes will be entitled to substantially identical benefits under the Indentures (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification of such trust indenture under the TIA). See "Description of the Exchange
Notes."

SECURITIES OFFERED      $200,000,000 aggregate principal amount of 10 7/8%
                        Senior Subordinated Notes
                             due February 15, 2007 and $275,000,000 aggregate principal amount at maturity of 12 1/4% Senior Subordinated Discount Notes due February 15, 2007.

ISSUER                       TCI Satellite Entertainment, Inc.

MATURITY

Senior Subordinated
Exchange Notes               February 15, 2007

Senior Subordinated
Discount Exchange
Notes                        February 15, 2007

INTEREST PAYMENT DATES

Senior Subordinated
Exchange Notes               Cash interest on the Senior Subordinated Exchange
                             Notes will accrue from February 20, 1997 at a rate of 10 7/8% per annum and will be payable semi-annually in arrears on each February 15 and August
                             15, commencing August 15, 1998. See "Description of the Exchange Notes--Maturity, Interest and
                             Principal of the Senior Subordinated Notes."

Senior Subordinated
Discount Exchange Notes      Cash interest will not accrue or be payable on the
                             Senior Subordinated Discount Exchange Notes prior to February 15, 2002. Thereafter, cash interest on the Senior Subordinated Discount Exchange Notes will accrue at a rate of 12 1/4% per annum and will be payable semi-annually in arrears on each February 15 and August 15, commencing August 15,
                             2002; provided, however, that at any time prior to February 15, 2002, the Borrower may make a Cash
                             Interest Election on any interest payment date to commence the accrual of cash interest from and after the Cash Interest Election Date, in which case the outstanding principal amount at maturity of each Senior Subordinated Discount Exchange Note will on such interest payment date be reduced to the Accreted Value of such Senior Subordinated
                             Discount Exchange Note as of such interest payment date, and cash interest (accruing at a rate of 12 1/4% per annum from the Cash Interest Election
                             Date) shall be payable with respect to such Senior
                             Subordinated Discount Exchange Note on each interest payment date thereafter. See "Description of the Exchange Notes--Maturity, Interest and Principal of the Senior Subordinated Discount
                             Notes."

OPTIONAL REDEMPTION          The Exchange Notes will be redeemable at the option
                             of the Borrower, in whole or in part, at any time on or after February 15, 2002 at the redemption prices set forth under "Description of the Exchange
                             Notes--Optional Redemption," plus accrued and unpaid interest thereon, if any, to the date of redemption. In addition, prior to February 15, 2000, the Borrower, other than in any circumstance resulting in a Change of Control, may redeem the Senior

                        Subordinated Exchange Notes and the Senior Subordinated Notes in an aggregate amount of up to 35% of the principal amount of Senior Subordinated Notes originally issued at a redemption price equal to 110.875% of the principal amount so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date and may redeem the Senior Subordinated Discount Exchange Notes and the Senior Subordinated Discount Notes in an aggregate amount of up to 35% of the principal amount at maturity of Senior Subordinated Discount Notes originally issued at a redemption price equal to 112.250% of the Accreted Value thereof on the redemption date (or, if a Cash Interest Election has been made, 112.250% of the principal amount at maturity so redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption), in each case with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Borrower or (b) a sale or series of related sales of Qualified Equity Interests of the Borrower to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Borrower of at least $100.0 million in the aggregate; provided, however, that (i) immediately after giving effect to the redemption, the sum of the outstanding principal amount of the Senior Subordinated Notes plus the outstanding principal amount of the Senior Subordinated Exchange Notes equals at least 65% of the originally issued principal amount of Senior Subordinated Notes and (ii) immediately after giving effect to the redemption, the sum of the outstanding principal amount at maturity of the Senior Subordinated Discount Notes plus the outstanding principal amount at maturity of the Senior Subordinated Discount Exchange Notes equals at least 65% of the originally issued principal amount at maturity of Senior Subordinated Discount Notes. See "Description of the Exchange Notes-- Optional Redemption."

MANDATORY SINKING FUND  None.

FORM AND DENOMINATION   The Exchange Notes will be fully registered as to
                        principal and interest in minimum denominations of $1,000 and integral multiples thereof. The Exchange
                        Notes will be initially issued in the form of one or more global notes and deposited with a custodian for and registered in the name of the nominee of The Depository
                        Trust Company. The Exchange Notes will not be issued in certificated, fully registered form, except in the circumstances provided for in the Indentures. See
                        "Description of the Exchange Notes--Form, Denomination and Book-Entry Procedures."

CHANGE OF CONTROL       Following the occurrence of a Change of Control, the
                        Borrower will be required to make an offer to purchase all outstanding Notes and Exchange Notes of each tranche at a purchase price in cash equal to (x) with respect to the Senior Subordinated Exchange Notes and Senior
                        Subordinated Notes, 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase and (y) with respect to the Senior Subordinated Discount Exchange
                        Notes and Senior Subordinated Discount Notes, 101% of the Accreted Value on the date of purchase (unless the date of purchase is on or after the earlier to occur of February 15, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase). See "Description of the Exchange
                        Notes--Offer to Purchase upon Change of Control."

ASSET SALE PROCEEDS     The Borrower will, under certain circumstances, be
                        required to make an offer to purchase Exchange Notes and Notes with the net cash proceeds of certain asset sales or other dispositions of assets at a purchase price in cash equal to (x) with respect to the Senior
                        Subordinated Exchange Notes and the Senior Subordinated
                        Notes, 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase and (y) with respect to the Senior
                        Subordinated Discount Exchange Notes and the Senior
                        Subordinated Discount Notes, 100% of the Accreted Value on the date of purchase (unless the date of purchase is on or after the earlier to occur of February 15, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase). See "Description of the Exchange Notes--
                        Certain Covenants--Disposition of Proceeds of Asset
                        Sales."

CERTAIN COVENANTS       The Indentures contain certain covenants that, among
                        other things, limit the ability of the Borrower and its Restricted Subsidiaries (as defined) to incur additional
                        Indebtedness (as defined), create certain Liens (as defined), make certain Restricted Payments (as defined), permit dividend and other payment restrictions to apply to such Restricted Subsidiaries, enter into certain transactions with Affiliates (as defined) and certain other related persons or consummate certain merger, consolidation or similar transactions. These covenants are subject to a number of significant exceptions and qualifications. See "Description of the Exchange Notes--
                        Certain Covenants."

RANKING The Exchange Notes will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness (as defined) of the Borrower, pari passu in right of payment with all senior subordinated Indebtedness of the Borrower and senior in right of payment to all Subordinated Indebtedness (as defined) of the Borrower. As of December 31, 1997, the Borrower had approximately $79,949,000 of Senior Indebtedness outstanding, of which $48,000,000 represented borrowings under the Bank Credit Facility. the Borrower will not be permitted to incur any debt that is subordinated in right of payment to any Senior Indebtedness of the Borrower and senior in right of payment to the Exchange Notes and Notes. See "Risk Factors--Subordination of the Exchange Notes" and "Description of the Exchange Notes--Subordination of the Exchange Notes." All borrowings under the Bank Credit Facility are guaranteed on a senior basis by all direct and indirect subsidiaries of the Borrower other than Tempo. The Exchange Notes will not be entitled to the benefit of any guarantees, except under the circumstances described under "Description of the Exchange Notes--Certain Covenants--Limitation on Indebtedness."
SECURITY The Notes are not, and the Exchange Notes will not be, entitled to any security.


RECENT TRANSACTIONS---THE ASKYB TRANSACTION.

     In a separate proposed transaction (the "ASkyB Transaction"), pursuant to an asset acquisition agreement, dated as of June 11, 1997 (together with the exhibits and schedules thereto, and as amended from time to time, the "ASkyB Agreement") among the Partnership, The News Corporation Limited ("News Corp."), MCI Telecommunications Corporation, the principal domestic operating subsidiary of MCI Communications Corporation ("MCI"), American Sky Broadcasting LLC, a wholly-owned subsidiary of News Corp. ("ASkyB"), and for certain purposes only, each of the partners of the Partnership (collectively, the "Partners"), New PRIMESTAR will acquire from MCI, News Corp. and ASkyB, as applicable, two high power communications satellites currently under construction (the "MCI Satellites"), certain authorizations granted to MCI by the FCC to operate a direct broadcast satellite ("DBS") business at the 110 W.L. orbital location using 28 transponder channels, and certain related contracts. In consideration, ASkyB will receive non-voting convertible securities of New PRIMESTAR, comprising, subject to closing adjustments, approximately $600 million liquidation value of non-voting convertible preferred stock, $.01 par value per share, of New PRIMESTAR (the "New PRIMESTAR Convertible Preferred Stock") (convertible into approximately 52 million shares of non-voting Class D Common Stock, $.01 par value per share, of New PRIMESTAR ( "New PRIMESTAR Class D Common Stock"), subject to adjustment) and approximately $516 million principal amount of convertible subordinated notes of New PRIMESTAR ("New PRIMESTAR Convertible Subordinated Notes") (convertible into approximately 45 million shares of New PRIMESTAR Class D Common Stock).

  The New PRIMESTAR Convertible Subordinated Notes will be due and payable, and the New PRIMESTAR Convertible Preferred Stock will be mandatorily redeemable, on the tenth anniversary of the date of issuance. The New PRIMESTAR Convertible Preferred Stock will accrue cumulative dividends at the annual rate of 5% of the liquidation value of such shares and the New PRIMESTAR Convertible Subordinated Notes will have an interest rate of 5%. Dividends on the New PRIMESTAR Convertible Preferred Stock and interest on the New PRIMESTAR Convertible Subordinated Notes will be payable in cash or, at the option of New PRIMESTAR, in shares of the non-voting New PRIMESTAR Class D Common Stock, for a period of four years. Thereafter, all dividend and interest payments will be made solely in cash. Shares of New PRIMESTAR Class D Common Stock issued to ASkyB or any of its affiliates upon conversion of such New PRIMESTAR Convertible Preferred Stock and New PRIMESTAR Convertible Subordinated Notes, or in payment of dividend or interest obligations thereunder, will in turn automatically convert into shares of New PRIMESTAR Class A Common Stock, on a one-to-one basis, upon transfer to any person other than ASkyB, News Corp. or any of their respective affiliates. Assuming such a transfer and conversion, and based on the number of shares of New PRIMESTAR Common Stock (as defined below) expected to be issued in the Restructuring Transaction (subject to adjustment as provided in the Restructuring Agreement, the New PRIMESTAR Class D Common Stock into which the New PRIMESTAR Convertible Subordinated Notes and the New PRIMESTAR Convertible Preferred Stock are convertible, would be converted into New PRIMESTAR Class A Common Stock representing approximately 33% of the number of shares of New PRIMESTAR Common Stock and approximately 20% of the combined voting power of the New PRIMESTAR Common Stock outstanding after giving effect to such a transfer and conversion.

  Consummation of the ASkyB Transaction is contingent on, among other things, receipt of all necessary government and regulatory approvals, and accordingly, no assurance can be given that the ASkyB Transaction will be consummated. In addition, it is a condition precedent to the closing of the ASkyB Transaction by New PRIMESTAR that the ASkyB Transaction be approved by the holders of New PRIMESTAR Voting Common Stock, including the former holders of TSAT Common Stock if the TSAT Merger shall have been consummated, at an annual or special meeting of New PRIMESTAR. The ASkyB Agreement provides that if the Restructuring Transaction has not closed by March 8, 1998, and the closing conditions set forth in the ASkyB Agreement have all been satisfied, then News Corp., MCI and ASkyB (collectively, the "ASkyB Transferors") will have the right to transfer to the Partnership the assets contemplated to be transferred to New PRIMESTAR under the ASkyB Transaction, in exchange for such consideration, having an aggregate fair market value equal to the aggregate consideration that would have been received by the ASkyB Transferors pursuant to the ASkyB Transaction had the Restructuring Transaction closed by such date, as the Partnership and the ASkyB Transferors shall mutually agree.

SUMMARY FINANCIAL AND OTHER DATA -- HISTORICAL

  The following table presents summary financial data relating to (a) the historical financial position as of September 30, 1997, of (i) TSAT, (ii) the PRIMESTAR(R) distribution businesses of the other Distributors (Time Warner Satellite Services Group, a combination of the DBS operations conducted by TWE and the Time Warner Entertainment-Advance/Newhouse Partnership ("TWEAN"), a joint venture between TWE and Newhouse ("TWSSI"), Cox Communications, Inc.-- Direct Broadcast Satellite Business ("Cox Satellite"), Comcast Satellite and MediaOne, Inc.--Direct Broadcast Satellite Business ("MediaOne Satellite")) and
(iii) the Partnership, and (b) the historical results of operations of TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite' and the Partnership for the nine months ended September 30, 1997 and the year ended December 31, 1996. The historical financial data for the year ended December 31, 1996 has been derived from the respective audited financial statements of TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite and the Partnership. The historical data as of, and for the nine months ended, September 30, 1997 has been derived from unaudited information. The following information should be read in conjunction with the "SELECTED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," which are set forth in the respective historical financial statements and notes thereto of TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite and the Partnership, which are incorporated herein by reference to TSAT's Current Report on Form 8-K dated February 11, 1998, and is qualified in its entirety by reference to the Primary and Supplemental Condensed Pro Forma Combined Financial Statements and notes thereto of New PRIMESTAR, which are incorporated by reference into this Prospectus, and such historical financial statements and notes thereto of TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite and the Partnership. Such historical financial statements present historical financial information with respect to TSAT, the Partnership and the PRIMESTAR Assets and Partnership Interests of each of TWE/Newhouse, Comcast, Cox and MediaOne, which assets, together with the Partnership Interest indirectly held by GE, will be consolidated into New PRIMESTAR pursuant to the Restructuring Transaction.

                                                               Nine months ended September 30, 1997
                                            -----------------------------------------------------------------------------
                                                                                      Comcast     MediaOne
                                                TSAT       TWSSI     Cox Satellite   Satellite    Satellite   Partnership
                                            ----------  ----------   -------------  -----------  ----------   -----------
                                                                      amounts in thousands
Summary Operating Data
Revenue (1)............................     $  406,072    276,158          78,773       81,057       77,955       450,973
Operating, selling, general and
  administrative.......................       (351,405)  (226,894)        (70,732)     (71,826)     (65,591)     (480,302)
Depreciation and amortization..........       (177,415)   (48,724)        (31,041)     (21,248)     (18,875)       (2,856)
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Operating income (loss)..............       (122,748)       540         (23,000)     (12,017)      (6,511)      (32,185)
Interest expense.......................        (33,965)   (20,637)         (8,034)     (11,481)      (4,591)      (13,130)
Share of losses of the Partnership.....        (11,610)   (11,424)         (4,259)      (4,352)      (4,886)           --
Other, net.............................          1,779     (1,097)           (388)         232         (123)        1,453
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Loss before income taxes.............       (166,544)   (32,618)        (35,681)     (27,618)     (16,111)      (43,862)
Income tax benefit.....................             --         --          12,621           --        6,047            --
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Net loss.............................       (166,544)   (32,618)        (23,060)     (27,618)     (10,064)      (43,862)
                                            ==========  ==========   =============  ===========  ==========   ===========
Other Data
Operating Cash Flow (deficit) (2)......     $   59,274     49,264           8,041        9,231       12,364       (29,329)
Capital expenditures...................     $  156,510    100,348          47,042       57,916       39,647        19,309

                                                                     (continued)

                                                                        Year ended December 31, 1996
                                            -----------------------------------------------------------------------------
                                                                                      Comcast     MediaOne
                                                TSAT       TWSSI     Cox Satellite   Satellite    Satellite   Partnership
                                            ----------  ----------   -------------  -----------  ----------   -----------
                                                                        amounts in thousands
Summary Operating Data
Revenue (1)............................     $  417,461    277,083          68,291       65,574       68,879       412,999
Operating, selling, general and
  administrative.......................       (410,390)  (241,566)        (66,146)     (62,021)     (60,107)     (426,561)
Depreciation and amortization..........       (191,355)   (45,449)        (21,704)     (17,956)     (14,740)       (3,261)
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Operating loss.......................       (184,284)    (9,932)        (19,559)     (14,403)      (5,968)      (16,823)
Interest expense.......................         (2,023)   (20,921)         (6,898)      (8,442)     (11,914)         (737)
Share of losses of the Partnership.....         (3,275)    (5,314)         (1,397)      (1,647)      (1,830)           --
Other, net.............................          3,641     (1,054)           (151)         126          (87)        1,858
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Loss before income taxes.............       (185,941)   (37,221)        (28,005)     (24,366)     (19,799)      (15,702)
Income tax benefit.....................         45,937         --           9,791           --        7,842            --
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Net loss.............................     $ (140,004)   (37,221)        (18,214)     (24,366)     (11,957)      (15,702)
                                            ==========  ==========   =============  ===========  ==========   ===========
Other Data
Operating Cash Flow (deficit) (2)......     $    6,625     35,517           2,145        3,553        8,772       (13,562)
Capital expenditures...................     $  401,406    169,793          70,522       68,008       73,602       116,345

                                                                     (continued)

                                                                         September 30, 1997
                                            -----------------------------------------------------------------------------
                                                                                      Comcast     MediaOne
                                                TSAT       TWSSI     Cox Satellite   Satellite    Satellite   Partnership
                                            ----------  ----------   -------------  -----------  ----------   -----------
                                                                         amounts in thousands
Summary Balance Sheet Data
Cash, receivables and prepaids.........     $   41,257     17,715           9,078        6,824       38,574       160,013
Investment in, and related
  advances to the Partnership..........         19,952     28,494          10,214        9,122       31,984            --
Property and equipment, net of
  accumulated depreciation:
  Satellites...........................        463,133         --              --           --           --       543,070
  Other................................        636,225    447,898         114,823      107,929      154,398        17,073
                                            ----------  ----------   -------------  -----------  ----------   -----------
                                             1,099,358    447,898         114,823      107,929      154,398       560,143
Intangible assets......................             --         --              --           --       31,932            --
Other assets...........................         28,479         93           8,572       25,145          349            96
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Total assets.........................     $1,189,046    494,200         142,687      149,020      257,237       720,252
                                            ==========  ==========   =============  ===========  ==========   ===========
Payables, accruals and other
  operating liabilities................     $  152,479     74,313          17,554       41,891       46,202        81,540
Due to the Partnership.................        463,133         --              --           --           --            --
Debt...................................        365,760    513,104         199,348      174,436      209,882       555,000
Deferred income taxes..................             --         --          (1,956)          --       13,417            --
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Total liabilities....................        981,372    587,417         214,946      216,327      269,501       636,540
Equity (deficit).......................        207,674    (93,217)        (72,259)     (67,307)     (12,264)       83,712
                                            ----------  ----------   -------------  -----------  ----------   -----------
  Total liabilities and equity.........     $1,189,046    494,200         142,687      149,020      257,237       720,252
                                            ==========  ==========   =============  ===========  ==========   ===========

-----------------

(1) Revenue of TSAT, TWSSI, Cox Satellite, Comcast Satellite and MediaOne Satellite is primarily comprised of installation and monthly service revenue received from subscribers to the PRIMESTAR(R) service. The Partnership derives its revenue by providing satellite capacity and programming, national marketing and distribution services to the Distributors.

(2) Operating Cash Flow (deficit), which represents operating income (loss) before depreciation, amortization and stock compensation, is a commonly used measure of value and borrowing capacity within the direct broadcast satellite industry, and is not intended to be a measure of performance in accordance with generally accepted accounting principles and should not be relied on as such. Furthermore, Operating Cash Flow (deficit) may not be comparable to similarly titled measures reported by other companies. Operating Cash Flow (deficit) should be viewed in conjunction with cash flows measured in accordance with generally accepted accounting principles. For information concerning such cash flows, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources" of TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite and the Partnership, and the statements of cash flows included in the historical financial statements of TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite and the Partnership, which are incorporated by reference in this Prospectus.

SUMMARY FINANCIAL AND OTHER DATA--PRO FORMA

     The following table presents summary financial data relating to TSAT's and New PRIMESTAR's unaudited pro forma combined financial position as of September 30, 1997 and TSAT's and New PRIMESTAR's unaudited pro forma combined results of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996. The unaudited pro forma summary operating data gives effect to the indicated transactions as of January 1, 1996. The unaudited pro forma balance sheet data gives effect to the indicated transactions as of September 30, 1997. The unaudited pro forma combined data does not purport to be indicative of the results of operations or financial position that may be obtained in the future or that actually would have been obtained had such transactions occurred on such dates. The following information should be read in conjunction with the "SELECTED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," which are set forth in the respective historical financial statements and notes thereto of TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite and the Partnership, which are incorporated herein by reference to TSAT's Current Report on Form 8-K dated February 11, 1998, and is qualified in its entirety by reference to the Primary and Supplemental Condensed Pro Forma Combined Financial Statements and notes thereto of New PRIMESTAR, which are incorporated by reference into this Prospectus, and such historical financial statements and notes thereto of TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite and the Partnership. Such historical financial statements present historical financial information with respect to TSAT, the Partnership and the PRIMESTAR Assets and Partnership Interests of each of TWE, Newhouse, Comcast, Cox and MediaOne, which assets, together with the Partnership Interest indirectly held by GE, will be consolidated into New PRIMESTAR pursuant to the Restructuring Transaction.

                                                                   Nine months ended September 30, 1997
                                          -----------------------------------------------------------------------------------
                                                                  Roll-up Plan
                                          --------------------------------------------------------------
                                                                                                            New PRIMESTAR
                                                                                      New PRIMESTAR         pro forma for
                                                                 New PRIMESTAR        pro forma for         Restructuring
                                             TSAT pro forma      pro forma for        Restructuring        Transaction, TSAT
                                            for Restructuring    Restructuring     Transaction and TSAT     Merger and ASkyB
                                             Transaction (1)    Transaction (2)         Merger (3)          Transaction (3)
                                            -----------------   ---------------    --------------------    -----------------
                                                          amounts in thousands, except per share amounts
Summary Operating Data
Revenue................................     $              --           920,015                 920,015              920,015
Operating, selling, general and
  administrative.......................                    --          (809,289)               (809,289)            (809,289)
Depreciation and amortization..........                    --          (442,179)               (442,179)            (442,179)
                                            -----------------   ---------------    --------------------    -----------------
Operating loss.........................                    --          (331,453)               (331,453)            (331,453)
Interest expense.......................                    --           (83,375)                (83,375)            (102,736)
Shares of losses of New PRIMESTAR......              (129,958)               --                      --                   --
Other, net.............................                    --             1,856                   1,856                1,856
                                            -----------------   ---------------    --------------------    -----------------
  Loss before income taxes.............              (129,958)         (412,972)               (412,972)            (432,333)
Income tax benefit.....................                    --            51,977                  51,977               59,721
                                            -----------------   ---------------    --------------------    -----------------
Net loss...............................              (129,958)         (360,995)               (360,995)            (372,612)
Dividend requirement on preferred
  stock................................                    --                --                      --              (22,500)
                                            -----------------   ---------------    --------------------    -----------------
Net loss attributable to common
  stockholders.........................     $        (129,958)         (360,995)               (360,995)            (395,112)
                                            =================   ===============    ====================    =================
Pro forma net loss per share...........     $           (1.95)                                    (1.83)               (2.00)
                                            =================                      ====================    =================

                                                                     (continued)

                                                                       Year ended December 31, 1996
                                          -----------------------------------------------------------------------------------
                                                                  Roll-up Plan
                                          --------------------------------------------------------------
                                                                                                            New PRIMESTAR
                                                                                      New PRIMESTAR         pro forma for
                                                                 New PRIMESTAR        pro forma for         Restructuring
                                             TSAT pro forma      pro forma for        Restructuring        Transaction, TSAT
                                            for Restructuring    Restructuring     Transaction and TSAT     Merger and ASkyB
                                             Transaction (1)    Transaction (2)         Merger (3)          Transaction (3)
                                            -----------------   ---------------    --------------------    -----------------
                                                          amounts in thousands, except per share amounts
Summary Operating Data
Revenue................................     $              --           897,288                 897,288             897,288
Operating, selling, general and
  administrative.......................                    --          (847,885)               (847,885)           (847,885)
Depreciation and amortization..........                    --          (520,212)               (520,212)           (520,212)
                                            -----------------   ---------------    --------------------    -----------------
  Operating loss.......................                    --          (470,809)               (470,809)           (470,809)
Interest expense.......................                    --           (51,134)                (51,134)            (76,949)
Share of losses of New PRIMESTAR.......              (134,170)               --                      --                  --
Other, net.............................                    --             4,333                   4,333               4,333
                                            -----------------   ---------------    --------------------    -----------------
  Loss before income taxes.............              (134,170)         (517,610)               (517,610)           (543,425)
Income tax benefit.....................                    --           144,915                 144,915             155,241
                                            -----------------   ---------------    --------------------    -----------------
Net loss...............................              (134,170)         (372,695)               (372,695)           (388,184)
Dividend requirement on preferred
  stock................................                    --                --                      --             (30,000)
                                            -----------------   ---------------    --------------------    -----------------
Net loss attributable to common
  stockholders.........................     $        (134,170)         (372,695)               (372,695)           (418,184)
                                            =================   ===============    ====================    =================
Pro forma net loss per share...........     $           (2.02)                                    (1.89)              (2.12)
                                            =================                      ====================    =================

                                                                     (continued)

                                                                         September 30, 1997
                                          -----------------------------------------------------------------------------------
                                                                  Roll-up Plan
                                          --------------------------------------------------------------
                                                                                                            New PRIMESTAR
                                                                                      New PRIMESTAR         pro forma for
                                                                 New PRIMESTAR        pro forma for         Restructuring
                                             TSAT pro forma      pro forma for        Restructuring        Transaction, TSAT
                                            for Restructuring    Restructuring     Transaction and TSAT     Merger and ASkyB
                                             Transaction (1)    Transaction (2)         Merger (3)          Transaction (3)
                                            -----------------   ---------------    --------------------    -----------------
                                                                         amounts in thousands
Summary Balance Sheet Data
Cash, receivables and prepaids..........    $              --           133,062                 133,062              133,062
Investment in, and related
  advances to the Partnership...........                   --                --                      --                   --
Investment in New PRIMESTAR.............              432,086                --                      --                   --
Property and equipment, net of
  accumulated depreciation:
  Satellites............................              463,133           543,070                 543,070              975,770
  Other.................................                   --         1,220,061               1,220,061            1,220,061
                                            -----------------   ---------------    --------------------    -----------------
                                                      463,133         1,763,131               1,763,131            2,195,831
Intangible assets.......................                   --         1,196,338               1,196,338            1,879,938
Other assets............................                   --            29,760                  29,760               29,760
                                            -----------------   ---------------    --------------------    -----------------
  Total assets..........................    $         895,219         3,122,291               3,122,291            4,238,591
                                            =================   ===============    ====================    =================
Payables, accruals and other operating
  liabilities...........................    $              --           287,198                 287,198              287,198
Due to the Partnership..................              463,133                --                      --                   --
Debt....................................                   --         1,404,496               1,404,496            1,920,796
Deferred income taxes...................                   --           230,360                 230,360              230,360
                                            -----------------   ---------------    --------------------    -----------------
  Total liabilities.....................              463,133         1,922,054               1,922,054            2,438,354
Mandatorily redeemable preferred stock..                   --                --                      --              600,000
Equity..................................    $         432,086         1,200,237               1,200,237            1,200,237
                                            -----------------   ---------------    --------------------    -----------------
  Total liabilities and equity..........    $         895,219         3,122,291               3,122,291            4,238,591
                                            =================   ===============    ====================    =================

--------------
(1) Represents the pro forma financial condition and results of operations of TSAT after giving effect to the TSAT Asset Transfer and other elements of the Restructuring Transaction on the dates indicated in the headnote to this table. For additional information concerning the pro forma adjustments, see the Primary Condensed Pro Forma Combined Financial Statements of New PRIMESTAR, incorporated by reference herein.
(2) Represents a combination of the financial information of TSAT, TWSSI, Cox Satellite, Comast Satellite, MediaOne, the Partnership, and the Partnership Interest held by GE (after eliminating all significant inter-entity transactions) as affected by the assumed consummation of the Restructuring Transaction on the dates indicated in the headnote to this table. For additional information concerning the pro forma adjustments, see the Supplemental Condensed Pro Forma Combined Financial Statements of New PRIMESTAR, incorporated by reference herein.
(3) Represents the pro forma financial condition and results of operations of New PRIMESTAR after giving effect to the indicated transactions on the dates indicated in the headnote to this table. For additional information concerning the pro forma adjustments, see the Primary Condensed Pro Forma Combined Financial Statements of New PRIMESTAR, inorcorporated by reference herein.

                              CORPORATE ORGANIZATION

     The diagrams set forth below illustrate the ownership and organization of New PRIMESTAR and TSAT both prior to the Roll-up Plan and following consummation of the Restructuring Transaction, and the ownership and organization of New PRIMESTAR following consummation of the TSAT Merger.


              OWNERSHIP AND ORGANIZATION BEFORE THE ROLL-UP PLAN

                           [FLOWCHART APPEARS HERE]

        OWNERSHIP AND ORGANIZATION AFTER THE RESTRUCTURING TRANSACTION

                           [FLOWCHART APPEARS HERE]

               OWNERSHIP AND ORGANIZATION AFTER THE TSAT MERGER

                            [FLOWCHART APPEARS HERE]

                                 RISK FACTORS

  Prospective holders of the Exchange Notes should pay careful attention to the following factors in addition to considerations bearing on their individual situations and the other information contained or incorporated by reference herein. The following factors should be read in conjunction with, and are qualified in their entirety by, the financial, business and other information set forth in the financial statements and other documents incorporated by reference in this Prospectus, including, among other things, the information relating to the Roll-up Plan included in TSAT's Current Report of Form 8-K dated February 11, 1998. See "Available Information" and "Incorporation of Certain Documents By Reference" for information concerning such documents incorporated by reference herein or to obtain copies of such documents.


HISTORY OF LOSSES OF TSAT AND OTHER RESTRUCTURING PARTIES

  TSAT has had a limited history as a separate operating entity. From 1990 to 1995, TCI's business of distributing PRIMESTAR(R) was operated by TCIC, the subsidiary of TCI that owns and operates cable systems in the U.S., and during this period of time, such business sustained significant operating losses. TSAT has similarly sustained significant losses in recent periods. TSAT's operating losses were $122,748,000, $81,266,000, $184,284,000, $60,702,000 and $9,144,000
for the nine months ended September 30, 1997 and 1996, and the years ended December 31, 1996, 1995 and 1994, respectively, and TSAT's net losses in such periods were $166,544,000, $56,594,000, $140,004,000, $47,507,000 and
$13,688,000, respectively. Each of the other parties to the Restructuring Transaction have also sustained losses in their PRIMESTAR(R) -related businesses. On a pro forma basis, after giving effect to the Restructuring Transaction, the TSAT Merger and the ASkyB Transaction, New PRIMESTAR would have had operating losses of $331,453,000 and $470,809,000, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, and net losses attributable to common stockholders in such periods of $395,112,000 and $414,184,000, respectively. See the Primary and Supplemental Condensed Pro Forma Combined Financial Statements and notes thereto of New PRIMESTAR, incorporated by reference herein. Improvements in results of operations of the Borrower are largely dependent upon its ability to increase its customer base while maintaining its price structure, reducing the rate at which subscribers terminate their PRIMESTAR(R) service ("churn") and effectively managing its costs. No assurance can be given that any such improvements will occur. In addition, TSAT incurs, and New PRIMESTAR will incur, significant sales commission and installation costs when its customers initially subscribe to the service. Management expects that the costs of acquiring subscribers will continue to be significant so long as a rapid growth rate is maintained. The high cost of obtaining new subscribers also magnifies the negative effects of subscriber churn. See "--Ability to Manage Growth; Subscriber Churn."

  Upon consummation of the Restructuring Transaction, the TSAT Business will be consolidated into New PRIMESTAR. New PRIMESTAR will be a significantly larger entity than TSAT, and it is anticipated that New PRIMESTAR will initially incur significantly greater losses than TSAT due primarily to disproportionately higher levels of depreciation, amortization and interest expense. In addition, New PRIMESTAR intends to develop a high power DBS service, and New PRIMESTAR may determine to migrate some or all of the existing PRIMESTAR(R) medium power customers to such high power service. Under such circumstances, New PRIMESTAR would necessarily be operating under a different cost structure than that of the TSAT Business.

LACK OF OPERATING HISTORY OF NEW PRIMESTAR

  New PRIMESTAR has had no operating history as a combined operating entity. Since 1990, the business of operating the PRIMESTAR(R) satellite television service has been owned and operated by the Partnership, and the businesses of distributing PRIMESTAR(R) in various territories have been separately operated by the Distributors. Following the Restructuring Transaction, the management of New PRIMESTAR will have to integrate such separate businesses and to develop and implement new business plans, policies, strategies and procedures to operate the PRIMESTAR(R) business on a consolidated basis. Certain of such plans, policies, strategies and procedures may be different from, or additional to, the plans, policies, strategies and procedures utilized by the Partnership and the Distributors separately prior to consummation of the Restructuring Transaction. Any material delay in developing and implementing such plans, policies, strategies or procedures, or any other material difficulties that may be experienced in connection with the integration of the PRIMESTAR(R) businesses, could have a material adverse effect on the operations and results of operations of New PRIMESTAR.

SUBSTANTIAL LEVERAGE; ADDITIONAL INDEBTEDNESS LIKELY

  TSAT is highly leveraged and, following consummation of the Restructuring Transaction, New PRIMESTAR will be highly leveraged. As of September 30, 1997, TSAT had approximately $366 million of debt (approximately $476 of debt per subscriber), and on a pro forma basis, after giving effect to the Restructuring Transaction, the TSAT Merger and the ASkyB Transaction, New PRIMESTAR would have had approximately $1.9 billion of debt (approximately $1,056 of debt per subscriber), including (i) an aggregate of $921 million of debt of TSAT and the Partnership that would have been assumed by New PRIMESTAR if the Restructuring Transaction had occurred on September 30, 1997, (ii) an aggregate of $136 million of debt that would have been incurred by New PRIMESTAR to fund the estimated cash that would have been paid to certain of the Partners if the Restructuring Transaction had occurred on September 30, 1997, (iii) an aggregate of $328 million of debt that would have been incurred by New PRIMESTAR to repay the estimated debt that would have been assumed from certain of the Partners if the Restructuring Transaction had occurred on September 30, 1997, and (iv) $516 million estimated principal amount of the New PRIMESTAR Convertible Subordinated Notes that would have been issued by New PRIMESTAR if the ASkyB Transaction had occurred on September 30, 1997. See the historical financial statements and notes thereto of TSAT and the Primary and Supplemental Condensed Pro Forma Combined Financial Statements and notes thereto of New PRIMESTAR, incorporated by reference into this Prospectus.

  New PRIMESTAR will be a significantly larger entity than TSAT and will have significant financial obligations. As described above, New PRIMESTAR will incur or assume a significant amount of debt in connection with the Restructuring Transaction (including the Notes and/or the Exchange Notes). Upon consummation of the ASkyB Transaction, New PRIMESTAR will issue, subject to closing adjustments, approximately $600 million liquidation value of New PRIMESTAR Convertible Preferred Stock and $516 million aggregate principal amount of New PRIMESTAR Convertible Subordinated Notes in connection with the ASkyB Transaction. The New PRIMESTAR Convertible Subordinated Notes will be due and payable, and the New PRIMESTAR Convertible Preferred Stock will be mandatorily redeemable, on the tenth anniversary of the date of issuance. In addition to the debt to be incurred and assumed in connection with the Restructuring Transaction and the ASkyB Transaction, it is anticipated that New PRIMESTAR will be required to seek significant additional debt financing to fund the capital requirements of its business strategies, including the proposed development of a high power DBS service and any possible migration of some or all of the existing PRIMESTAR(R) medium power customers to such high power service. No assurance can be given that New PRIMESTAR will be able to obtain sufficient financial resources in order to satisfy short-term and long-term liquidity requirements. The debt to be assumed by New PRIMESTAR in connection with the Restructuring Transaction will include (i) the PRIMESTAR Credit Facility, which was obtained by the Partnership to finance advances to Tempo for payments due in respect of the construction of the Tempo Satellites, and which is in turn supported by letters of credit arranged for by affiliates of all but one of the Partners,
(ii) the Notes and/or the Exchange Notes and (iii) any amounts outstanding under the Bank Credit Facility. In addition, New PRIMESTAR will be responsible for payments due under (i) the GE-2 Agreement, which provides for the Partnership's use of transponders on GE-2, (ii) certain specified contracts and other obligations that will be assumed by New PRIMESTAR in connection with the ASkyB Transaction, and (iii) various other commitments and contingent liabilities associated with the businesses and assets that will comprise New PRIMESTAR following consummation of the Restructuring Transaction and the ASkyB Transaction. It is anticipated that New PRIMESTAR will also be required to amend and/or refinance the Bank Credit Facility and the PRIMESTAR Credit Facility to the extent they are not earlier refinanced by TSAT and/or the Partnership. As of September 30, 1997, the Partnership's advances to Tempo to finance construction of the Tempo Satellites aggregated $463,133,000, and the Partnership's indebtedness under the PRIMESTAR Credit Facility aggregated $555,000,000, including amounts borrowed to pay interest charges. The maturity date of the PRIMESTAR Credit Facility has been extended to September 30, 1998. Long-term financing alternatives with respect to the Tempo Satellites are currently being evaluated. No assurance can be given that any such long-term financing will be available on acceptable terms.

  The degree to which the Borrower is leveraged may adversely affect the Borrower's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally, and could limit its ability to pursue business opportunities that may be in the interests of the Borrower and its stockholders. The Borrower's ability to repay or refinance its debt will be dependent upon the Borrower's ability to generate substantial cash flow from operations or to obtain additional debt or equity financing. There can be no assurance that the Borrower will be successful in generating sufficient cash flow from operations or in a timely manner or in raising sufficient additional debt or equity financing to enable it to repay or refinance its debt. In addition, the failure of the Borrower to have adequate access to capital may adversely affect the Borrower's ability, or choice, to launch proposed products and services in the time frames discussed herein. Further, the failure to comply with the covenants and other provisions of the Borrower's debt instruments could result in events of default under such instruments. Such events of default could permit acceleration of the debt under such instruments and, in some cases, acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. See "--Ability to Service Debt; Restrictive Covenants; Refinancing Risks."

  In the event that the Restructuring Transaction is not consummated, TSAT believes that its cash and cash equivalents, together with borrowing availability pursuant to the Bank Credit Facility and any funds generated by TSAT's operating activities will be sufficient through December 31, 1998, to fund TSAT's working capital, debt service and currently projected capital expenditure requirements associated with its medium power satellite distribution business . However, to the extent that the Restructuring Transaction is not consummated and TSAT (i) funds all or any significant portion of the cost of the Tempo Satellites, (ii) pursues a strategy with respect to the high power segment of the digital satellite industry that requires significant capital expenditures, (iii) completes any significant acquisitions, (iv) enters into any other business activities that require significant capital investments, (v) is unable (and/or the Partnership is unable) to refinance the Tempo Satellites (to the extent not sold to a person other than the Partnership) without a letter of credit and is unable to post (or arrange for the posting of) such letter of credit, or is required to meet other significant future liquidity requirements in addition to those described above, TSAT anticipates that it would be required to obtain additional debt or equity financing. No assurance can be given, however, that TSAT would be able to obtain additional financing on terms acceptable to it, or at all.

SUBORDINATION OF THE EXCHANGE NOTES

  The Exchange Notes will be junior and subordinated in right of payment to all existing and future Senior Indebtedness of the Borrower, including borrowings under the Bank Credit Facility. By reason of such subordination, in the event of a bankruptcy, insolvency, liquidation or other reorganization of the Borrower, the assets of the Borrower will be available to pay obligations on the Exchange Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on all or any of the Exchange Notes then outstanding. The Borrower will not make any payment with respect to the principal of, or interest on, the Exchange Notes if (i) an event of default exists in the payment of principal or interest with respect to any Senior Indebtedness or (ii) the holders of Designated Senior Indebtedness (as defined) shall have issued a Payment Blockage Notice (as defined). See "Description of the Exchange Notes--Subordination of the Exchange Notes." In addition, under certain circumstances, the payments of principal of, or interest on, the Exchange Notes during the continuation of a default or an event of default under the Bank Credit Facility will constitute an event of default under the Bank Credit Facility.

  As of December 31, 1997, total Senior Indebtedness was $79,949,000, of which $48,000,000 represented borrowings under the Bank Credit Facility at December 31, 1997. All borrowings under the Bank Credit Facility are guaranteed on a senior basis by the Borrower's restricted subsidiaries (currently all of TSAT's subsidiaries except Tempo). Additional Senior Indebtedness may be incurred by the Borrower and guaranteed by its subsidiaries on a senior basis from time to time, subject to certain restrictions.

  The Exchange Notes will not be secured by any of the Borrower's assets. Under the Bank Credit Facility, the obligations of the Borrower and all its domestic subsidiaries (except Tempo) that are at least 80% owned, directly or indirectly, by the Borrower, on a fully diluted basis, will be secured by substantially all the assets of the Borrower and such subsidiaries. If the Borrower becomes insolvent or is liquidated, or if payment under the Bank Credit Facility is accelerated, the lenders under the Bank Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Bank Credit Facility. Accordingly, any claims of such lenders with respect to such assets will be prior to any claim of the holders of the Exchange Notes with respect to such assets. There can be no assurance that the Borrower's assets could be sold quickly enough, or for sufficient amounts, to enable the Borrower to meet its obligations (including its obligations with respect to the

Exchange Notes and any outstanding Notes). The Borrower anticipates that New PRIMESTAR will be required to refinance and/or amend the Bank Credit Facility after consummation of the Restructuring Transaction to the extent it is not earlier amended and/or refinanced prior to such consummation, given that certain terms and conditions thereof would be violated upon consummation of the Restructuring Transaction. No assurance can be given that any such refinancing and/or amendment will be completed on terms acceptable to the Borrower.

  The Exchange Notes will not be guaranteed by any of the Borrower's subsidiaries. All of the Borrower's subsidiaries other than Tempo have unconditionally guaranteed the Bank Credit Facility and, accordingly, claims of holders of Exchange Notes will be structurally subordinated to the claims of such subsidiaries' creditors, including the lenders under the Bank Credit Facility and trade creditors of such subsidiaries. See "Description of the Exchange Notes--Certain Covenants."

ABILITY TO SERVICE DEBT; RESTRICTIVE COVENANTS; REFINANCING RISKS

  TSAT has incurred substantial indebtedness, all of which will be assumed by New PRIMESTAR in connection with the Restructuring Transaction, and it is expected that New PRIMESTAR will incur substantial indebtedness. See "-- Substantial Leverage; Additional Indebtedness Likely." The agreements pursuant to which the Borrower's existing indebtedness was incurred contain, and any additional financing agreements may contain, certain restrictive covenants. The restrictions contained in the existing financing agreements affect, and in some cases limit, among other things, the ability of the Borrower to incur additional indebtedness, redeem or purchase subordinated indebtedness (including the Exchange Notes and any outstanding Notes), create certain liens, make certain restricted payments, permit dividend and other payment restrictions to apply to certain subsidiaries, enter into certain transactions with affiliates and certain other related persons or consummate certain merger, consolidation or similar transactions. In addition to the restrictive covenants described above, such financing agreements require the Borrower to maintain certain financial ratios and to comply with other operating performance tests or other covenants. The failure of the Borrower to maintain such ratios or comply with such other tests or covenants would constitute events of default under such agreements (allowing the creditors to accelerate the maturity of the indebtedness thereunder and may limit the availability of funds under such agreements to amounts less than the stated maximum committed amounts thereunder), notwithstanding the ability of the Borrower to meet its debt service obligations. Although these covenants are subject to a number of significant exceptions and qualifications, these restrictions may inhibit the Borrower ability to manage its business and to react to changing market conditions.

  The Borrower's ability to meet its debt service obligations will be dependent upon the Borrower's future performance, which is subject to numerous factors, many of which are beyond its control. See "--Risks of Satellite Failure" and "- -Uncertainty Regarding High Power Strategies." There can be no assurance that the Borrower will generate sufficient cash flow from operating activities to meet debt service, capital expenditure and working capital requirements. It is anticipated that after consummation of the Restructuring Transaction New PRIMESTAR will be required to amend and/or refinance the Bank Credit Facility and the PRIMESTAR Credit Facility to the extent they are not earlier amended and/or refinanced by TSAT and/or the Partnership. the Borrower expects that the Borrower's other outstanding indebtedness will need to be refinanced at maturity. The Borrower's ability to refinance such indebtedness will depend on, among other things, its financial condition at the time, the restrictions in the instruments governing its indebtedness and other factors, including market conditions, beyond the control of the Borrower. In addition, in the event the Borrower does not generate sufficient cash flow from operating activities to meet debt service requirements, the Borrower may need to seek additional debt or equity financing. There can be no assurance that the Borrower will be successful in generating sufficient cash flow from operating activities or in a timely manner or in raising sufficient additional debt or equity financing on terms that are acceptable to the Borrower, if at all, to enable it to repay or refinance its debt. In the absence of such financing or refinancing, the Borrower could be forced to dispose of assets in order to cover any shortfall in the payments due on its indebtedness and such disposition may occur under circumstances that might not be favorable to realizing the highest price for such assets. In addition, the failure of the Borrower to have adequate access to capital may adversely affect the Borrower's ability, or choice, to commercially launch proposed products and services in the time frames planned by the Borrower. See "--Substantial Leverage; Additional Indebtedness Likely" and "--History of Losses of TSAT and Other Restructuring Parties."

DEFICIENCY OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges of TSAT was less than 1.00 for the nine months ended September 30, 1997, and for the years ended December 31, 1996, 1995 and 1994. Thus, earnings available for fixed charges were inadequate to cover fixed charges for such periods. The amounts of coverage deficiencies were $166,544,000, $185,941,000, $69,365,000 and $20,560,000 for the nine months ended September 30, 1997 and for the years ended December 31, 1996, 1995 and 1994, respectively. TSAT has agreed to reimburse TCI UA 1, Inc., an indirect consolidated subsidiary of TCI Communications, Inc., for any amounts drawn under an irrevocable transferrable letter of credit, which supports the PRIMESTAR Credit Facility. Fixed Charges relating to such agreement of $6,489,000, $8,475,000, $9,888,000 and $3,374,000 for the nine months ended September 30,
1997, and the years ended December 31, 1996, 1995 and 1994, respectively, are included in fixed charges.

REPURCHASE OF THE EXCHANGE NOTES UPON A CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Borrower will be obligated to make an offer to purchase all Exchange Notes and any remaining Notes outstanding at a purchase price in cash equal to (i) with respect to the Senior Subordinated Notes and Senior Subordinated Exchange Notes, 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase and (ii) with respect to the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes, 101% of the Accreted Value on the date of purchase (unless the date of purchase is on or after the earlier to occur of February 15, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase). See "Description of the Exchange Notes--Offer to Purchase upon Change of Control." There can be no assurance that the Borrower will have sufficient funds available at the time of any Change of Control to pay for all of the Exchange Notes and the Notes that might be tendered by holders of Exchange Notes and Notes seeking to accept such offer to purchase. In addition, the Bank Credit Facility contains a covenant prohibiting the Borrower from repurchasing any subordinated indebtedness of the Borrower, including the Exchange Notes and the Notes, the violation of which constitutes an event of default thereunder.

  A "change of control" will constitute an event of default under the Bank Credit Facility, permitting the lenders thereunder to accelerate the repayment of indebtedness thereunder, in which case the subordination provisions of the Exchange Notes and the Notes would require the payment in full of the Bank Credit Facility and any other Senior Indebtedness before the Borrower could distribute cash to purchase the Exchange Notes and the Notes. See "Description of the Exchange Notes--Subordination of the Exchange Notes."

  The pending Restructuring Transaction, if consummated as presently contemplated, will not constitute a Change of Control.

ORIGINAL ISSUE DISCOUNT CONSEQUENCES OF SENIOR SUBORDINATED DISCOUNT NOTES AND SENIOR SUBORDINATED DISCOUNT NOTES

  The Senior Subordinated Discount Notes were issued at a discount from their principal amount at maturity. Upon exchange, holders of Senior Subordinated Discount Notes shall receive Senior Subordinated Exchange Notes having an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of the Senior Subordinated Discount Notes exchanged. Although cash interest is not expected to accrue on the Senior Subordinated Discount Notes (or the Senior Subordinated Discount Exchange Notes exchanged therefor) prior to February 15, 2002, and there are not expected to be any periodic payments of interest on such Notes or such Exchange Notes prior to August 15, 2002 (unless a Cash Interest Election shall have been made), original issue discount (the difference between the "stated redemption price at maturity" and the "issue price," as such terms are defined in the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), and Treasury Regulations thereunder) ("OID") of the Senior Subordinated Discount Exchange Notes and Senior Subordinated Discount Notes will accrete from the issue date of such Exchange Notes and such Notes up to February 15, 2002. Consequently, purchasers of Senior Subordinated Discount Exchange Notes, along with the holders of Senior Subordinated Discount Notes not tendered for Exchange Notes, generally will be required to include amounts in gross income for United States federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. Such amounts in the aggregate will be equal to the difference between the "stated redemption price at maturity" and the "issue price" (inclusive of stated interest). See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences of the purchase, ownership and disposition of the Senior Subordinated Discount Exchange Notes.

  In the event a bankruptcy case is commenced by or against the Borrower under the United States Bankruptcy Code (the "Bankruptcy Code") after the issuance of the Senior Subordinated Discount Exchange Notes, the claim of a holder of Senior Subordinated Discount Exchange Notes and the claim of a holder of Senior Subordinated Discount Notes may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the OID which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any OID that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." To the extent that the Bankruptcy Code differs from the Code in determining the method of amortization of OID, any such holder may realize taxable gain or loss on payment of such holder's claim in bankruptcy.

RISK OF INABILITY TO RECEIVE POSTBANKRUPTCY INTEREST

  Under the Bankruptcy Code, interest accruing after the date of the commencement of bankruptcy proceedings on unsecured or undersecured debt does not give rise to an allowable claim. Accordingly, in the event that the Borrower becomes the subject of proceedings under the Bankruptcy Code, it is expected that interest on the Exchange Notes and any remaining Notes outstanding accruing after the date of commencement of bankruptcy proceedings will not be allowable as a claim, and that no payment or distribution will be made with respect to such postbankruptcy interest.

RISK TO SATELLITE FAILURE

  Limited Life of Satellites.   All satellites have limited useful lives, which
vary as a result of their construction, the durability of their components, the capability of their solar arrays and batteries, the amount of stationkeeping fuel remaining once in orbit, the launch vehicle used and the accuracy of the launch. Since March 10, 1997, the PRIMESTAR(R) service has been transmitted from GE-2, a medium power satellite that was launched into the 85 W.L. orbital position on January 30, 1997, and was declared commercially operational March 6, 1997. The minimum design life of GE-2 is 15 years. There can be no assurance, however, that such satellite will achieve its minimum design life, and the contract with GE Americom does not guarantee the minimum useful life of GE-2. The Borrower could be adversely affected if GE-2 or any other satellite used in connection with its business failed prior to its minimum design life.

  The minimum design life of each of the Tempo Satellites is 12 years. There can be no assurance, however, that either Tempo Satellite will achieve its minimum design life, and the contract with Loral does not guarantee the minimum useful life of the Tempo Satellites.

  Risks of Satellite Defect, Loss or Reduced Performance.    Satellites are
subject to significant risks, including: manufacturing defects affecting the satellite or its components; launch failure resulting in damage to, or destruction of, the satellite or incorrect orbital placement; and damage in orbit caused by asteroids, space debris or electrostatic storms. Such factors may prevent or limit commercial operation or reduce the satellite's useful life. Neither TSAT nor the Partnership is entitled to the benefit of any insurance relating to the operation of GE-2.

  Tempo DBS-1 was outfitted with an antenna suitable for operation at the 119(degrees) W.L. orbital location and was launched into geosynchronous orbit on March 8, 1997, on an Atlas rocket from Cape Canaveral by International Launch Services on behalf of Lockheed Martin Corporation. Tempo DBS-1 is currently undergoing extended in-orbit testing under the Satellite Construction Agreement. Since the launch of Tempo DBS-1, Loral has notified Tempo of at least five separate occurrences of power reductions on Tempo DBS-1. No assurance can be given that further power reductions will not occur in the future. The Borrower does not currently know the extent of such power reductions, and cannot confirm the precise causes thereof; however, such reductions could eventually affect the proposed operation of Tempo DBS-1, either alone or together with other events that may arise during the expected life of the satellite. The Borrower believes that Tempo DBS-1 may not fully comply with specifications, but has not yet determined the extent of any such non-compliance. Tempo and Loral are currently engaged in discussions regarding this matter, including the timing, extent and methodology of any further tests to be conducted and the terms of any monetary settlement with respect to the satellite to which Tempo may be entitled under the Satellite Construction Agreement. A defect or damage affecting Tempo DBS-1 could cause a substantial monetary loss to the Borrower.

  The Borrower is entitled to the benefit of certain limited warranties and insurance coverage relating to the Tempo Satellites pursuant to the Satellite Construction Agreement with Loral. However, such warranties and insurance coverage might not be sufficient to compensate it for all of its losses in the event of a partial or total satellite failure or casualty, even if such failure or casualty were a covered loss.

ABILITY TO MANAGE GROWTH; SUBSCRIBER CHURN

  TSAT'S business and the businesses of the Partnership and the other Distributors have grown rapidly since 1994, when the Partnership completed its adoption of digital technology. The Borrower believes that such rapid growth has been a factor in the increases it has experienced in both subscriber churn and bad-debt write-offs. The ability of the Borrower to continue its expansion and increase its customer base while maintaining its price structure, reducing its churn rate and managing costs will depend upon, among other things, the Borrower's ability to manage its growth effectively. To manage growth effectively, the Borrower must continue to develop its internal and external sales force, installation capability, customer service team and information systems, maintain its relationships with third party vendors and implement efficient procedures to mitigate subscriber credit risk. The Borrower will also need to continue to grow, train and manage its employee base, and its management will be required to assume greater levels of responsibility. If the Borrower is unable to manage its growth effectively, the Borrower's business and results of operations could be materially adversely effected.

  During the nine months ended September 30, 1997 and 1996, and the years ended December 31, 1996, 1995 and 1994, (i) the Borrower's annualized subscriber churn rate (which represents the annualized number of subscriber terminations divided by the weighted average number of subscribers during the period) was 32.2%, 38.9%, 38.5%, 24.7% and 16.1%, respectively, and (ii) the average subscriber life implied by such subscriber churn rate was 3.1 years, 2.6 years, 2.6 years,
4.1 years and 6.2 years, respectively. The Borrower's experienced a higher rate of subscriber churn in 1996, as compared to the first nine months of 1997 and prior periods. The Borrower believes that the higher 1996 churn rate is primarily attributable to the fact that subscribers were allowed to initiate service with no credit approval during the fourth quarter of 1995 and the first six months of 1996. Although no assurance can be given, the Borrower expects that churn rates for future periods will be lower than the levels experienced in 1996. If the Borrower's churn rates were to return to, or increase from, such 1996 levels, the Borrower believes that its financial condition and results of operations would be adversely affected.

  TSAT is currently unable to determine New PRIMESTAR'S annualized subscriber churn rate on a pro forma basis for past periods. If, following the closing of the Restructuring Transaction, New PRIMESTAR's churn rates exceed TSAT's churn rate for the nine months ended September 30, 1997, or fail to improve from such levels in subsequent periods, TSAT believes that the financial condition and results of operations of New PRIMESTAR would be adversely affected.

UNCERTAINTIES OF OPERATIONS FOLLOWING THE RESTRUCTURING TRANSACTION

  The success of the Restructuring Transaction and the related transactions will depend in part on the ability of New PRIMESTAR to integrate effectively the businesses of TSAT and the Partnership and the PRIMESTAR/(R)/ distribution businesses of the other Distributors, each of which currently operates separately. There can be no assurance that successful integration of such businesses or that the benefits expected to result from such integration will be realized. The process of integrating such businesses may also require a disproportionate amount of time and attention of New PRIMESTAR's management and financial and other resources of New PRIMESTAR. In addition, the integration of the businesses of TSAT and the Partnership and the PRIMESTAR/(R)/ distribution businesses of the other Distributors may be made more difficult initially by the necessity of coordinating geographically separated organizations and integrating personnel with disparate business backgrounds and corporate cultures. If New PRIMESTAR is not successful in integrating the strategies and operations of such businesses or if such integrated operations fail to achieve consumer acceptance, the combined business could be adversely affected. Further, any delays or unexpected costs that arise in connection with such integration could have a material adverse effect on the business, results of operations or financial condition of New PRIMESTAR, as well as the market value of New PRIMESTAR securities.

COMPETITIVE NATURE OF INDUSTRY

  The business of providing video programming to consumers is highly competitive. The Borrower faces competition from numerous other companies offering video, audio and data products and services. The existing and potential competitors of the Borrower comprise a broad range of companies engaged in communications and entertainment, including other digital satellite programming distributors, cable operators, wireless cable operators, television networks and home video products companies, as well as companies developing new technologies and other purveyors of news, information and entertainment. the Borrower competes, among others, with companies offering programming through various other satellite broadcasting systems, including DirecTv, Inc. ("DirecTv"), a unit of Hughes Electronics Corp., which is a division of the General Motors Corporation, United States Satellite Broadcasting Corporation ("USSB") and EchoStar, which transmit from high power satellites and generally use smaller dishes to receive their signals. There can be no assurance that the Borrower will be able to compete successfully against current and prospective providers of digital satellite programming services, some of which will have access to greater resources and/or have secured the rights to broadcast from a greater number of satellite transponder frequencies.

  Many of the Borrower's cable competitors have greater financial, marketing and programming resources than the Borrower. Cable operators generally have large installed customer bases, and many cable operators have significant investments in, and access to, programming. According to industry sources, cable television service is currently available to more than 95% of the approximately 97 million U.S. television households, and approximately 67% of total U.S. television households currently subscribe to cable. In order to substantially increase its subscriber base, the Borrower will be required to attract customers who currently subscribe to cable and to expand commercial accounts, including hotels, motels, bars and restaurants as well as MDUs. There can be no assurance that the Borrower will be able to substantially increase its subscriber base or successfully attract customers in competition with cable operators.

UNCERTAINTY REGARDING HIGH POWER STRATEGIES

  TSAT currently intends to operate Tempo DBS-1 as a platform to provide high power digital video and audio programming services to residential customers, MDUs, commercial customers and resellers. If the TSAT Merger or the Tempo Sale is consummated, such high power DBS services will be provided by New PRIMESTAR. Otherwise, TSAT expects that such services will be provided through the Partnership, which has exercised its option under the Tempo Option Agreement to purchase or lease 100% of the capacity of Tempo DBS-1. Following consummation of the Restructuring Transaction, the Partnership will be an indirect wholly owned subsidiary of New PRIMESTAR.

  In addition to the possibility of satellite impairment or failure as described above under the heading "--Risk of Satellite Failure--Risks of Satellite Defect, Loss or Reduced Performance," there are numerous uncertainties regarding the high power DBS business proposed to be operated by the Borrower:

  (i) The proposed high power DBS business is currently in the development stage. Programming content, pricing and other important decisions have not been finalized. There can be no assurance that desired programming content will be available on favorable terms.

  (ii) The FCC Permit authorizes the use of only 11 transponders on Tempo DBS-1, as compared to the 32 transponders operated in the aggregate by DirecTv and USSB on DirecTv's full CONUS DBS satellite and the 21 transponders operated by EchoStar on its full CONUS DBS satellite. Although Tempo intends to utilize advanced digital compression technologies, including statistical multiplexing, to provide up to 100 video and 20 audio programming channels over such 11 transponders, there can be no assurance that the relatively limited capacity of Tempo DBS-1 will not have an adverse effect on the Borrower's proposed high power DBS business.

  (iii) If the ASkyB Transaction is consummated, the Partnership or New PRIMESTAR will use the 28 transponders currently authorized to MCI in the 110 W.L. orbital location to provide high power DBS services to residential customers, commercial customers and MDUs. It can be expected that consummation of the ASkyB Transaction will have a material impact on the Borrower's strategy relating to the Tempo Satellites and FCC Permit, although the full nature of such impact cannot presently be determined. The ASkyB Transaction is subject to various regulatory approvals, and there can be no assurance that such approvals will be obtained, or if obtained, that such approvals will not be conditioned upon modifications to the high power strategies of the Partnership and/or the Borrower, as currently proposed. The ASkyB Agreement requires the Partnership to cause the divestiture of all rights of the Partnership and any of the Partners under Tempo's FCC Permit with respect to the 11 transponder channels at 119 W.L., including divestiture of the Partnership's right to purchase or lease 100% of the capacity thereunder pursuant to the Tempo Option Agreement, if required as a condition to regulatory approval of the ASkyB Transaction.

  No assurance can be given as to the effect that the implementation of any high power strategy will have on


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


the Borrower's existing medium power customer base.

  No assurance can be given that the Borrower will not significantly change the direction of its high power strategy or that any high power strategy will be successful.

  In light of the pendency of the Restructuring Transaction, the TSAT Merger, the Tempo Sale and the ASkyB Transaction, the Borrower and the Partnership are evaluating alternative future plans with respect to Tempo DBS-2, including its use or disposition. Tempo DBS-2 presently serves as a ground spare for Tempo DBS-1.

RISKS OF ADVERSE GOVERNMENT REGULATIONS AND ADJUDICATIONS

  General. The construction and launch of DBS satellites and the operation of DBS systems are subject to substantial regulation by the FCC. FCC rules are subject to change in response to industry developments, new technology and political considerations. The Borrower's business and business prospects could be adversely affected by the adoption of new laws, policies, and regulations. There can be no assurance that the Borrower will succeed in obtaining all requisite regulatory approvals for its operations without the imposition of restrictions on, or adverse consequences to, the Borrower. There also can be no assurance that material adverse changes in regulations affecting the digital satellite television industry or the Borrower will not occur in the future.
See "--Potential Interference with Satellite  Signal."

  FCC Permit. Tempo holds the FCC Permit, which authorizes construction of a DBS system with 11 frequency channels at 119(degrees) W.L. that view the entire continental U.S. and 11 frequency channels at 166(degrees) W.L. that view only the western half of the continental U.S. and Alaska and Hawaii. The FCC's DBS construction permits are conditioned on the satisfaction of ongoing construction and related obligations. Under the FCC Permit, the time by which the Tempo Satellites must be operational expires in May 1998. The Borrower believes that it has complied with the obligations for Tempo DBS-1 to become operational by that date, but there can be no assurance that the FCC would agree that such satellite is operational, and if an application for extension of the FCC Permit were required, there can be no assurance that such an extension would be granted by the FCC. See "--Risks of Satellite Failure."

  At present, Tempo must continue to demonstrate that it is exercising due diligence in progressing toward the completion of its DBS system at 166(degrees) W.L. and has in place the Satellite Construction Agreement with Loral to fulfill this due diligence requirement. There can be no assurance that Tempo will be able to comply with the FCC's due diligence obligations for 166(degrees) W.L. or that the FCC will determine that Tempo has complied with such due diligence obligations. If Tempo is unable to meet the terms of the FCC Permit, it would be required to apply to the FCC for an extension of time to complete its DBS system at 166(degrees) W.L. Tempo cannot be certain that an extension would be granted.

  Tempo also may be required to file an application for a license to operate its satellites in orbit. Tempo expects that the FCC would approve any such request but cannot assure the ultimate outcome. FCC licenses must be renewed at the end of each license term. Generally, FCC licenses are renewed in the ordinary course, absent misconduct by the licensee.

  On July 18, 1997, TSAT and the Partnership filed an application with the FCC for consent to the transfer of control of Tempo, as the holder of the FCC Permit, to New PRIMESTAR (the "Transfer Application"). The Transfer Application must be approved by the FCC before consummation of the TSAT Merger or any Tempo Sale. Petitions to deny and comments were filed against the Transfer Application. The comments and petitions urge the FCC to either deny the Partnership and those Restructuring Parties affiliated with large cable operators the opportunity to provide high power DBS service or to condition any such provision. TSAT and the Partnership filed a joint opposition to these petitions and comments. Before approving the Transfer Application, the FCC must review the petitions filed and responsive pleadings and find that there are no material issues of fact that should prevent approval of the TSAT Merger or any Tempo Sale and that approval would serve the public interest. There can be no assurance that the FCC's review of the Transfer Application and the petitions will be favorable, or that the FCC will not impose conditions unacceptable to TSAT, the Partnership, or the other Restructuring Parties in connection with its review. Approval of the Transfer Application is a prerequisite of the TSAT Merger (so long as TSAT controls Tempo) or any Tempo Sale, but is not required to complete the Restructuring Transaction.

  In addition, on August 15, 1997, the Partnership and MCI filed an application with the FCC for consent to the assignment to New PRIMESTAR of the high power DBS authorizations and certain other assets owned by MCI (the "Assignment Application"). The Assignment Application must be approved by the FCC before the consummation of the ASkyB Transaction. The FCC placed the Assignment Application on Public Notice for comments. While MCI has a contractual obligation to maintain its due diligence at the FCC with respect to its DBS authorizations that are subject to the Assignment Application, there can be no assurance that MCI will do so.

  Numerous parties have filed comments and petitions to deny with regard to the Assignment Application. The petitions and comments urge the FCC to either deny the Assignment Application or to condition its approval. The issues raised in these petitions and comments include the following: (1) opposition to the Partnership or New PRIMESTAR holding the 110(degrees) W.L. authorization; (2) opposition to the Partnership or New PRIMESTAR simultaneously holding authorizations for both the 110 W.L. orbital position (28 transponders) and the 119 W.L. orbital position (11 transponders), which together represent about 40% of the total transponder capacity in the three orbital positions allocated to the U.S. for DBS service that provide full CONUS visibility; (3) requests for extension of the FCC's rules governing access to satellite delivered programming to News Corp. and expansion of those rules to programming not delivered by satellite (such as broadcast television stations), and (4) issues relating to the possible applicability of the foreign ownership restrictions of Section 310(b) of the Communications Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Communications Act"). There can be no assurance that the FCC's review of these and other documents or the Assignment Application will be favorable, or that the FCC will not impose conditions unacceptable to New PRIMESTAR, MCI, ASkyB or News Corp. in connection with its review.

  MCI's authorization from the FCC to construct, launch and operate satellites in the DBS service at 110(degrees) W.L. providing 28 transponder channels of service (the "110 Slot"), one of MCI's DBS authorizations at issue in the Assignment Application, was purchased by MCI at an FCC auction in January 1996. The other DBS authorization is a waiver of Section 319(d) of the Communications Act, granting MCI authority to construct a DBS satellite without an FCC construction permit at its own risk. Before the auction of the 110 Slot, the FCC imposed a one-time auction rule which required the entity who bought the 110 Slot to divest any voting interest of five percent or greater held in DBS permittees or licensees that hold FCC authorizations for the two other DBS slots that view the entire continental U.S. (the "Divestiture Requirement"). These two slots include 101(degrees) W.L. and 119(degrees) W.L. While the Divestiture Requirement was promulgated as a one-time rule, the FCC may decide to impose this rule as a condition to approving the Assignment Application and to require New PRIMESTAR to divest its interest in 119(degrees) W.L.

  Should the FCC determine that foreign ownership restrictions apply to subscription DBS service providers, then, as a condition to the consummation of the ASkyB Transaction, New PRIMESTAR would have to seek a waiver of such restrictions. There can be no assurance that the FCC would grant such a waiver.

  SHVA. The Satellite Home Viewer Act of 1994 ("SHVA") prohibits the retransmission by a satellite carrier of a television broadcast signal of a network television station to households that receive a Grade B intensity over-the-air signal of a television broadcast station affiliated with such network and to households that receive (or within the past 90 days had received) through a cable system the signal of a television station affiliated with such network. In complying with the SHVA, the Partnership is required to discontinue network service to certain of its subscribers who are able to receive network services over the air. The Partnership has received numerous challenges to its network subscribers from certain network affiliates and in some instances has discontinued network service to certain subscribers. The networks and their affiliates have commenced infringement actions against certain other satellite carriers for violation of the network service restrictions. However, while the networks and affiliates have from time to time threatened litigation, none of the networks or affiliates has yet asserted any claim for damages under applicable law against the Partnership or any of the other parties to the Roll-up Plan. Negotiations are continuing among representatives of the Partnership, the National Association of Broadcasters, certain network-affiliated television stations, and their respective affiliate associations, regarding a proposed Settlement and Compliance Agreement, which agreement is expected to provide for pre-screening techniques for customers based on zip codes and maps to ensure compliance with SHVA procedures, the timing for disconnecting any existing non-compliant network subscribers, and provisions for mutual release for any past or future liability. Although a final agreement with respect to such matters has not yet been executed, the Partnership currently expects to enter into such an agreement during the first quarter of 1998. However, if an agreement is not reached, it is likely that litigation will be initiated against the Partnership. The SHVA provides for remedies which can include actual damages, injunctions, and statutory damages. Statutory damages per individual claim are limited to $5.00 per subscriber, per month, and statutory damages for a pattern or practice of violations are limited to $250,000 in a six month period. At present, the Partnership is unable to determine the basis upon which any damages might be calculated or what their amount might be. Therefore, it is not possible to assess the impact, if any, of such unasserted claims on the Partnership's results of operations or cash flow. Management is also currently unable to determine the extent to which the restriction on the delivery of network service to subscribers, as contemplated by the proposed Settlement and Compliance Agreement, would have on the marketing of its services generally.

  Increase in Compulsory License Fees. A Copyright Arbitration Royalty Panel ("CARP"), convened pursuant to the terms of the SHVA, recommended to the Librarian of Congress that the royalty fees paid by satellite carriers for the distribution of superstations and network affiliates directly to homes should be increased to a level commensurate with fair market value, which is far in excess of the rate currently paid by cable operators. The Librarian of Congress accepted CARP's recommendation to increase the royalty fees and determined that the new fees should become effective as of January 1, 1998. The Satellite Broadcasting and Communications Association ("SBCA"), representing the satellite carriers, filed a petition with the Librarian of Congress requesting a stay of the effectiveness of the decision, pending judicial review or congressional action. The Librarian of Congress denied the petition, and as of January 1, 1998, the rate increase went into effect. The SBCA also filed a petition seeking review of the rate increase with the U.S. Court of Appeals for the District of Columbia. In addition, the satellite carriers have requested Congress to override the rate adjustment by legislation. A bill has been introduced in the Senate (S. 1422) which would delay an increase in the royalty fees until January 1, 1999 and would require the FCC to report to Congress within 180 days of enactment of the legislation on the effect of the increase of the royalty fees on the satellite carriers' abilities to compete in the market for delivery of multichannel video programming. A bill also has been introduced in the House of Representatives (H.R. 2291) which is similar to the Senate bill and requires a stay of the royalty increase until the FCC reviews the effects on the market and reports to Congress; however, the stay would be in effect no later than 210 days after enactment. No assurance can be given that the satellite carriers will be able to obtain relief from the U.S. Court of Appeals or Congress. Should the decision of the Librarian of Congress stand, Tempo or New PRIMESTAR (and all other direct satellite service providers) may be competitively disadvantaged vis-a-vis cable operators.

  State Taxes. In addition to being subject to FCC regulation, operators of DBS systems in the U.S. may be affected by imposition of state sales taxes on satellite-delivered programming. According to the SBCA, several states, including Maryland, Missouri, North Dakota, New York and Washington have either adopted or proposed such taxes. Other states are in various stages of considering proposals that would tax providers of satellite-delivered programming and other communications providers. The provision of state imposed sales taxes could have adverse consequences to the Borrower's business.

  There can be no assurance that additional government regulations affecting DBS permittees and licensees will not occur in the future.

  Issues Affecting Competitors. On July 18, 1997, EchoStar and DirectSat Corporation, a subsidiary of EchoStar ("DirectSat"), filed a consolidated application for special temporary authority ("STA Application") to provide DBS service over the 11 channels at 119(degrees) W.L. currently held by Tempo. EchoStar and DirectSat hold the authorization to use the remaining 21 channels at the 119(degrees) W.L. orbital location and currently are offering service from that location as the DISH Network.

  EchoStar temporarily used certain of Tempo's channels prior to Tempo's March 1997 satellite launch. However, in June 1996, the FCC denied both EchoStar's and DirectSat's requests to extend the STA Application for use of the Tempo channels. The FCC was concerned that when Tempo eventually launched its satellite and commenced its own service, the resultant reduction in service by EchoStar and DirectSat would confuse customers. While EchoStar and DirectSat claimed that customers would not miss their proposed pay-per-view services to be offered over Tempo's channels, the FCC disagreed and denied their requests.

  In their STA Application, EchoStar and DirectSat argued that Tempo was either wasting its allocated channels by not using them or warehousing the channels for use by another party. Furthermore, EchoStar and

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


DirectSat stated that New PRIMESTAR, which is set to acquire Tempo or Tempo's assets pursuant to the TSAT Merger or any Tempo Sale, indicated its willingness to return Tempo's 11 channels at 119(degrees) W.L., if required, as a condition for FCC approval of the Assignment Application. Tempo has filed a petition to deny the STA Application, but the outcome of the proceeding cannot be guaranteed.

  DirecTv recently filed an application with the FCC to expand its existing satellite system, currently located at 101(degrees) W.L. In its June 5, 1997 application, DirecTv requested orbital slots located at 96.5(degrees) W.L. and 105.5(degrees) W.L. To implement this expansion, DirecTv must secure additional frequencies in order to transmit and receive signals at these additional orbital locations. Thus, in a related petition for rulemaking (also filed June 5, 1997), DirecTv requested that the FCC reallocate certain frequencies for DBS use. DirecTv also requested that the standard 9 spacing policy be abandoned in favor of a 4.5 spacing policy. The public was invited to comment on DirecTv's petition, and comments were filed by interested parties on July 31, 1997. Commenters generally complained that interference with other satellite transmissions might result from DirecTv's expansion plan. The FCC to date has not issued a Notice of Proposed Rulemaking in this matter, which is a prerequisite to the frequency reallocation requested by DirecTv. In addition, even if the reallocation is eventually granted, there can be no guarantee that DirecTv will be assigned the frequency authorizations and orbital locations it has requested. These authorizations would be available to competing applicants as well.

  Should the FCC adopt a 4.5 spacing policy for DBS providers, it is possible that the FCC would grant authorizations for satellites at locations adjacent to Tempo's and the Partnership's satellites which may cause interference.
Moreover, if the FCC adopts a 4.5 spacing policy, it is possible that a competitor would control more full CONUS DBS transmission capacity than New PRIMESTAR and therefore, potentially would be able to offer more services than New PRIMESTAR. In any event, it is uncertain whether DirecTv's requests will be granted.

POTENTIAL INTERFERENCE WITH SATELLITE SIGNAL

  The International Bureau of the FCC (the "International Bureau") has granted EchoStar Satellite Corporation, a subsidiary of EchoStar Communications Corporation (together with its consolidated subsidiaries, "EchoStar") a conditional authorization to construct, launch and operate a Ku-band domestic fixed satellite into the orbital position at 83 W.L., immediately adjacent to that occupied by GE-2, the medium power satellite currently used to provide the PRIMESTAR(R) service. Contrary to previous FCC policy, which would have permitted operation of a satellite at the 83 W.L. orbital position at a power level of only 60-90 watts (subject to coordination requirements), EchoStar has been authorized to operate at a power level of 130 watts. If EchoStar were to launch its high power satellite authorized to 83 W.L. and commence operations at that location at a power level of 130 watts, it would likely cause harmful interference to the reception of the PRIMESTAR(R) signal from GE-2 by subscribers to the PRIMESTAR(R) medium power service.

  GE Americom and the Partnership have each requested reconsideration of the International Bureau's authorization for EchoStar to operate at 83 W.L. These requests, which were opposed by EchoStar and others, are currently pending at the International Bureau. There can be no assurance that the International Bureau will change slot assignments, or power levels, in a fashion that eliminates the potential for harmful interference. Accordingly, the ultimate outcome of this matter cannot presently be predicted.

  GE Americom and the Partnership have attempted to resolve potential coordination problems directly with EchoStar. However, it is uncertain whether any agreement in respect of such coordination between the Partnership and EchoStar will be reached, or that even if such agreement is reached, that coordination will resolve such interference.

POTENTIAL CONFLICTS OF INTEREST

  Following consummation of the Restructuring Transaction, TSAT will own approximately 36% of the shares of New PRIMESTAR Common Stock outstanding (and approximately 37% of the total voting power of the shares of New PRIMESTAR Common Stock outstanding), and TWE and Newhouse (collectively), Comcast, MediaOne, Cox and GE Americom will own approximately 31%, 10%, 9%, 9% and 5%, respectively, of the shares of New PRIMESTAR Common Stock outstanding and approximately 32%, 10%,10%, 9% and 2%, respectively, of the total voting power of the shares of New PRIMESTAR Common Stock outstanding, in each case subject to adjustments based on closing subscriber counts and other factors. Following consummation of the TSAT Merger, John C. Malone, the Chairman of the Board and a director of TCI (and also

Chairman of the Board and a director of TSAT) will own approximately 2.0% of the shares of New PRIMESTAR Common Stock outstanding and approximately 8.8%, of the total voting power of the shares of New PRIMESTAR Common Stock outstanding at the Closing of the Restructuring Transaction.

  Affiliates of each of the Class C Stockholders and TCI and GE Americom, individually and in joint ventures with each other and others, have substantial other interests in the communications and entertainment industries, some of which may compete with the business of, or provide programming to, New PRIMESTAR. All of the Class C Stockholders and TCI, through their respective subsidiaries and affiliates, own or have controlling interests in cable systems throughout the United States, and because New PRIMESTAR will be competing with such cable systems in the provision of multi-channel video programming services, there is the potential for conflicts of interest. The restated certificate of incorporation of New PRIMESTAR (the "New PRIMESTAR Charter") provides for two independent directors, and Section 144 of the DGCL, in general, provides that no related party transaction is void or voidable solely for this reason, if: (i) the material facts as to the related party transaction are disclosed or are known to the board of directors or the committee which authorizes the transaction, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the related party transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the related party transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

  Pursuant to the Restructuring Agreement, at the Closing, New PRIMESTAR will enter into a Transition Period Agency Agreement with each Class C Stockholder (or their respective affiliates), pursuant to which each such party will be designated as a servicing agent in assigned non-exclusive territories with respect to New PRIMESTAR's medium power PRIMESTAR(R) subscribers, for a period of up to six months following the Closing. In addition, each Class C Stockholder and TCI (or their respective affiliates) will have the right to enter into an HP Agency Agreement with New PRIMESTAR, pursuant to which such party will act as a non-exclusive retail sales and servicing agent of any stand-alone retail high power PRIMESTAR(R) programming service. Pursuant to the Restructuring Agreement, each Class C Stockholder and TCI (or their respective affiliates) will also have a right to enter into a Sales Agency Agreement, pursuant to which such party will act as a non-exclusive retail sales agent of (i) the PRIMESTAR(R) medium power programming service, or (ii) at any time that such party is not a party to an HP Agency Agreement, any stand-alone retail high power PRIMESTAR(R) programming service. Such agreements could give rise to potential conflicts of interest since in those territories served by cable television, New PRIMESTAR will be competing for subscribers with the cable systems owned and operated by the Class C Stockholders and TCI, and the respective ownership interests of the Class C Stockholders and TCI in the applicable cable systems may be greater than their respective ownership interests in New PRIMESTAR. In order to offset this potential for conflicts of interest, the HP Agency Agreements and the Sales Agency Agreements will contain performance standards designed to ensure that New PRIMESTAR's customers receive appropriate service from the applicable Class C Stockholder or TCI with respect to installation, maintenance and other service functions. In the event a Class C Stockholder or TCI fails materially to satisfy the service performance standards, such party may lose its right to provide service, but will not lose its right to act as a sales agent or to receive the fees associated with performance of its sales agent obligations.

RISKS ASSOCIATED WITH THE ASKYB TRANSACTION

  Increased Financial Obligations. Consummation of the ASkyB Transaction will impose additional financial obligations on New PRIMESTAR. The consideration to be paid by New PRIMESTAR in connection with the ASkyB Transaction will include, subject to closing adjustments, $600 million liquidation value of New PRIMESTAR Convertible Preferred Stock and $516 million principal amount of New PRIMESTAR Convertible Subordinated Notes. New PRIMESTAR will also assume certain obligations under certain specified contracts and other arrangements binding upon ASkyB, News Corp. and/or MCI, which will require New PRIMESTAR to make payments, subject to the terms and conditions of such contracts and arrangements. At September 30, 1997, the remaining commitments under such obligations to be assumed aggregated approximately $187 million. Consummation of the ASkyB Transaction will make New PRIMESTAR's future operations more heavily dependent than they otherwise would be on the success of the proposed high power DBS business, which is subject to numerous uncertainties. See "--Uncertainty Regarding High Power Strategies." New PRIMESTAR will incur additional costs if it converts all or some of its existing medium power customers to the high power satellite

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


service expected to be provided with the assets acquired through the ASkyB Transaction.

  New PRIMESTAR's ability to meet the dividend payment and debt service obligations it will incur as a result of the ASkyB Transaction, to fulfill the contractual obligations it will assume and to fund the costs associated with operating the proposed high power DBS business will depend upon New PRIMESTAR's future performance, particularly the performance of the proposed high power DBS business, which is subject to numerous factors, many of which are beyond New PRIMESTAR's control. See "--Risks of Satellite Failure" and "--Uncertainty Regarding High Power Strategies." There can be no assurance that the high power DBS business will be successful or that New PRIMESTAR will generate sufficient cash flow from operating activities to meet these obligations. If New PRIMESTAR does not generate sufficient cash flow from operating activities to meet these obligations New PRIMESTAR may need to seek additional debt or equity financing, which may not be available on terms acceptable to New PRIMESTAR. See "--Ability to Service Debt; Restrictive Covenants; Refinancing Risks," "--Substantial Leverage; Additional Indebtedness Likely" and "--History of Losses of TSAT and Other Restructuring Parties."

  FAILURE TO CONSUMMATE THE ASKYB TRANSACTION. The ASkyB Transaction is subject to regulatory and other conditions. If the ASkyB Transaction is not consummated, then New PRIMESTAR may not be able to secure access to the capacity of the 110(degrees) W.L. orbital slot on terms favorable to New PRIMESTAR or on any terms. Although New PRIMESTAR intends in such event to pursue the proposed high power DBS business using the transponder capacity of Tempo DBS-1, failure of New PRIMESTAR to secure the availability of a full CONUS DBS slot with greater capacity could have an adverse effect on its proposed high power DBS business. See "--Uncertainty Regarding High Power Strategies."

  EchoStar-News Corp. Litigation. In May 1997, EchoStar filed suit against News Corp. with respect to their previously announced and then aborted business combination. EchoStar seeks specific performance and damages against News Corp., including lost profits alleged by EchoStar to exceed $10 billion over a ten-year period. In June 1997, News Corp. filed an answer and counterclaims against EchoStar seeking unspecified damages. News Corp.'s answer denies all material allegations in EchoStar's amended complaint and asserts numerous defenses, including bad faith, misconduct and failure to disclose material information on the part of EchoStar. The parties are now in discovery. The case has been set for trial commencing June 15, 1998, but that date may be postponed.

  None of TSAT, the Partnership, New PRIMESTAR or any of the other parties to the Roll-up Plan have been named as defendants in the EchoStar-News Corp. litigation. However, EchoStar has from time to time threatened to name some or all of such parties as defendants in such action. Moreover, if EchoStar is awarded specific performance, News Corp. may be prevented from consummating the ASkyB Transaction.

  In connection with the ASkyB Transaction, News Corp., TSAT, the Partnership, Time Warner, Comcast, Cox, MediaOne, Newhouse and GE Americom entered into the ASkyB Indemnification Agreement, which agreement provides for News Corp. to indemnify the PRIMESTAR Indemnitees (as defined therein) against, and hold them harmless from, losses, liabilities, claims, damages, costs and expenses relating to the foregoing claims by EchoStar and/or certain related matters.

DEPENDENCE ON THIRD PARTY PROGRAMMERS

  The Borrower will be dependent on third parties to provide The Borrower with programming. The Partnership's existing programming agreements, of which approximately 8% expire in 1998, 43% expire in 1999, 24% expire in 2000 and 25% expire at various times between 2001 and 2008, contain various renewal and cancellation provisions. There can be no assurance that any of these agreements will be renewed or will not be canceled prior to expiration of their original term. In the event that any such agreements are not renewed or are canceled, there can be no assurance that New PRIMESTAR would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality or cost to the Partnership's existing programming. The Partnership's competitors currently offer substantially the same programming as the Partnership. The ability of New PRIMESTAR to compete successfully will depend on New PRIMESTAR's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices.

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

RISK OF SIGNAL PIRACY

  In common with all providers of subscription television programming, the Borrower faces the risk that the PRIMESTAR(R) programming signal will be obtained by unauthorized users. If signal piracy became widespread, the Borrower's revenue and cash flow from operations could be adversely affected, and New PRIMESTAR's ability to contract for video and audio services provided by
programmers could be adversely affected.   Historically, signal piracy in the C-
band, cable television and European digital satellite industries has been widely reported and, more recently, published reports indicate that the DirecTv and USSB encryption systems have been compromised. While the Borrower management believes that the encryption method utilized by the Partnership, which was developed by an affiliate of General Instrument Corporation ("GI"), has been effective in minimizing signal piracy, and there have been no published reports of breaches in PRIMESTAR(R) security, there can be no assurance that changes in technology will not render less effective the anti-piracy efforts associated with PRIMESTAR(R).

RISK OF TECHNOLOGICAL CHANGES

  Technology in the digital satellite television industry is subject to rapid change, and new technologies are continuously being developed. Some competitors of the Borrower may have or may obtain access to proprietary technologies that are perceived by the satellite services industry or customers as superior to, or more desirable than, the technology of the Borrower and/or the technology used in the PRIMESTAR(R) system. There can be no assurance that the Borrower could obtain access to any such technology or that the lack of any such technology would not adversely affect the ability of the Borrower to compete with such competitors.

    In addition, in order to implement successfully its high power business plan, the Borrower will need access to statistical multiplexing technology or other advances in digital compression technology that are currently under development or being tested by several third parties. Such technology would enable the Borrower to increase the number of digital program signals that could be transmitted simultaneously over a single satellite transponder, thus effectively increasing the digital compression ratio. Although the Borrower does not currently have any agreement with respect to the use of any such technology, the Borrower believes that the Borrower would be able to obtain the rights to use such technology. However, in the event that the Borrower were unable to obtain such rights, its high power business plan could be adversely affected.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

  The Exchange Notes will have been registered under the Securities Act. However, the Exchange Notes will constitute a new issue of securities with no established trading market. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time. Although the Initial Purchasers (Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce Fenner & Smith Incorporated, NationsBanc Capital Markets, Inc. and Scotia Capital Markets (USA) Inc.) have advised the Borrower that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of any Registration Statement with respect to resale of the Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The liquidity of any market for the Exchange Notes will depend upon the number of holders of such Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. The liquidity of, and trading markets for, the Exchange Notes may also be negatively affected by general declines in the market for noninvestment grade debt independent of the financial performance of, or prospects for, the Borrower. The Borrower does not intend, and the Borrower does not anticipate that the Borrower will, list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Notes currently may be sold pursuant to the restrictions set forth in Rule 144A or Regulation S, or pursuant to another available exemption under the Securities Act, without registration under the Securities Act. See "--Restrictions on Transfer."

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Notes in exchange for Notes pursuant to the Exchange Offer will be made only after the timely receipt by the Borrower of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Notes desiring to tender such Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Borrower is under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreements generally will terminate. In addition, any holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."



                                  THE BORROWER

TSAT

  Generally. TSAT is a leading distributor of digital satellite-based television services in the United States. TSAT markets and distributes PRIMESTAR(R), a medium power digital satellite service, under the brand names "PRIMESTAR By TCI" and "PRIMESTAR By TSAT" and owns an aggregate 20.86% interest in the Partnership, which owns and operates the PRIMESTAR(R) service. As of September 30, 1997, TSAT was the largest distributor of PRIMESTAR(R), with an installed base of approximately 769,000 subscribers, which represented approximately 42.7% of the Partnership's estimated 1.8 million subscribers as of such date. As of September 30, 1997, TSAT's subscribers comprised approximately 888,000 Authorized Units. As used herein, the term "Authorized Units" refers to the number of active authorized satellite receivers or integrated receiver/decoders ("IRDs"), more than one of which may be installed in a subscribing household. PRIMESTAR(R) offers over 160 channels of digital video and audio programming throughout the continental U.S., via medium power satellite, to home satellite dishes approximately 27 to 36 inches in diameter for most subscribers.

  TSAT was incorporated in Delaware in November 1996. Prior to the Spin-off Date, TSAT was a wholly-owned subsidiary of TCI, which, through various subsidiaries, was engaged in the business of distributing PRIMESTAR(R) since December 1990. TSAT was formed to own and operate TCI's interests in the digital satellite business, in connection with the TSAT Spin-off. TSAT's predecessor was incorporated in February 1995 to consolidate TCI's PRIMESTAR(R) distribution business into one subsidiary, and was merged into
TSAT in connection with the TSAT Spin-off.   TCI is one of the two largest
operators of cable systems in the U.S.

  TSAT Series A Common Stock and TSAT Series B Common Stock trade on the Nasdaq National Market under the symbols "TSATA" and "TSATB," respectively. The mailing address and telephone number of TSAT's principal executive offices are 8085 South Chester, Suite 300, Englewood, Colorado 80112, (303) 712-4600.

  Tempo. Tempo, a wholly-owned subsidiary of TSAT, holds the FCC Permit, authorizing construction of a high power DBS system consisting of two or more satellites delivering DBS service in 11 frequencies at the 119(degrees) W.L. orbital position and 11 frequencies at the 166(degrees) W.L. orbital position. The 119(degrees) W.L. orbital position is one of three such orbital positions available for DBS service to the U.S. which are "full CONUS," meaning that they have a view of the entire continental U.S.

  Tempo is also a party to the Satellite Construction Agreement with Loral, pursuant to which Tempo has arranged for the construction of the two Tempo Satellites and has an option to purchase up to three additional satellites. Construction of the Tempo Satellites has been completed. Tempo DBS-1 was launched into TSAT's high power slot at 119(degrees) W.L. on March 8, 1997. The other Tempo Satellite, Tempo DBS-2, presently serves as a ground spare for Tempo DBS-1.

  Tempo DBS-1 is currently undergoing extended in-orbit testing under the Satellite Construction Agreement. Assuming that such in-orbit testing results in acceptance of the satellite by Tempo under the Satellite Construction Agreement, Tempo DBS-1 would be available for commercial operations in the first quarter of 1998. At current levels of digital compression, Tempo believes that Tempo DBS-1 would be able to deliver approximately 100 channels of digital video and 20 channels of digital audio programming, as operated under the FCC Permit. Tempo expects to use 18 inch dishes for the proposed high power service, the same diameter currently used by other high power DBS providers, in most areas. Tempo currently intends to operate Tempo DBS-1 as a platform to provide high power digital video and audio programming services to residential customers, as well as MDUs, commercial customers and resellers.

  The availability and utility of Tempo DBS-1, including the power levels provided by Tempo DBS-1, are subject to risks of satellite defect, loss or reduced performance. Since the launch of Tempo DBS-1, Loral has notified Tempo of at least five separate occurrences of power reductions on Tempo DBS-1. No assurance can be given that further power reductions will not occur in the future. TSAT does not currently know the extent of such power reductions, and cannot confirm the precise causes thereof; however, such reductions could eventually affect the proposed operation of Tempo DBS-1, either alone or together with other events that may arise during the expected life of the satellite. See "Risk Factors--Risks of Satellite Failure."

  Pursuant to the Tempo Option Agreement, Tempo has agreed to sell or lease to the Partnership 100% of the capacity of any DBS system constructed by Tempo under the FCC Permit. In connection with the execution and delivery of the Restructuring Agreement, TSAT and New PRIMESTAR entered into the TSAT Tempo Agreement dated as of February 6, 1998 (the "TSAT Tempo Agreement"), pursuant to which, among other things, TSAT granted to New PRIMESTAR (together with its successors and assigns, the "Option Holder") the exclusive and irrevocable option (the "Tempo Sale Option"), exercisable at any time during the term of the TSAT Tempo Agreement, on the terms and subject to the conditions set forth in the TSAT Tempo Agreement, upon receipt of FCC approval of the transfer of control of Tempo to New PRIMESTAR (including approval of a transfer in anticipation of a subsequent sale), to purchase from TSAT (at the Option Holder's election) either (x) all the issued and outstanding shares of capital stock of Tempo or (y) all the rights, title and interests of TSAT in, to and under the Tempo Assets (as defined below), in either case for an aggregate purchase price equal to $2.5 million plus, in the case of (y), the assumption by the Option Holder of all obligations and liabilities of Tempo in respect of the Tempo Assets, other than those incurred in violation of the TSAT Tempo Agreement (either such transaction being referred to herein as the "Tempo Sale"). If the Option Holder exercises the Tempo Sale Option and elects to consummate the Tempo Sale via clause (y) above, then TSAT will liquidate Tempo immediately prior to the closing of the Tempo Sale. The Option Holder, in its sole discretion, is entitled to assign the TSAT Tempo Agreement and New PRIMESTAR's rights, interests and obligations thereunder at any time. "Tempo Assets" means (i) the FCC Permit, (ii) the Tempo Satellites, (iii) the Satellite Construction Agreement, and (iv) all rights, claims and causes of action under the Satellite Construction Agreement, all insurance claims in respect of the Tempo Satellites, and Tempo's rights under the Tempo Option Agreement. If the TSAT Merger or the Tempo Sale is consummated, New PRIMESTAR will operate Tempo's high power DBS system. Otherwise, TSAT expects that such system will be utilized by the Partnership pursuant to the Tempo Option Agreement. See "Risk Factors-- Uncertainty Regarding High Power Strategies."

OTHER RESTRUCTURING PARTIES

  The Partnership. The Partnership owns and operates PRIMESTAR(R), which is the oldest Ku-band satellite television service in the U.S. and has the second largest subscriber base of any U.S. digital satellite television service. In 1990, direct or indirect subsidiaries of TCI and several other large cable operators and GEAS, an indirect subsidiary of GE, formed the Partnership to acquire, originate and/or provide television programming services for delivery by satellite to subscribers in the continental U.S. Initially, PRIMESTAR(R) was an analog service limited to seven broadcast television superstations, TV Japan and three pay-per-view stations. In 1994, PRIMESTAR(R) was among the first satellite television services to use digital transmission and compression technology to offer laser-disc-quality image and compact-disc-quality sound. The Partnership has consistently taken advantage of technological improvements and additional available transponder capacity to improve the PRIMESTAR(R) service, which today offers over 160 channels of digital video and audio programming.

  In addition to TSAT, the Partners include (i) Cox SI, a subsidiary of Cox,
(ii) Comcast DBS, a subsidiary of Comcast, (iii) Continental, a subsidiary of US WEST, Inc., the parent of MediaOne, (iv) New Vision Satellite, a partnership controlled by Newhouse, which is a subsidiary of Newhouse Broadcasting, (v) TW Programming Co., a partnership controlled by TWE, which is a subsidiary of Time Warner, and (vi) GEAS, a subsidiary of GE, the parent of GE Americom. Each of TSAT (through its subsidiaries) and TW Programming Co. holds a 20.86% Partnership Interest, each of Cox SI, Comcast DBS, Continental and New Vision Satellite holds a 10.43% Partnership Interest, and GEAS holds a 16.56% Partnership Interest. Time Warner has substantial interests, through its subsidiaries and controlled partnerships, in video programming and distribution, and is one of the two largest operators of cable systems in the U.S. Cox, Comcast and MediaOne are also among the five largest cable system operators.


  Pursuant to the Partnership Agreement, the business and affairs of the Partnership are managed and controlled by the Partners Committee, which is composed of representatives of each of the Partners and two independent members. TSAT has two voting representatives on the Partners Committee, Time Warner has two voting representatives, and Cox, Comcast, MediaOne, Newhouse and GE each have one voting representative.

  The PRIMESTAR(R) programming service includes a variety of advertiser-supported networks (sometimes referred to as "basic cable" channels), a broad selection of movie services, national and regional sports packages and other premium services, and multiplexed pay-per-view programming. The Partnership secures its rights to transmit such programming via satellite by entering into non-exclusive affiliation agreements with programming vendors. In addition to video services, PRIMESTAR(R) includes digital audio and data services, including Ingenius, which provides access to news, business news, stock quotes, sports, weather and entertainment information to subscribers through their personal computers.

  The Partnership currently plans to participate in the high power segment of the digital satellite industry. In that connection, the Partnership has agreed to purchase or lease from Tempo 100% of the capacity of any DBS system constructed by Tempo under the FCC Permit pursuant to the Tempo Option Agreement. In addition, the Partnership has entered into the ASkyB Agreement, which provides for the sale and transfer to New PRIMESTAR of the MCI Satellites), certain authorizations granted to MCI by the FCC to operate a DBS business at the 110(degrees) W.L. orbital location using 28 transponder channels, and certain related contracts. The ASkyB Agreement requires New PRIMESTAR to bear certain risks in connection with the process of obtaining the regulatory approval related to such transfers, including the divestiture of all rights of the Partnership and any of the Partners under Tempo's FCC authorizations with respect to the 11 transponder channels at 119(degrees) W.L., if required as a condition to such approval. Consummation of the ASkyB Transaction is contingent on, among other things, receipt of all necessary government and regulatory approvals, and accordingly, no assurance can be given that the ASkyB Transaction will be consummated.

  The mailing address and telephone number of the Partnership's principal executive offices are 3 Bala Plaza West, Suite 700, Bala Cynwyd, Pennsylvania 19004, (610) 617-5300.

  Other PRIMESTAR(R) Distributors. PRIMESTAR(R) is distributed through TSAT and the other Distributors, each of which is currently affiliated with one or more of the Partners. The Distributors market the PRIMESTAR(R) service and contract with subscribers, in non-exclusive territories assigned by the Partnership. The Distributors set their own retail pricing and are responsible in their respective territories for authorization of subscribers, installation, maintenance and retrieval of customer premises equipment, and billing and collection of monthly and other fees, and the Distributors bear all risks of loss relating thereto. The Partnership performs certain administrative functions for the Distributors, including program acquisition, national marketing, transponder leasing and certain technical functions, and passes along the costs relating thereto to the Distributors.

  New PRIMESTAR. New PRIMESTAR, a newly formed Delaware corporation, is a wholly-owned subsidiary of TSAT that has not conducted any significant activities other than those incident to its formation, the execution of the Restructuring Agreement, the TSAT Merger Agreement and Asset Transfer Agreements, and related financing activities relating to the Restructuring Transaction. As a result of the pending Restructuring Transaction and pursuant to the Restructuring Agreement, the Merger Agreements and the Asset Transfer Agreements, New PRIMESTAR will acquire the TSAT Business, the Partnership Interests of the other Partners and the PRIMESTAR Assets of the other Distributors. It is expected that, measured by the number of subscribers, New PRIMESTAR will be the second largest provider of satellite television services in the United

States. The mailing address and the telephone number of New PRIMESTAR's principal executive offices are 8085 South Chester, Suite 300, Englewood Colorado 80122, (303) 712-4600.

THE ROLL-UP PLAN

  Restructuring Transaction. On February 6, 1998, TSAT entered into (i) the Restructuring Agreement, (ii) the TSAT Asset Transfer Agreement and (iii) the TSAT Merger Agreement. The transactions contemplated under the Restructuring Agreement and the TSAT Asset Transfer Agreement comprise the Restructuring Transaction, which, if consummated, shall result in New PRIMESTAR's owning the entire PRIMESTAR(R) digital satellite business. Upon consummation of the Restructuring Transaction, TSAT and its former partners in that business (or their respective affiliates) will, in the aggregate, own all the outstanding capital stock of New PRIMESTAR.

  The proposed Restructuring Transaction provides for, among other things, the following transactions to occur on the closing date of the Restructuring
Transaction:

  (x) the contribution and transfer by TSAT to New PRIMESTAR pursuant to the TSAT Asset Transfer Agreement (the "TSAT Asset Transfer") of all of the assets and liabilities of TSAT (including, among other things, the Notes and the Exchange Notes), except (i) the capital stock of Tempo, (ii) the consideration to be received by TSAT in the Restructuring Transaction and (iii) the rights and obligations of TSAT under certain agreements with New PRIMESTAR. Concurrently with the consummation of the TSAT Asset Transfer, New PRIMESTAR will adopt a restated certificate of incorporation (the "New PRIMESTAR Charter") and bylaws ("New PRIMESTAR Bylaws");

  (y)  the merger (each a "Merger" and, collectively, the "Mergers") of each of
(I) Comcast DBS, a subsidiary of Comcast whose sole asset is Comcast's 10.43% interest in the Partnership, (II) Comcast SCI, a subsidiary of Comcast that holds Comcast's PRIMESTAR(R) distribution business, (III) Cox SI, a subsidiary of Cox that holds Cox's 10.43% interest in the Partnership and Cox's PRIMESTAR(R) distribution business, and (IV) GEAS, a subsidiary of GE
Americom that holds GE Americom's 16.56% interest in the Partnership, with and into New PRIMESTAR, in each case in accordance with the terms of a merger agreement with New PRIMESTAR dated as of February 6, 1998 (each, a "Merger Agreement" and, collectively, the "Merger Agreements"); and

  (z) the contribution and transfer to New PRIMESTAR by each of TWE, Newhouse and MediaOne (or, in the case of MediaOne, certain subsidiaries of MediaOne) of its respective Partnership Interest, and its PRIMESTAR(R) subscribers and certain other related assets (collectively, and together with all such assets to be acquired by New PRIMESTAR in the Restructuring Transaction, the "PRIMESTAR Assets") and related liabilities (collectively the "PRIMESTAR Liabilities"), in each case in accordance with the terms of an asset transfer agreement with New PRIMESTAR dated as of February 6, 1998. The TSAT Asset Transfer and the contribution and transfer of assets by each of TWE, Newhouse and MediaOne are each sometimes referred to herein as an "Asset Transfer" and collectively as the "Asset Transfers," and the TSAT Asset Transfer Agreement and the asset transfer agreements between New PRIMESTAR and each of TWE, Newhouse and MediaOne (and certain of its subsidiaries) are each sometimes referred to herein as an "Asset Transfer Agreement" and collectively as the "Asset Transfer Agreements." In addition, references herein to "MediaOne" include the subsidiaries of MediaOne that are parties to MediaOne's Asset Transfer Agreement with New PRIMESTAR, unless the context otherwise requires.

  In connection with the Mergers and the Asset Transfers, each of TSAT, Comcast, Cox, MediaOne, Newhouse, TWE and GE Americom will, directly or indirectly, receive from New PRIMESTAR (i) in the case of Cox and MediaOne, an amount of cash, and in the case of TSAT, Newhouse, TWE, Comcast and GE Americom, an assumption of indebtedness by New PRIMESTAR, (ii) shares of New PRIMESTAR Class A Common Stock, (iii) in the case of TSAT only, shares of New PRIMESTAR Class B Common Stock, and (iv) except in the case of TSAT and GE Americom, shares of New PRIMESTAR Class C Common Stock, in each case in an amount determined pursuant to the Restructuring Agreement.

  Under the terms of the Restructuring Agreement, TSAT will own approximately 36% of the outstanding shares of common equity of New PRIMESTAR at the closing of the Restructuring Transaction, and TWE and Newhouse (collectively), Comcast, MediaOne, Cox and GE Americom will own approximately 31%, 10%, 9%, 9% and 5%, respectively, of the outstanding shares of common equity of New PRIMESTAR at closing, subject in each case to adjustments based on closing subscriber counts.


  TSAT Merger. The Restructuring Transaction comprises the first step in TSAT's proposed two-step Roll-up Plan. The second step of the Roll-up Plan consists of the TSAT Merger, pursuant to which TSAT shall merge with and into New PRIMESTAR, with New PRIMESTAR as the surviving corporation, in accordance with the TSAT Merger Agreement. It is expected that the TSAT Merger shall be consummated after the consummation of the Restructuring Transaction. Consummation of the Restructuring Transaction and the TSAT Merger are subject to approval of the stockholders of TSAT. TSAT has called a special meeting of its stockholders, to be held on March 6, 1998, to consider and vote upon the Restructuring Transaction and the TSAT Merger. In addition, the TSAT Merger is subject to regulatory approval and other closing conditions set forth in the TSAT Merger Agreement; accordingly, although the Roll-up Plan envisions that the TSAT Merger will be consummated upon the consummation of the Restructuring Transaction, there can be no assurance that the TSAT Merger will be consummated, even if the Restructuring Transaction is consummated.

  In connection with the TSAT Merger (i) each outstanding share of TSAT Series A Common Stock will be converted into the right to receive one share of New PRIMESTAR Class A Common Stock and (ii) each outstanding share of TSAT Series B Common Stock will be converted into the right to receive one share of New PRIMESTAR Class B Common Stock. Each share of New PRIMESTAR's common stock then held by TSAT will be canceled. As a result of the TSAT Merger, stockholders of TSAT, at closing, will own approximately 34% of the outstanding shares of New PRIMESTAR Common Stock.

                               THE EXCHANGE OFFER


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Notes were sold by the Borrower on February 20, 1997, and were subsequently placed with qualified institutional buyers in reliance on Rule 144A under the Securities Act. In connection with the Notes Offering, the Borrower entered into the Registration Rights Agreements, which require, among other things, that promptly following the sale of the Notes, the Borrower would (i) file with the SEC a registration statement under the Securities Act with respect to corresponding new notes of the Borrower identical in all material respects to the Notes, (ii) use its best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of such registration statement, offer to the holders of the Notes the opportunity to exchange their Notes for a like principal amount of Exchange Notes, which would be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than in the case of any such holder that is an "affiliate" of the Borrower within the meaning of Rule 405 under the Securities Act). Copies of the Registration Rights Agreements have been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is for any and all Notes, and thus, the number of Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Notes outstanding. Following the consummation of the Exchange Offer, holders of the Notes who did not tender their Notes will not have any further registration rights under the Registration Rights Agreements, and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected. The Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. In light of the absence of resale restrictions on the Exchange Notes under the Securities Act, the Borrower anticipates that most holders of Notes will elect to exchange such Notes for Exchange Notes, and accordingly, the Borrower anticipates that the liquidity of the market for any Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Borrower will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time on the Expiration Date. The Borrower will issue $1,000 principal amount of Exchange Notes in exchange for $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof thereunder and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreements (such rights are hereafter referred to as "Registration Rights"). Holders of Notes currently have Registration Rights under the Registration Rights Agreement, but such Registration Rights will generally terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits set forth in the Indentures, except such benefits that, by their terms, terminate or cease to have any effectiveness as a result of the Exchange Offer.

  As of the date of this Prospectus, (i) $200,000,000 aggregate principal amount of the Senior Subordinated Notes was outstanding, all of which was registered in the name of Cede & Co., as nominee for the Depository, and (ii) $275,000,000 aggregate principal amount at maturity of the Senior Subordinated Discount Notes was outstanding, all of which was registered in the name of Cede & Co., as nominee for the Depository. The Borrower has fixed the close of business on
          , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indentures in connection with the Exchange Offer. The Borrower intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, including Rule 14e-1 thereunder.

  The Borrower shall be deemed to have accepted validly tendered Notes when, as and if the Borrower has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Borrower.

  If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Borrower will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses." The Borrower will not receive any proceeds from the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
             , 1998, unless the Borrower, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  To extend the Exchange Offer, the Borrower will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Borrower reserves the right, in its reasonable judgment, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Borrower to constitute a material change, the Borrower will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered holders, the Borrower will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business day period.

  If the Borrower does not consummate the Exchange Offer, or, in lieu thereof, the Borrower does not file and cause to become effective a resale shelf registration for the Notes within the time periods set forth herein, special interest will accrue and be payable on the Notes either temporarily or permanently. See "Description of Exchange Notes--Registration Covenant; Exchange Offer."

  Without limiting the manner in which the Borrower may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Borrower shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON EXCHANGE NOTES

  Cash interest on the Senior Subordinated Exchange Notes will accrue at a rate of 10 7/8% per annum, commencing February 20, 1997, the date of issuance of the Notes, and will be payable semi-annually in arrears on each February 15 and August 15, commencing August 15, 1998. See "Description of the Exchange Notes- -Maturity, Interest and Principal of the Senior Subordinated Notes." Accordingly, holders of Senior Subordinated Notes that are accepted for exchange will not receive interest that is accrued but unpaid on such Notes at the time of tender.

  Cash interest will not accrue or be payable on the Senior Subordinated Discount Exchange Notes prior to February 15, 2002. Thereafter, cash interest on the Senior Subordinated Discount Exchange Notes will accrue at a rate of 12 1/4% per annum and will be payable semi-annually in arrears on each February 15 and August 15, commencing August 15, 2002; provided, however, that at any time prior to February 15, 2002, the Borrower may make a Cash Interest Election on any interest payment date to commence the accrual of cash interest from and after the Cash Interest Election Date, in which case the outstanding principal amount at maturity of each Senior Subordinated Discount Exchange Note will on such interest payment date be reduced to the Accreted Value of such Senior Subordinated Discount Exchange Note as of such interest payment date, and cash interest (accruing at a rate of 12 1/4% per annum from the Cash Interest Election Date) shall be payable with respect to such Senior Subordinated Discount Exchange Note on each interest payment date thereafter. See "Description of the Exchange Notes --Maturity, Interest and Principal of the Senior Subordinated Discount Notes."

  The Senior Subordinated Notes were issued at par. The Senior Subordinated Discount Notes were issued at a discount to their aggregate principal amount at maturity, with a yield to maturity calculated from the issuance date of 12 1/4% (computed on a semi-annual bond equivalent basis). In the Exchange Offer, properly tendering holders will receive Senior Subordinated Discount Exchange Notes having an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of the Senior Subordinated Discount Notes so tendered. Accordingly, holders of Senior Subordinated Discount Notes that are accepted for exchange will not receive payment for any increase in Accreted Value on such Notes at the time of tender.

PROCEDURES FOR TENDERING

  Only a holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Borrower the representation set forth below in the second paragraph under the heading "Resale of Exchange Notes."

  The tender by a holder and the acceptance thereof by the Borrower will constitute an agreement between such holder and the Borrower in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE BORROWER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

  Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Borrower, evidence satisfactory to the Borrower of their authority to so act must be submitted with the Letter of Transmittal.

  The Borrower understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the Depository (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Notes by causing the Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Borrower in its sole discretion, which determination will be final and binding. The Borrower reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Borrower's acceptance of which would, in the opinion of counsel for the Borrower, be unlawful. The Borrower also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Borrower's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Borrower shall determine. Although the Borrower intends to notify holders of defects or irregularities with respect to tenders of Notes, neither the Borrower, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

  (a) the tender is made through an Eligible Institution;

  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificates(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

  (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

  Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Borrower, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration

Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Borrower shall not be required to accept for exchange, or to exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

  (a) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the sole judgment of the Borrower, might materially impair the ability of the Borrower to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Borrower; or

  (b) any governmental approval has not been obtained, which approval the Borrower shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Borrower determines in its reasonable judgment that any of the conditions are not satisfied, the Borrower may (i) refuse to accept any Notes and return all tendered Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Borrower will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered holders, the Borrower will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

  The Bank of New York will act as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:



  By Registered or Certified Mail:

  The Bank of New York
  101 Barclay Street, 7E
  New York, New York 10286

  By Overnight Mail or Courier Service:

  The Bank of New York
  101 Barclay Street
  Corporate Trust Services Window
  Ground Level
  Attention: Reorganization Section
  New York, New York 10286

  In Person by Hand:

  The Bank of New York
  101 Barclay Street
  Corporate Trust Services Window
  Ground Level
  Attention: Reorganization Section

  New York, New York 10286

  By Facsimile (Eligible Institutions Only):

  The Bank of New York
  (212)  815-5915
  Confirm: (212) 815-5375

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Borrower. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, telephone or in person by officers and regular employees of the Borrower and its affiliates.

  The Borrower has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. The Borrower, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

  The Borrower will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Notes, as reflected in the Borrower's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

RESALE OF EXCHANGE NOTES

  Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Borrower believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Borrower within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  Broker-dealers who have acquired Notes directly from TSAT are not permitted to exchange such Notes in the Exchange Offer.

  By tendering in the Exchange Offer, each holder will represent to the Borrower that, among other things, (i) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, (ii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer, and (iii) if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Securities. By tendering Notes pursuant to the Exchange Offer and executing the Letter of Transmittal, a holder of Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that (a) such Notes held by the broker-dealer are held only as a nominee or (b) such Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a copy of this prospectus in connection with any resale of Exchange Securities (provided that, by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities
Act). Further, by tendering in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Borrower will represent to the Borrower that such holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that holder without registration under the Securities Act or an exemption therefrom.

CONSEQUENCES OF FAILURE TO EXCHANGE

  As a result of the making of the Exchange Offer, the Borrower will have fulfilled one of its obligations under the Registration Rights Agreements, and holders of Notes who do not tender their Notes will not have any further registration rights under the Registration Rights Agreements or otherwise. Accordingly, any holder of Notes that does not exchange that holder's Notes for Exchange Notes will continue to hold the untendered Notes and will be entitled to all the rights and limitations applicable thereto under the applicable Indenture, except to the extent such rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Borrower (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) to an institutional accredited investor that, prior to such transfer, furnishes to the Bank of New York, as Trustee, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes evidenced thereby (the form of which letter can be obtained from such Trustee) or (vi) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

  Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Notes could be adversely affected.

Other

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

  The Borrower may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, the Borrower has no present plans to acquire any Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Notes.


                       DESCRIPTION OF THE EXCHANGE NOTES

  Each tranche of the Exchange Notes will be issued as a separate series of notes pursuant to the same Indenture governing the corresponding tranche of Notes for which each such tranche of Exchange Notes was exchanged. The form and the terms of the Exchange Notes and the Notes will be substantially identical to each other (including with respect to principal amount, interest rate, maturity and redemption rights), except that (i) the offering and sale of the Exchange Notes has been registered under the Securities Act and, therefore, the Exchange Notes shall not bear certain legends restricting the transfer thereof and (ii) the holders of Exchange Notes will not be entitled to further registration rights under the Registration Rights Agreements, which rights will be satisfied when the Exchange Offer is consummated. Under the terms of the Indentures, the covenants and events of default will apply equally to the Exchange Notes and the Notes, and the Exchange Notes and the Notes will be treated as one class for all actions to be taken by the holders thereof and for determining their respective rights under the Indentures, including, without limitation, amendments, waivers and redemptions. For purposes of this "Description of Exchange Notes" section all references herein to "Notes" shall be deemed to refer collectively to Notes and Exchange Notes, all references to "Senior Subordinated Notes" shall be deemed to refer collectively to Senior Subordinated Notes and Senior Subordinated Exchange Notes, and all references herein to "Senior Subordinated Discount Notes" shall be deemed to refer collectively to Senior Subordinated Discount Notes and Senior Subordinated Discount Exchange Notes, unless in any such case the context otherwise requires. The terms of the Notes include those set forth in the Indentures and those made a part of the Indentures by reference to the TIA.

  The following summary of certain provisions of the Indentures and the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA, and to all of the provisions of the Indentures and the Registration Rights Agreements, including the definitions of certain terms therein and those terms made a part of the Indentures by reference to the TIA, as in effect on the date of the Indentures. The Notes are subject to all such terms, and holders of the Notes are referred to the Indentures, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available in the manner described under "Available Information." Certain defined terms used primarily in this section are set forth below under "--Certain Definitions." Unless otherwise indicated, references under this caption to sections, "(S)" or articles are references to sections and articles of the Indentures. References in this "Description of the Exchange Notes" section to the "Borrower" mean only TCI Satellite Entertainment, Inc. or PRIMESTAR, Inc., as the case may be, and not any of their respective Subsidiaries.

  Upon any exchange of Notes for Exchange Notes pursuant to the Exchange Offer, the Notes so exchanged shall be canceled and shall no longer be deemed outstanding for any purpose. In no event shall the aggregate principal amount of all Senior Subordinated Notes and Senior Subordinated Exchange Notes outstanding exceed $200,000,000, and in no event shall the aggregate principal amount at maturity of all Senior Subordinated Discount Notes and Senior Subordinated Discount Exchange Notes outstanding exceed $275,000,000.

  If the Borrower does not consummate the Exchange Offer, or, in lieu thereof, the Borrower does not file and cause to become effective a resale shelf registration for the Notes within the time periods set forth herein, additional interest will continue to accrue and be payable on the Notes either temporarily or permanently. See "--Registration Rights; Exchange Offer."

  Transfers of Notes may be made only by presentation of the Notes, duly endorsed, to the Trustee for registration of transfer on the Security Register maintained by the Trustee for such purposes. Unless and until a Note is duly presented to the Trustee for registration of transfer, the Borrower and the Trustee may treat the Person in whose name such Note is registered on the Security Register as the sole owner thereof for all purposes under the applicable Indenture, notwithstanding any notice to the contrary.

GENERAL

  The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.the Borrower will appoint The Bank of New York to serve as registrar and paying agent under the Indentures at its offices at 101 Barclay Street, New York, New York 10286. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

  The Notes will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of the Borrower, pari passu in right of payment with all senior subordinated Indebtedness of the

Borrower and senior in right of payment to all Subordinated Indebtedness of the Borrower. As of December 31, 1997, the Borrower had approximately $48,000,000 of Senior Indebtedness outstanding, which consisted of borrowings outstanding under the Bank Credit Facility. The Bank Credit Facility is guaranteed by all the direct and indirect Subsidiaries of the Borrower, other than Tempo, and, therefore, the Notes are structurally subordinated to all obligations under the Bank Credit Facility. the Borrower will not be permitted to incur any debt that is subordinated in right of payment to any Senior Indebtedness of the Borrower and senior in right of payment to the Notes.

  The Notes will not be entitled to any security and will not be entitled to the benefit of any guarantees, except under the circumstances described under "-- Certain Covenants; Limitation on Indebtedness."

  MATURITY, INTEREST AND PRINCIPAL OF THE SENIOR SUBORDINATED NOTES

  The Senior Subordinated Notes will be limited to $200,000,000 aggregate principal amount (the "Senior Subordinated Aggregate Principal Amount") and will mature on February 15, 2007. Cash interest on the Senior Subordinated Notes accrues at a rate of 10 7/8% per annum and is payable semi-annually in arrears on each February 15 and August 15, to the holders of record at the close of business on February 1 and August 1, respectively, immediately preceding such interest payment date. Cash interest on the Senior Subordinated Exchange Notes will be payable semi-annually in arrears commencing August 15, 1998 and each February 15 and August 15 thereafter until maturity, to the holders of record at the close of business on February 1 and August 1, respectively immediately preceding such interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from February 20, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  MATURITY, INTEREST AND PRINCIPAL OF THE SENIOR SUBORDINATED DISCOUNT
NOTES

  The Senior Subordinated Discount Notes will be limited to $275,000,000 aggregate principal amount at maturity (the "Senior Subordinated Discount Aggregate Principal Amount") and will mature on February 15, 2007. The Senior Subordinated Discount Notes were issued at a discount to their aggregate principal amount at maturity and generated gross proceeds to the Borrower of approximately $152,061,250. Based on the issue price thereof, the yield to maturity of the Senior Subordinated Discount Notes and all Senior Subordinated Discount Exchange Notes issued in exchange therefor is 12 1/4% (computed on a semi-annual bond equivalent basis), calculated from February 20, 1997. See "Certain Federal Income Tax Considerations."

  Cash interest will not accrue or be payable on the Senior Subordinated Discount Notes prior to February 15, 2002. Thereafter, cash interest will accrue at a rate of 12/1//4% per annum and will be payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2002, to the holders of record at the close of business on the February 1 and August 1, respectively, immediately preceding such interest payment date; provided, however, that at any time prior to February 15, 2002, the Borrower may elect (the "Cash Interest Election") on any interest payment date (the date of such Cash Interest Election, the "Cash Interest Election Date") to commence the accrual of cash interest from and after the Cash Interest Election Date, in which case the principal amount at maturity of each Senior Subordinated Discount Note will on such interest payment date be reduced to the Accreted Value of such note as of such interest payment date, and cash interest (accruing at a rate of 12 1/4% per annum from the Cash Interest Election Date) shall be payable with respect to such Senior Subordinated Discount Note on each interest payment date thereafter. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from February 15, 2002 or the Cash Interest Election Date, if earlier. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  OPTIONAL REDEMPTION

  Optional Redemption of Senior Subordinated Notes.   The Senior Subordinated
Notes will be redeemable at the option of the Borrower, in whole or in part, at any time on or after February 15, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

                                  Redemption
                                  -----------
                                     Price
  Year                               -----
  ----

        2002  ..................     105.438%
        2003  ..................     103.625%
        2004  ..................     101.813%
        2005 and thereafter.....     100.000%

  In addition, prior to February 15, 2000, the Borrower may, other than in any circumstance resulting in a Change of Control, redeem up to 35% of the Senior Subordinated Aggregate Principal Amount at a redemption price equal to 110.875% of the principal amount of the Senior Subordinated Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Borrower or (b) a sale or series of related sales of Qualified Equity Interests of the Borrower to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Borrower of at least $100.0 million in the aggregate; provided, however, that Senior Subordinated Notes in an aggregate principal amount not less than the 65% of the Senior Subordinated Aggregate Principal Amount would remain outstanding immediately after giving effect to any such redemption (excluding any Senior Subordinated Notes owned by the Borrower or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the last Public Equity Offering or sale of Qualified Equity Interests of the Borrower to Strategic Equity Investors resulting in gross cash proceeds to the Borrower, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Borrower to Strategic Equity Investors, of at least $100.0 million.

  Optional Redemption of Senior Subordinated Discount Notes.   The Senior
Subordinated Discount Notes will be redeemable at the option of the Borrower, in whole or in part, at any time on or after February 15, 2002, at the redemption prices (expressed as a percentage of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

                                   Redemption
                                   ----------
        Year                         Price
        ----                         -----
        2002  ................       106.125%
        2003  ................       104.083%
        2004  ................       102.042%
        2005 and thereafter...       100.000%

  In addition, prior to February 15, 2000, the Borrower may, other than in any circumstance resulting in a Change of Control, redeem up to 35% of the originally issued principal amount at maturity of the Senior Subordinated Discount Notes at a redemption price equal to 112.250% of the Accreted Value of the Senior Subordinated Discount Notes so redeemed at the redemption date or, if a Cash Interest Election has been made, 112.250% of the principal amount at maturity of the Senior Subordinated Discount Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Borrower or (b) a sale or series of related sales of Qualified Equity Interests of the Borrower to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Borrower of at least $100.0 million in the aggregate; provided, however, that at least 65% of the originally issued principal amount at maturity of the Senior Subordinated Discount Notes would remain outstanding immediately after giving effect to any such redemption (excluding any Senior Subordinated Discount Notes owned by the Borrower or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the last Public Equity Offering or sale of Qualified Equity Interests of the Borrower to Strategic Equity Investors resulting in gross cash proceeds to the Borrower, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Borrower to Strategic Equity Investors, of at least $100.0 million.

  SELECTION AND NOTICE OF REDEMPTION

  In the event that less than all of either tranche of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the applicable Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the applicable Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount or principal amount at maturity, as the case may be, of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the proceeds of a Public Equity Offering or sale or series of related sales of Qualified Equity Interests of the Borrower to Strategic Equity Investors, selection of the Notes of either tranche or portions thereof for redemption shall be made by the applicable Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes of the tranche to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount or principal amount at maturity, as the case may be, thereof to be redeemed. A new Note of the applicable tranche in a principal amount or principal amount at maturity, as the case may be, equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Borrower has deposited with the applicable paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the applicable Indenture.

  SUBORDINATION OF THE NOTES

  The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in each Indenture, to the prior payment in full in cash of all Senior Indebtedness.

  Upon any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the holders of the Notes or the applicable Trustee on behalf of such holders shall be entitled to receive any payment by the Borrower of the principal of, premium, if any, or interest on the Notes, or any payment by the Borrower to acquire any of the Notes for cash, property or securities, or any distribution by the Borrower with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, the Borrower of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the holders of the Notes or the applicable Trustee on their behalf would be entitled, but for the subordination provisions of the applicable Indenture, shall be made by the Borrower or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

  No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of the Borrower of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration or otherwise, will be made if, at the time of such payment, there exists an event of default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such event of default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the applicable Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) will be made by or on behalf of the Borrower of principal of, premium, if any, or interest on the Notes, except from those funds held in trust for the benefit of holders of any Notes pursuant to the procedures set forth under "--Satisfaction and Discharge of Indentures; Defeasance" below, to such holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the applicable Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indentures or the Notes to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

  The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indentures described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of either tranche of the Notes. See "--Events of Default" below.

  By reason of the subordination provisions described above, in the event of insolvency of the Borrower, funds which would otherwise be payable to holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Borrower may be unable to fully meet its obligations with respect to the Notes.

  As of December 31, 1997, the Borrower had approximately $79,949,000 of Senior Indebtedness outstanding, of which $48,000 represented borrowings under the Bank Credit Facility. Subject to the restrictions set forth in the Indentures, in the future, TSAT may issue additional Senior Indebtedness to refinance existing Indebtedness or for other corporate purposes.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

  Following the occurrence of a Change of Control as defined in the Indentures (the date of such occurrence being the "Change of Control Date"), the Borrower shall notify the holders of the Notes of such occurrence in the manner prescribed by the Indentures and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Notes of each tranche then outstanding at a purchase price in cash equal to (x) with respect to the Senior Subordinated Notes, 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date and (y) with respect to the Senior Subordinated Discount Notes, 101% of the Accreted Value on the Purchase Date, unless the Purchase Date is on or after the earlier to occur of February 15, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. The Borrower's obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of the Indentures applicable to an Offer to Purchase made by the Borrower and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

  If a Change of Control occurs which also constitutes an event of default under the Bank Credit Facility, the lenders under the Bank Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Bank Credit Facility. Accordingly, any claims of such lenders with respect to the assets of the Borrower will be prior to any claim of the holders of the Notes with respect to such assets.

  If an Offer to Purchase is made, there can be no assurance that the Borrower will have available funds sufficient to pay for all of the Notes that might be tendered by holders of Notes seeking to accept the Offer to Purchase. If the Borrower fails to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control, such failure will constitute an Event of Default under the applicable Indenture. See "--Events of Default" below.

  If the Borrower makes an Offer to Purchase, the Borrower will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of the Indentures relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

  Except as described above with respect to a Change of Control, the Indentures do not contain provisions that permit the holders of the Notes to require that the Borrower repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The Restructuring Transaction, as currently contemplated, would not constitute a Change of Control.

CERTAIN COVENANTS

  Limitation on Restricted Payments.   Under the terms of the Indentures, the
Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

  (i) declare or pay any dividend or any other distribution on any Equity Interests of the Borrower or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Borrower or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Borrower or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Borrower or in options, warrants or other rights to purchase Qualified Equity Interests of the Borrower);

  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any Restricted Subsidiary (other than any such Equity Interests owned by the Borrower or any Restricted Subsidiary);

  (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by any Restricted Subsidiary); or

  (iv) make any Investment (other than Permitted Investments) in any Person (other than in the Borrower, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Borrower or a Restricted Subsidiary (provided the Borrower or a Restricted Subsidiary is the survivor) as a result of or in connection with such Investment) (such payments or any other actions (other than the exceptions thereto) described in (i), (ii), (iii) and (iv) collectively, "Restricted Payments"), unless

  (a) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to such Restricted Payment;

  (b) immediately after giving effect to such Restricted Payment, the Borrower would be able to Incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of "-- Limitation on Indebtedness" below; and

  (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) the difference between (x) the Cumulative Operating Cash Flow determined at the time of such Restricted
Payment and (y) 150% of cumulative Consolidated Interest Expense of the Borrower determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Borrower is available, plus
(2) the aggregate net cash proceeds received by the Borrower either (x) as capital contributions to the Borrower after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Borrower or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accrued or accreted amount, if less) of any Indebtedness of the Borrower or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Borrower, plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment and (ii) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "--Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" below, the Borrower's proportionate interest in an amount equal to the excess of
(x) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), plus (6) (to the extent not included in the computation of Cumulative Operating Cash Flow) the amount of cash dividends or cash distributions (other than to pay taxes) received from any Unrestricted Subsidiary since the Issue Date, minus (7) the greater of (i) $0 and (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Borrower which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "--Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" below. As presently contemplated, the Restructuring Transaction, pursuant to which the Borrower shall transfer substantially all of its assets to New PRIMESTAR and New PRIMESTAR shall assume, among other liabilities, the Exchange Notes (and any Notes outstanding), which assumption of such notes shall be evidenced by the execution by New PRIMESTAR of supplemental indentures governing the notes, would not constitute a default under the Indentures with respect to the foregoing provisions.

  The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of formal notice such payment or redemption would comply with the provisions of the Indentures; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Borrower in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Borrower; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Borrower; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Notes; (iv) Investments in the Partnership required pursuant to a vote of the partners of the Partnership, not to exceed $60.0 million in the aggregate since the Issue Date; (v) Investments made within three years of the Issue Date in Persons engaged in the provision of C-band direct-to-home television programming services (any such Person, a "C-Band Entity"); provided, however, that (x) immediately after giving effect to such Investment the Borrower or a Restricted Subsidiary owns not less than 50.0% of the voting power of the outstanding Voting Equity Interests in such C-Band Entity and not less than 50.0% of the outstanding economic Equity Interests in such C-Band Entity and (y) the aggregate amount of such Investments made since the Issue Date shall not exceed $90.0 million (any such Investment made pursuant to this clause (v) a "C-Band Investment"); (vi) Investments in ResNet so long as ResNet is engaged in whole or in substantial part in the business of providing entertainment, data, information and/or telecommunications services to MDUs and other commercial markets, not to exceed $45.0 million in the aggregate since the Issue Date; (vii) any Investment to the extent that the consideration therefor consists of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Borrower; provided, however, that any such net cash proceeds are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (viii) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of the Borrower or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Borrower or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, not to exceed $3.0 million in any calendar year and $15.0 million in the aggregate since the Issue Date; (ix) the acquisition of any general or limited partnership interest in the Partnership with the net proceeds of any Indebtedness Incurred pursuant to clause (i) of the second paragraph of "--Limitation on Indebtedness" below; (x) Investments in any Unrestricted Subsidiary that holds any high power satellite or the governmental authorizations relating thereto to be used solely to pay the operating and financing expenses of such Unrestricted Subsidiary in an amount not to exceed the product of (x) the Borrower's percentage equity interest in such Unrestricted Subsidiary, times (y) such Unrestricted Subsidiary's share of satellite construction and financing costs; provided, however, that the funds used for such Investments shall be derived solely from Consolidated Operating Cash Flow since the Issue Date of the High Power Satellite Transmission Subsidiary (so long as such Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary shall not have been otherwise expended); provided, however, that no such Investment pursuant to this clause (x) shall be permitted to the extent that the Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary to be utilized to effect such Investment was included in the calculation of the Cumulative Operating Cash Flow at any time prior to the making of such Investment; (xi) Investments in any other Person engaged in the satellite, telecommunications, entertainment, electronics or any related industry, not to exceed $50.0 million in the aggregate outstanding at any time; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such amount shall be increased to a maximum of (I) $75.0 million in the aggregate outstanding at any time if, as of the end of the most recently completed fiscal quarter of the Borrower after the Issue Date, the Borrower shall have provided an Officers' Certificate to the Trustees that the Borrower and the Restricted Subsidiaries had as of such date in excess of 1.2 million subscribers or (II) $90.0 million in the aggregate outstanding at any time if, as of the end of the most recently completed fiscal quarter of the Borrower after the Issue Date, the Borrower shall have provided an Officers' Certificate to the Trustees that the Borrower and the Restricted Subsidiaries had as of such date in excess of
1.6 million subscribers; (xii) the payment of dividends in any period (I) on preferred stock of the Borrower issued in connection with any C-Band Investment in a C-Band Entity, but only up to the amount of cash dividends ("C-Band Dividends") received by the Borrower from such C-Band Entity in the same period (to the extent that such cash dividends have not otherwise been expended by the Borrower) or (II) issued in connection with any C-Band Investment which results in any C-Band Entity becoming a Restricted Subsidiary (such Restricted Subsidiary, a "Restricted C-Band Subsidiary"), but only up to the amount of Consolidated Operating Cash Flow received as cash dividends by the Borrower from the Restricted C-Band Subsidiaries in the same period (to the extent that such cash dividends have not otherwise been expended by the Borrower); provided, however, that no such dividends pursuant to this clause (xii) shall be permitted to the extent that C-Band Dividends or the Consolidated Operating Cash Flow of any Restricted C-Band Subsidiary to be utilized to effect any such dividends was included in the calculation of Cumulative Operating Cash Flow at any time prior to the payment of such dividends; or (xiii) the repurchase of Equity Interests of the Borrower in an amount not to exceed $10.0 million in the aggregate since the Issue Date; provided, however, that in the case of each of clauses (ii), (iii), (iv), (v), (vi), (vii), (x), (xi), (xii) and (xiii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom. For purposes of this paragraph, any Investment made in any Person that subsequently becomes a Restricted Subsidiary shall be deemed not to be outstanding so long as such Person is a Restricted Subsidiary.

  For purposes of clause (x) of the preceding paragraph, in determining Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary, the definition of "Consolidated Operating Cash Flow" shall be used, but references in such definition to the Borrower and the Restricted Subsidiaries shall be deemed to refer to the High Power Satellite Transmission Subsidiary and its Subsidiaries. The Borrower shall not calculate such Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary in any manner, or take any other action, that would result in such Consolidated Operating Cash Flow being greater than what it would have been if the High Power Satellite Transmission Subsidiary were an Affiliate of the Borrower that was not a Restricted Subsidiary. For purposes of clause (xii) of the preceding paragraph, in determining Consolidated Operating Cash Flow of any Restricted C-Band Subsidiary, the definition of "Consolidated Operating Cash Flow" shall be used, but references in such definition to the Borrower and the Restricted Subsidiaries shall be deemed to refer to the Restricted C-Band Subsidiary and its Subsidiaries. The Borrower shall not calculate such Consolidated Operating Cash Flow of any Restricted C-Band Subsidiary in any manner, or take any other action, that would result in such

Consolidated Operating Cash Flow being greater than what it would have been if such Restricted C-Band Subsidiary were an Affiliate of the Borrower that was not a Restricted Subsidiary.

  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (viii), (x), and (xiii) of the second preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (ix),
(xi), and (xii) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment. If after the date of making any Investment made in compliance with this covenant which is a guarantee, letter of credit or other credit support any payments are made in respect of such Investment, such payment shall not be deemed an additional Restricted Payment to the extent the amount thereof, when added together with all other payments made in respect of such Investment since the date such Investment was made, is not in excess of the amount of the Investment.

  Limitation on Indebtedness.   The  Borrower shall not, and shall not cause or
permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests except for Permitted Indebtedness; provided, however, that the Borrower may Incur Indebtedness and the Borrower may issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to (i) 7.25 to 1.0 if the date of such Incurrence is on or before December 31, 1999, (ii) 6.50 to 1.0 if the date of such Incurrence is after December 31, 1999 and on or prior to December 31, 2001 and (iii) 5.75 to 1.0 if the date of such Incurrence is after December 31, 2001.

  The foregoing limitations will not apply to the Incurrence by the Borrower (or any Restricted Subsidiary with respect to clauses (b), (d), (e), (g), (i),
(j), (l) and (m) below of this paragraph) of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

  (a) Indebtedness under the Senior Subordinated Notes and the Senior Subordinated Discount Notes and the Indentures;

  (b) Existing Indebtedness;

  (c) Indebtedness under the Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) $750.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter) and increased by any increase in the aggregate commitments under the Bank Credit Facility agreed to in connection with the occurrence of a Replacement Satellite Event (as defined in the Bank Credit Facility as in effect on the Issue Date) thereunder (provided that such increase shall not be effective for purposes of this paragraph (a) until (x) the successful launch and commencement of operations of a permanent substitute satellite to GE-2 pursuant to a procedure of acceptance substantially similar to the procedure regarding acceptance of GE-2 or (y) the successful implementation, as certified by the Borrower to the Trustees, of a plan of continued operation of the PRIMESTAR(R) business agreed to in writing by the Borrower and the arranging agents under the Bank Credit Facility, plus (B) any amounts outstanding under the Bank Credit Facility that utilize subparagraph (o) of this paragraph of this covenant;

  (d) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Borrower or any Restricted Subsidiary and (y) Indebtedness of the Borrower owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Borrower's obligations under any Senior Indebtedness, the Indentures and the Notes (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Borrower or any Restricted Subsidiary referred to in this clause (d) to a Person (other than the Borrower or any Restricted Subsidiary); (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary which holds Indebtedness of the Borrower or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (iii) the designation of a Restricted Subsidiary which holds Indebtedness of the Borrower or any other Restricted Subsidiary as an

Unrestricted Subsidiary;

  (e) guarantees by any Restricted Subsidiary of Senior Indebtedness of the Borrower; provided, however, that if any such guarantee shall be Incurred in respect of any Senior Indebtedness of the Borrower which has registration rights (including the requirement to effect an exchange offer registered under the Securities Act) or which is registered under the Securities Act, such Restricted Subsidiary shall guarantee the Notes on a senior subordinated basis as provided in the Indentures;

  (f) Interest Rate Protection Obligations of the Borrower relating to Indebtedness of the Borrower (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under this covenant); provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

  (g) Purchase Money Indebtedness and Capitalized Lease Obligations which do not exceed $35.0 million in the aggregate at any one time outstanding;

  (h) Indebtedness or Disqualified Equity Interests to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness or Disqualified Equity Interests Incurred in compliance with the Debt to Operating Cash Flow Ratio of the first paragraph of this covenant or clause (a), (b), (i), (j), (k), (l) or (m) of this paragraph of this covenant; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness or Disqualified Equity Interests provide for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iii) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness or Disqualified Equity Interests may only be refinanced with Subordinated Indebtedness or Disqualified Equity Interests; (iv) no Restricted Subsidiary may Incur Indebtedness to refinance Indebtedness of the Borrower; and (v) with respect to any refinancing of Indebtedness Incurred pursuant to clauses (i),
(j), (k) or (l) of this paragraph, such refinancing pursuant to this clause (h) also shall be deemed to be Incurred pursuant to clause (i), (j), (k) or (l), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt Incurrence capacity under such clauses);

  (i) Indebtedness (including Acquired Indebtedness) not to exceed $180.0 million in aggregate principal amount at any time outstanding, Incurred in connection with the acquisition by the Borrower or any Restricted Subsidiary of partnership interests in the Partnership not owned by the Borrower or any Restricted Subsidiary (including, without limitation, the acquisition of a Person (other than the Borrower or any Restricted Subsidiary) that owns partnership interests in the Partnership); provided, however, that (i) after giving effect to such purchase the Borrower or a Restricted Subsidiary owns such partnership interests and all right and title with respect thereto (including the income and profits therefrom); and (ii) any such Indebtedness Incurred by any Restricted Subsidiary shall only be permitted to be Incurred if it is Acquired Indebtedness and shall not be Incurred if such Acquired Indebtedness was Incurred in connection with, in contemplation of or with a view to such transaction;

  (j) Indebtedness (including Acquired Indebtedness) Incurred in connection with the acquisition of any Person distributing PRIMESTAR(R) television programming or the acquisition of any subscribers of any distributor of PRIMESTAR(R) television programming and the right to distribute PRIMESTAR(R) television programming to such subscribers (and related assets and rights); provided, however, that (i) the aggregate amount of any such Indebtedness Incurred in connection with any such acquisition shall not exceed $750.00 per subscriber acquired in such acquisition; (ii) such acquisition is effected through the Borrower or any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary; and (iii) any such Indebtedness Incurred by any Restricted Subsidiary shall only be permitted to be Incurred if it is Acquired Indebtedness and shall not be Incurred if such Acquired Indebtedness was Incurred in connection with, in contemplation of or with a view to such transaction;

  (k) Indebtedness to fund purchases of inventory of integrated receiver decoders and other related subscriber equipment to be used in the business of the Borrower and the Restricted Subsidiaries not to exceed in the aggregate at any time outstanding the lesser of (x) 50% of the aggregate cost of such decoders and equipment and (y) $50.0 million;

  (l) Indebtedness (including Acquired Indebtedness) Incurred to effect the acquisition of other satellite communications businesses (or Persons engaged in such business) (a "Related Acquisition") or to make C-Band Investments (so long as such C-Band Investment results in the ownership by the Borrower or any Restricted Subsidiary of not less than 50% of the economic and Voting Equity Interests in the subject Person or is made to fund the acquisition of other satellite communications businesses by such Person in whom the C-Band Investment is being made (so long as such acquisition is effected by such Person or one of its subsidiaries)); provided, however, that (i) the aggregate amount of any such Indebtedness Incurred to effect any such Related Acquisition shall not exceed
(x) $750.00 per subscriber acquired in such acquisition if such Related Acquisition is in the medium or high power segment of the satellite communications industry or (y) $500.00 per subscriber acquired in such Related Acquisition if such Related Acquisition is in the C-band segment of the satellite communications industry; (ii) such Related Acquisition is effected through the Borrower or any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary; (iii) the aggregate amount of any such indebtedness Incurred to effect any C-Band Investments shall not exceed (x) if such C-Band Investment is the initial Investment in the Person in whom the C-Band Investment is being made, $250.00 per subscriber existing at the time thereof of such Person in whom such C-Band Investment is being made and (y) $250.00 per subscriber acquired if such C-Band Investment is made to fund the acquisition by the Person in whom such C-Band Investment is being made of other satellite communications businesses; and (iv) any such Indebtedness Incurred by any Restricted Subsidiary shall only be permitted to be Incurred if it is Acquired Indebtedness and shall not be Incurred if such Acquired Indebtedness was Incurred in connection with, in contemplation of or with a view to such transaction;

  (m) Indebtedness under any guarantee, letter of credit or other credit support with respect to (x) any obligations of the Partnership under the Partnership Credit Agreement (or any refinancing thereof) to the extent such obligation was Incurred by the Partnership to finance any Tempo Satellite or (y) any obligations of the Partnership under the GE-2 Agreement, in each case, to the extent the provision thereof is a Permitted Investment under clause (n) of the definition of "Permitted Investments"; and

  (n) in addition to the items referred to in clauses (a) through (m) above, Indebtedness of the Borrower (including any Indebtedness under the Bank Credit Facility that utilizes this subparagraph (n)) having an aggregate principal amount not to exceed $50.0 million at any time outstanding; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such amount shall be increased to a maximum of $100.0 million if, as of the end of the most recently completed fiscal quarter of the Borrower after the Issue Date, the Borrower shall have provided an Officers' Certificate to the Trustees that the Borrower and the Restricted Subsidiaries had as of such date in excess of 1.2 million subscribers.

  Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Borrower or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Borrower or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Borrower or any Restricted Subsidiary; provided, however, that any Indebtedness of any Unrestricted Subsidiary existing at the time of its designation as a Restricted Subsidiary pursuant to the Required Designation shall not be deemed Incurred at such time for purposes of the covenant.

  If the Borrower Incurs any Indebtedness pursuant to the Debt to Operating
Cash Flow Ratio of the first paragraph of this covenant and included in the calculation thereof the Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary, C-Band Dividends or the Consolidated Operating Cash Flow of any Restricted C-Band Subsidiary, then such Indebtedness will be deemed to not have been Incurred in compliance with this covenant (unless otherwise incurrable at such time under any of subparagraphs (a)-(o) of the second paragraph of this covenant) if the Borrower or any Restricted Subsidiary thereafter makes any Restricted Payment pursuant to clause (x) or
(xii) of the second paragraph of "--Limitation on Restricted Payments" above and such Indebtedness could not have been Incurred at the time of its Incurrence if any such Investment were made immediately prior to such Incurrence.

  Limitation on Senior Subordinated Indebtedness.   The  Borrower shall not,
directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinated in right of payment to any Senior Indebtedness.

  Limitations on Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries.   The  Borrower shall not, and shall not cause or permit any
Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Borrower or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Borrower or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Borrower or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Bank Credit Facility, any Basic Document or any other agreement of the Borrower or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Bank Credit Facility on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Borrower or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Borrower or any Restricted Subsidiary, or the properties or assets of the Borrower or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "--Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause (h) of the second paragraph of "--Limitation on Indebtedness" above; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (viii) the Notes Indentures; or (ix) any such customary encumbrance or restriction existing under any other security agreement, instrument or document hereafter in effect; provided, however, that the terms and conditions of any such encumbrance or restriction are not more restrictive than those contained in the Bank Credit Facility as in effect on the Issue Date. Anything contained herein to the contrary notwithstanding, the Borrower and its Subsidiaries shall in no event be prohibited or restrained from granting, and causing to be effective, any lien or security interest securing the obligations of the Borrower and the Restricted Subsidiaries under the Bank Credit Facility.

  Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted
Subsidiary.   (a) Tempo and its Subsidiaries are initially designated by TSAT as Unrestricted Subsidiaries as of the Issue Date. The Borrower may designate after the Issue Date any other Subsidiary of the Borrower as an "Unrestricted Subsidiary" under the Indentures (a "Designation") only if:

  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (ii) at the time of and after giving effect to such Designation, the Borrower could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of "-- Limitation on Indebtedness" above; and

  (iii) The Borrower would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "--Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the

Borrower's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

  Notwithstanding the above, no Subsidiary of the Borrower shall be designated an Unrestricted Subsidiary which (i) holds the partnership interest in (or any debt or equity interest in) the Partnership or distributes, directly or indirectly, PRIMESTAR(R) television programming service or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, such partnership interests or such distribution or (ii) conducts, directly or indirectly, the High Power Satellite Transmission Business or the business of distributing high power DBS services to subscribers (or, if the proposed Cable Plus strategy is implemented, the business of distributing the Cable Plus service to cable system operators), or has any interest in any such business or the right to receive the income or profits therefrom.

  Neither the Borrower nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (other than Tempo pursuant to the Bank Credit Facility), except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of the Indentures, including, without limitation, pursuant to "--Limitation on Restricted Payments" above and "--Disposition of Proceeds of Asset Sales" below, and except for any non-recourse guarantee given solely to support the pledge by the Borrower or any Restricted Subsidiary of the Equity Interests of any Unrestricted
Subsidiary.

  (b) The Borrower shall designate (the "Required Designation") Tempo (or any other Unrestricted Subsidiary which owns any Tempo Satellite or any right or interest therein or holds a Lien in respect thereof or the right to receive income or profits therefrom (Tempo or any such Unrestricted Subsidiary, the "Satellite Subsidiary")) as a Restricted Subsidiary and revoke its designation as an Unrestricted Subsidiary if as of the end of any complete fiscal quarter of such Satellite Subsidiary after the Issue Date, the remainder of (x) Consolidated Operating Cash Flow of such Satellite Subsidiary for the immediately preceding complete fiscal quarter, minus (y) Consolidated Interest Expense of such Satellite Subsidiary for such immediately preceding complete fiscal quarter, minus (z) any scheduled principal payments in respect of Indebtedness of such Satellite Subsidiary made during such immediately preceding complete fiscal quarter is greater than $1.0 million. For purposes of determining Consolidated Operating Cash Flow and Consolidated Interest Expense of any Satellite Subsidiary pursuant to the immediately preceding sentence, the definitions "Consolidated Operating Cash Flow" and "Consolidated Interest Expense" shall be used, but references to the Borrower and the Restricted Subsidiaries in such definitions shall be deemed to refer to the relevant Satellite Subsidiary and its Subsidiaries.

  (c) The Borrower may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indentures; provided, however, that the foregoing shall not apply to the Required Designation.

  All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Borrower, delivered to the Trustees certifying compliance with the foregoing provisions.

  Limitation on Liens. The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing any Senior Indebtedness or any guarantee of Senior Indebtedness by any Restricted Subsidiary and (ii) Permitted Liens.

  Disposition of Proceeds of Asset Sales.   (a)  the Borrower shall not, and
shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and
(ii) at least 85% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in the same lines of business being conducted by the Borrower or any Restricted Subsidiary at such time or (C) Equity Interests in one or more Persons which thereby become Restricted Subsidiaries whose assets consist primarily of properties and capital assets used in the same line of business being conducted by the Borrower or any Restricted Subsidiary at such time. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Borrower or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Borrower and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Borrower or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Borrower or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Borrower or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Borrower or the Restricted Subsidiaries.

  The Borrower or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 375 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, (ii) commit in writing to acquire, construct or improve properties and capital assets to be used in the same line of business being conducted by the Borrower or any Restricted Subsidiary at such time and so apply such Net Cash Proceeds within 375 days after the receipt thereof, or (iii) apply the Net Cash proceeds of any Asset Sale within 375 days after receipt thereof to the making of any Investment which is permitted to be made under "--Limitation on Restricted Payments" above.

  To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 375 days of such Asset Sale as described in clause (i), (ii) or
(iii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Borrower shall, within 20 days after such 375th day, make an Offer to Purchase all outstanding Notes of each tranche up to a maximum principal amount (in the case of the Senior Subordinated Notes) or Accreted Value (in the case of the Senior Subordinated Discount Notes) (expressed as a multiple of $1,000) of Notes equal to the Securities Portion of Unutilized Net Cash Proceeds, at a purchase price in cash equal to (x) with respect to the Senior Subordinated Notes, 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date, and (y) with respect to the Senior Subordinated Discount Notes, 100% of the Accreted Value on the Purchase Date, unless the Purchase Date is on or after the earlier to occur of February 15, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $15.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph.

  In the event that any other Indebtedness of the Borrower which ranks pari passu with either tranche of the Notes (including the other tranche of the Notes) (the "Other Indebtedness") requires that an offer to repurchase such Indebtedness be made upon the consummation of any Asset Sale, the Borrower may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Offer to Purchase to offer to purchase such Other Indebtedness and to an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Notes of such tranche is not less than the Securities Portion of Unutilized Net Cash Proceeds. With respect to any Unutilized Net Cash Proceeds, the Borrower shall make the Offer to Purchase in respect thereof at the same time under each Indenture and at the same time as the analogous offer to purchase is made under any Other Indebtedness and the Purchase Date in respect thereof shall be the same under each Indenture and the same as the purchase date in respect thereof pursuant to any Other Indebtedness.


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


  For purposes of this covenant, "Securities Portion of Unutilized Net Cash Proceeds" means, with respect to either tranche of the Notes, the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction the numerator of which is the principal amount or Accreted Value of all Notes of such tranche tendered pursuant to the Offer to Purchase related to such Unutilized Net Cash Proceeds (the "Securities Amount") and the denominator of which is the sum of the Securities Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Offer to Purchase.

  With respect to any Offer to Purchase effected pursuant to this covenant, among the Senior Subordinated Notes, to the extent the aggregate principal face amount of Senior Subordinated Notes tendered pursuant to such Offer to Purchase exceeds the Securities Portion of Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal face amount of such Senior Subordinated Notes tendered by each holder, and, as among the Senior Subordinated Discount Notes, to the extent that the Accreted Value as of the Purchase Date (or principal amount at maturity after February 15, 2002 or, if a Cash Interest Election shall have been made, the Cash Interest Election Date) of the Senior Subordinated Discount Notes tendered pursuant to such Offer to Purchase exceeds the Securities Portion of Unutilized Net Cash Proceeds with respect thereto, such Notes shall be purchased pro rata based on the Accreted Value as of the Purchase Date (or principal amount at maturity after February 15, 2002 or, if a Cash Interest Election shall have been made, the Cash Interest Election Date) of such Senior Subordinated Discount Notes tendered by each holder.

  In the event that the Borrower makes an Offer to Purchase the Notes, the Borrower shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indentures relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

  (b) Each holder shall be entitled to tender all or any portion of the Notes owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering holders as described above.

  (c) So long as there are any amounts owed or due by the Borrower or any Subsidiary to the Partnership under the Tempo Letter Agreements, or the Borrower or any Restricted Subsidiary is directly or indirectly obligated, contingently or otherwise, for any obligations under the Partnership Credit Agreement (pursuant to any letter of credit, guarantee or other credit support or otherwise), for purposes of the foregoing covenant, the sale or lease of either or both of the Tempo Satellites (whether or not the Subsidiary owning such Tempo Satellite is a Restricted Subsidiary), or any transponder thereon or capacity thereof, to the Partnership or any other Person shall be considered an Asset Sale unless (i) if such sale or lease is to the Partnership of both
Tempo Satellites, any balance due by the Borrower or any Subsidiary to the Partnership under the Tempo Letter Agreements shall be permanently extinguished and if such sale or lease is to the Partnership of only one Tempo Satellite, then 100% of the net proceeds thereof are applied to the balance due by the Borrower or any Subsidiary to the Partnership under the Tempo Letter Agreements and (ii) if such sale or lease is to any other Person, 100% of the net proceeds thereof are applied to the balance due under the Partnership Credit Agreement to the extent that the Borrower or any Restricted Subsidiary has any letter of credit, guarantee or other credit support outstanding in respect thereof and thereafter to the balance due by the Borrower or any Subsidiary to the Partnership under the Tempo Letter Agreements. The Borrower shall not and shall not cause or permit any Subsidiary to enter into or suffer to exist any agreement, instrument, encumbrance or restriction which would, directly or indirectly, limit, prohibit or restrict the compliance by the Borrower and its Subsidiaries with the foregoing sentence.

  (d) If the Borrower or any Restricted Subsidiary is engaged in the High Power Satellite Transmission Business, the Borrower shall not and shall not cause or permit any such High Power Satellite Transmission Subsidiary to sell, convey, transfer, lease, assign, or otherwise encumber (i) any Tempo Satellite (or any contract rights related to the construction, launch or insurance thereof), (ii) any orbital slot owned by the Borrower or any Subsidiary, (iii) the Equity Interests of any Subsidiary which owns any Tempo Satellite or any orbital slot or any right, license, authorization or permit with respect to any such orbital slot owned by such Subsidiary, or any other interest in an orbital slot which may be sold or otherwise disposed of in compliance with all applicable law (including the Communications Act and the rules and regulations promulgated thereunder) or (iv) the income or profits of any of the foregoing, unless in any such case, immediately after such a transaction the Borrower or such High Power Satellite Transmission Subsidiary has in place a binding agreement providing for dedicated satellite capacity sufficient to serve its High Power Satellite Transmission Business at least until the stated maturity of the Notes and files such agreement with the Trustee together with an Officers' Certificate certifying that such agreement meets the foregoing criteria.

  Amendments to Certain Agreements.   The  Borrower shall not, and shall not
cause or permit any Restricted Subsidiary to, amend, modify or waive, or refrain from enforcing, any provision of the Basic Documents in any manner adverse to the Borrower or any of its Subsidiaries or the holders of the Notes in any material respect as determined by the Board of Directors of the Borrower. This covenant shall not be construed to prohibit the Borrower or any Restricted Subsidiary from terminating any of the Basic Documents, if a majority of the disinterested members of the Board of Directors of the Borrower shall determine that it is in the best interests of the Borrower to do so.

  Tempo Satellites; Maintenance of Insurance.   (a) Prior to 180 days
following the successful launch of any Tempo Satellite (which, in the case of Tempo DBS-1, occurred on March 8, 1997), the Borrower shall not terminate the Satellite Construction Agreement or amend, modify or refrain from enforcing any provision thereof in any manner adverse to the Borrower or any of its Subsidiaries or the holders of the Notes in any material respect, as determined by the Board of Directors of the Borrower, and shall not amend, modify or refrain from enforcing any provision thereof regarding the rights of the Borrower under the Satellite Construction Agreement (if any) with respect to any failure of any Tempo Satellite that may occur during the 180 day period immediately thereafter.

  (b) If the Borrower or any Subsidiary is engaged in the High Power Satellite Transmission Business, so long as a ground spare satellite of comparable quality and capacity has not been completely constructed and available to be launched and to provide (pursuant to a binding agreement, a copy of which has been filed with the Trustees) sufficient capacity to the Borrower or the Subsidiary conducting the High Power Satellite Transmission Business to conduct such business on a competitive basis and service its subscribers, then within 30 days after the acceptance of any Tempo Satellite by the Borrower or any Subsidiary after completion of in-orbit testing by the builder thereof the Borrower shall, or shall cause a Restricted Subsidiary to, obtain (to the extent commercially available upon reasonable terms), and thereafter maintain, In-Orbit Insurance with respect to the Tempo Satellite (or any permanent replacement thereof) providing the servicing capacity with respect to such High Power Satellite Transmission Business. The Borrower or such Restricted Subsidiary shall be named as the insured under such In-Orbit Insurance (provided that only a senior secured creditor of the Borrower or a Restricted Subsidiary may also be designated as a named insured under such In-Orbit Insurance).

  (c) In the event that the Borrower or any of its Subsidiaries receives any damages or other amounts due under the Satellite Construction Agreement (including, without limitation, the refund of the full purchase price of any Tempo Satellite which has not been delivered pursuant to the terms thereof) all such amounts shall be deemed to be Net Cash Proceeds from an Asset Sale and the Borrower shall apply such proceeds as required by the second and third full paragraphs under subparagraph (a) of "--Disposition of Proceeds of Asset Sales" above, except as provided by subparagraph (c) thereof.

  Merger, Sale of Assets, etc. The Borrower shall not consolidate with or merge with or into (whether or not the Borrower is the Surviving Person) any other entity and the Borrower shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Borrower's properties and assets (determined on a consolidated basis for the Borrower and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Borrower shall be the Surviving Person or (y) the Surviving Person (if other than the Borrower) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indentures and the Registration Rights Agreements to be performed or observed on the part of the Borrower; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Borrower or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Borrower or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Borrower are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of "--Limitation on Indebtedness" above; provided, however, that the condition set forth in this clause (iii) need not be satisfied in connection with the merger or consolidation with or into the Borrower or any Restricted Subsidiary of any Person holding partnership interests in the Partnership if (x) such merger or consolidation is effected for the purpose of acquiring the partnership interests in the Partnership held by such Person (provided that the amount of partnership interests in the Partnership held by such Person on the date of such merger or consolidation is not less than the amount held by such Person on the Issue Date otherwise than pursuant to the transfer of partnership interests in the Partnership to another Person who has been or simultaneously therewith will be merged or consolidated with or into the Borrower or any Restricted Subsidiary or the dilution of such Person's partnership interests in the Partnership solely due to its failure to pay capital contributions required by the Partnership Agreement) and (y) in connection with such acquisition of such partnership interests the Borrower or a Restricted Subsidiary acquires all rights of such Person (and its Affiliates) to distribute PRIMESTAR(R) programming services.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Borrower shall be deemed to be the transfer of all or substantially all the properties and assets of the Borrower.

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the second immediately preceding paragraph in which the Borrower is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Borrower under the Notes, the Notes Indentures and the Registration Rights Agreements pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower and the Borrower shall be discharged from its Obligations under the Notes Indentures and the Notes.

  Transactions with Affiliates. The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Equity Interests of the Borrower or any officer, director or employee of the Borrower or any Restricted Subsidiary (each an "Affiliate Transaction"), unless such Affiliate Transaction is on terms which are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. If such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $15.0 million, the Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, enter into such Affiliate Transaction, unless a majority of the disinterested members of the Board of Directors of the Borrower shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions; provided, however, that if such Affiliate Transaction is in the ordinary course of business consistent with the past practice of any business of the Borrower or a Restricted Subsidiary, including the High Power Satellite Transmission Business, then there shall be no need to comply with this sentence. In the event that the Borrower obtains a written opinion from an Independent Financial Advisor (and files the same with the Trustees) stating that the terms of an Affiliate Transaction are fair, from a financial point of view, to the Borrower or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be, such opinion will conclusively meet the requirements of the first sentence of this paragraph and there shall be no need to comply with the second sentence of this paragraph.

  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Borrower and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Borrower entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) the Basic Documents, each as in effect on the Issue Date, including any amendment or extension thereof that does not otherwise violate any other covenant set forth in the Indentures, and any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) the issue and sale by the

Borrower to its stockholders of Qualified Equity Interests; (v) any Restricted Payments made in compliance with "--Limitation on Restricted Payments" above;
(vi) loans and advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (vii) the Incurrence of intercompany Indebtedness permitted pursuant to clause (d) of the second paragraph of "-- Limitation on Indebtedness" above; and (viii) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof.

  Provision of Financial Information.   Whether or not the  Borrower is subject
to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Borrower shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Borrower would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Borrower were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Borrower would have been required so to file such documents if the Borrower were so subject. the Borrower shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all holders, as their names and addresses appear in the Note Register, without cost to such holders, and (ii) file with the Trustees, copies of the annual reports, quarterly reports and other documents which the Borrower is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Borrower with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any holder. In addition, for so long as any Notes remain outstanding, the Borrower will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

  Payments for Consent. Neither the Borrower nor any of its Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  EVENTS OF DEFAULT

  The occurrence of any of the following will be defined as an "Events of Default" under each Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indentures described under "--Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of the Indentures described under "-- Subordination of the Notes" above); (c) default in the payment of principal of or interest on Notes required to be purchased pursuant to any Offer to Purchase required by the Indentures when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the Indentures described under "--Subordination of the Notes" above); (d) failure to perform or comply with any of the provisions described under "--Certain Covenants-- Merger, Sale of Assets, etc." above; (e) failure to perform any other covenant, warranty or agreement of the Borrower or the Guarantors under the Indentures, or in the Notes continued for 30 days or more after written notice to the Borrower by the applicable Trustee or holders of at least 25% in aggregate principal face amount of the outstanding Senior Subordinated Notes or holders of at least 25% of the aggregate principal amount at maturity of the Senior Subordinated Discount Notes, as the case may be, under the applicable Indenture;
(f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Borrower or any of its Significant Restricted Subsidiaries or, so long as the Borrower or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, the Partnership having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Borrower or any of its Significant Restricted Subsidiaries or, so long as the Borrower or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, the Partnership to pay principal when due at the stated maturity of any such Indebtedness; provided, however, that it shall not be an Event of Default if such Indebtedness shall have been repaid in full or such acceleration shall have been rescinded within 20 days; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Borrower or any of its Significant Restricted Subsidiaries in an amount of $15.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; or (h) certain events of bankruptcy, insolvency or reorganization affecting the Borrower or any of its Significant Restricted Subsidiaries or, so long as the Borrower or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, the Partnership. Subject to the provisions of the Indentures relating to the duties of the Trustees, in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the Indenture to which it is a party at the request or direction of any of the holders of Notes issued thereunder, unless such holders shall have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in aggregate principal face amount of the outstanding Senior Subordinated Notes or the holders of a majority in aggregate principal amount at maturity of the Senior Subordinated Discount Notes, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, as the case may be, or exercising any trust or power conferred on such Trustee.

  If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Borrower described in clause (h) of the preceding paragraph) occurs and is continuing, the applicable Trustee or the holders of at least 25% in aggregate principal face amount of the outstanding Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount at maturity of the outstanding Senior Subordinated Discount Notes, as the case may be, by notice in writing to the Borrower may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Senior Subordinated Notes and Senior Subordinated Discount Notes, as the case may be, to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the applicable Indenture or the Senior Subordinated Notes and Senior Subordinated Discount Notes, as the case may be, to the contrary, but subject to the provisions limiting payment described above under "--Subordination of the Notes," will become immediately due and payable; provided, however, that so long as the Bank Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Borrower described in clause (h) of the preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Notes to the agent under the Bank Credit Facility and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Bank Credit Facility. If an Event or Default specified in clause (h) of the preceding paragraph with respect to the Borrower occurs under an Indenture, the Notes outstanding thereunder will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee thereunder or any holder of such Notes.

  Any such declaration with respect to the Notes may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of (and premium, if any) or interest on the Notes) may be waived by the holders of a majority of the principal amount of the outstanding Senior Subordinated Notes or a majority of the principal amount of maturity of the outstanding Senior Subordinated Discount Notes, as the case may be, upon the conditions provided in the applicable Indenture. For information as to waiver of defaults, see "--Modification and Waiver" above.

  Each Indenture provides that the Trustee thereunder shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding thereunder, give the holders of such Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to such Notes or a Default or Event of Default in complying with "--Certain Covenants--Merger, Sale of Assets, etc." above, the applicable Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders of the applicable Notes.

  No holder of any Note will have any right to institute any proceeding with respect to the relevant Indenture or for any remedy thereunder, unless such holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default thereunder and unless the holders of at least 25% of the aggregate principal face amount of the outstanding Senior Subordinated Notes or the holders of at least 25% of the aggregate principal amount of maturity of the outstanding Senior Subordinated Discount Notes, as the case may be, under such Indenture shall have made written request, and offered reasonable indemnity, to the relevant Trustee to institute such proceeding as Trustee, and such Trustee shall have not have received from the holders of a majority in aggregate principal face amount of such outstanding Senior Subordinated Notes or the holders of a majority in aggregate principal amount at maturity of such outstanding Senior Subordinated Discount Notes, as the case may be, a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  The Borrower will be required to furnish to each Trustee annually a statement as to the performance by it of certain of its obligations under the applicable Indenture and as to any default in such performance.

  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Borrower or any of its Affiliates, as such, shall have any liability for any obligations of the Borrower or any of its Affiliates under the Notes or the Notes Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

  SATISFACTION AND DISCHARGE OF NOTES INDENTURES; DEFEASANCE

  The Borrower may terminate its substantive obligations in respect of either tranche of the Notes by delivering all outstanding Notes of such tranche to the applicable Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Notes of such tranche or otherwise. In addition to the foregoing, the Borrower may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause
(i) of "--Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the applicable Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate its substantive obligations in respect of the Notes issued under such Indenture (except for its obligations to pay the principal of (and premium, if any, on) and the interest on such Notes) by (i) depositing with the relevant Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on such Notes; (ii) delivering to the relevant Trustee either an Opinion of Counsel or a ruling directed to such Trustee from the Internal Revenue Service to the effect that the holders of the relevant Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations; (iii) delivering to the relevant Trustee an Opinion of Counsel to the effect that the Borrower's exercise of its option under this paragraph will not result in any of the Borrower, the relevant Trustee or the relevant trust created by the Borrower's deposit of funds pursuant to this provision becoming or being deemed to be an "investment Company" under the Investment Company Act of 1940, as amended (the "Investment Act"); and (iv) complying with certain other requirements set forth in such Indenture. In addition, the Borrower may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (i) of "--Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the applicable Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate all of its substantive obligations in respect of the Notes issued under such Notes Indenture (including its obligations to pay the principal of (and premium, if any, on) and interest on such Notes) by (i) depositing with the relevant Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on such Notes; (ii) delivering to the relevant Trustee either a ruling directed to such Trustee from the Internal Revenue Service to the effect that the holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the relevant Trustee based upon such a ruling or based on a change in the applicable federal tax law since the date of such Indenture, to such effect; (iii) delivering to the relevant Trustee an Opinion of Counsel to the effect that the Borrower's exercise of its option under this paragraph will not result in any of the Borrower, such Trustee or the relevant trust created by the

Borrower's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Act; and (iv) complying with certain other requirements set forth in such Indenture.

  The Borrower may make an irrevocable deposit pursuant to this provision pursuant to either Indenture only if at such time it is not prohibited from doing so under the subordination provisions of such Indenture or certain covenants in the Senior Indebtedness and the Borrower has delivered to the applicable Trustee and any Paying Agent an Officers' Certificate to that effect.

  GOVERNING LAW

  The Indentures and the Notes will be governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

  Modifications and amendments of either Indenture may be made by the Borrower and the Trustee thereunder with the consent of the holders of a majority in aggregate principal face amount of the Senior Subordinated Notes outstanding thereunder or of the holders of a majority in aggregate principal amount at maturity of the Senior Subordinated Discount Notes outstanding thereunder, as the case may be (including consents obtained in connection with a tender offer or exchange offer for such Notes); provided, however, that no such modification or amendment to the applicable Indenture may, without the consent of the holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or such Indenture in a manner adverse to the holders of such Notes; (b) reduce the principal amount of (or the premium) of any such Note (except pursuant to the Cash Election); (c) reduce the rate of or extend the time for payment of interest on any such Note or make any change to the definition of Accreted Value; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note; (e) modify any provisions of such Indenture relating to the waiver of past defaults (other than to add sections of such Indenture or such Notes subject thereto) or the right of the holders of Notes outstanding thereunder to institute suit for the enforcement of any payment on or with respect to any such Note in respect thereof or the modification and amendment provisions of such Indenture and such Notes (other than to add sections of such Indenture or such Notes which may not be amended, supplemented or waived without the consent of each holder herein affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the applicable Indenture or the Notes outstanding thereunder or for waiver of any Default in respect thereof; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, such Note (except a rescission of acceleration of the relevant Notes by the holders thereof as provided in such Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the applicable Indenture in any manner adverse to the holders of the applicable Notes; or (i) modify the provisions of any covenant (or the related definitions) in the applicable Indenture requiring the Borrower to make an Offer to Purchase in a manner materially adverse to the holders of Notes thereunder affected thereby.

  The holders of a majority in aggregate principal face amount of the outstanding Senior Subordinated Notes and the holders of a majority in aggregate principal amount at maturity of the outstanding Senior Subordinated Discount Notes, on behalf of all holders of Notes of such tranche, may waive compliance by the Borrower with certain restrictive provisions of the applicable Indenture. Subject to certain rights of the relevant Trustee, as provided in the applicable Indenture, the holders of a majority in aggregate principal amount of the Senior Subordinated Notes and the holders of a majority in aggregate principal amount at maturity of the Senior Subordinated Discount Notes, on behalf of all holders of Notes of such tranche outstanding thereunder, may waive any past default under such Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for such Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes of such tranche tendered pursuant to an Offer to Purchase pursuant thereto, or a default in respect of a provision that under such Indenture cannot be modified or amended without the consent of the holder of each Note outstanding thereunder that is affected.

  The Trustees

  Except during the continuance of a Default, each Trustee will perform only such duties as are specifically set forth in the Indenture to which it is a party. During the existence of a Default under an Indenture, the applicable Trustee will exercise such rights and powers vested in it under such Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indentures and provisions of the TIA incorporated by reference therein contain limitations on the rights of the Trustees, should they become a creditor of the Borrower or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as Note or otherwise. Each Trustee is permitted to engage in other transactions with the Borrower or an Affiliate of the Borrower; provided, however, that if it acquires any conflicting interest (as defined in each Indenture or in the TIA), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Accreted Value" means (a) as of any date prior to the Cash Interest Election Date, if any (the "Specified Date") with respect to each $1,000 principal face amount at maturity of Senior Subordinated Discount Notes:

  (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:


        Semi-Annual             Accreted
        -----------             --------
        Accrual Date              Value
        ------------              -----
        Issue Date..........    $  552.95
        August 15, 1997.....       585.66
        February 15, 1998...       621.52
        August 15, 1998.....       659.59
        February 15, 1999...       700.00
        August 15, 1999.....       742.87
        February 15, 2000...       788.37
        August 15, 2000.....       836.66
        February 15, 2001...       887.90
        August 15, 2001.....       942.29
        February 15, 2002...    $1,000.00

  (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the Semi-Annual Accrual Date immediately following the Specified Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

  (iii) if the Specified Date is after February 15, 2002, $1,000; and

(b) on and after the Cash Interest Election Date, with respect to each $1,000 principal face amount of Securities, the Accreted Value determined in accordance with the foregoing as of such Cash Interest Election Date (without any further accretion).

  "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Borrower or any Restricted Subsidiary.

  "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

  "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Borrower or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Borrower or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated, merged with or into the Borrower or any Restricted Subsidiary or (ii) any acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

  "Additional Interest" has the meaning provided in Section 4(a) of each Registration Rights Agreement.

  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a person shall be deemed to be control; (ii) so long as the Borrower or any Subsidiary of the Borrower owns a partnership interest in the Partnership, the Partnership shall be deemed an Affiliate of the Borrower; (iii) so long as any of the Permitted Holders is an Affiliate of TCI and the Borrower, TCI shall be deemed an Affiliate of the Borrower and its Subsidiaries; and (iv) no individual, other than a director of the Borrower or an officer of the Borrower with a policy making function, shall be deemed an Affiliate of the Borrower or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Borrower or any of its Subsidiaries.

  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Borrower or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Borrower or any Restricted Subsidiary; (iii) any assets of the Borrower or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Borrower or any Restricted Subsidiary; or (iv) any other property or asset of the Borrower or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall also include the receipt of any damages or other amounts due under the Satellite Construction Agreement to the Borrower or any Subsidiary (including, without limitation, the refund of the full purchase price of any Tempo Satellite which has not been delivered pursuant to the terms thereof) from a Person other than the Borrower or its Subsidiaries. The term "Asset Sale" shall not include (a) any transaction consummated in compliance with "--Certain Covenants--Merger, Sale of Assets, etc." above and the creation of any Lien not prohibited by "--Certain Covenants- -Limitation on Liens" above; provided, however, that any transaction consummated in compliance with "--Certain Covenants--Merger, Sale of Assets, etc.," above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Borrower and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Borrower and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Borrower or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "--Certain Covenants--Limitation on Restricted Payments" above; and (d) sales of accounts receivable for cash at fair market value. In addition, solely for purposes of "--Certain Covenants-- Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $10.0 million in any fiscal year shall be deemed not to be an Asset Sale.

  "Bank Credit Facility" means the Credit Agreement, dated as of December 31, 1996, between the Borrower, the lenders named therein, and The Bank of Nova Scotia, as Agent, including any deferrals, renewals, waivers, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, other collateral documents (including all Loan Documents (as defined in the Credit Agreement)) and note agreements and other instruments and agreements executed in connection therewith.

  "Basic Documents" means the Reorganization Agreement, the Transition Services Agreement, the Tax Sharing Agreement, the Indemnification Agreements, the Trade Name and Service Mark License Agreement, the Fulfillment Agreement, the TCIC Credit Facility, the Share Purchase Agreement, the Partnership Agreement, the Partnership Credit Agreement, the Tempo Option, the Tag-Along Agreement and the Tempo Letter Agreements.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

  "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

  "Cash Interest Election" has the meaning set forth under "--Maturity, Interest and Principal of the Senior Subordinated Discount Notes" above.

  "Cash Interest Election Date" has the meaning set forth under "--Maturity, Interest and Principal of the Senior Subordinated Discount Notes" above.

  "C-Band Dividend" has the meaning set forth under "--Certain Covenants-- Limitation on Restricted Payments" above.

  "C-Band Entity" has the meaning set forth under "--Certain Covenants-- Limitation on Restricted Payments" above.

  "C-Band Investment" has the meaning set forth under "--Certain Covenants-- Limitation on Restricted Payments" above.

  "Change of Control" shall mean the occurrence of any of the following events (whether or not approved by the Board of Directors of the Borrower): (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Borrower; (b) the Borrower consolidates with, or merges with or into, another Person or the Borrower or one of the Restricted Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Borrower and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than a Wholly Owned Restricted Subsidiary), or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Borrower is converted into or exchanged for cash, Notes or other property, other than any such transaction where (i) the outstanding Voting Equity Interests of the Borrower is converted into or exchanged for (1) Qualified Equity Interests of the surviving or transferee corporation or (2) cash, notes or other property in an amount which could be paid by the Borrower as a Restricted Payment under the Indentures and (ii) immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the Borrower "beneficially own" (as so determined) a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Borrower then in office; (d) the liquidation or dissolution of the Borrower. Anything contained herein to the contrary notwithstanding, the issuance of voting Equity Interests of the Borrower to Permitted Holders in connection with the acquisition of all the partnership interests in the Partnership held by such Permitted Holder (provided that the amount of partnership interests held by such Permitted Holder on the date of such acquisition is not less than the amount held by such Permitted Holder on the Issue Date otherwise than pursuant to the transfer of partnership interests in the Partnership to another Permitted Holder whose partnership interests have been or simultaneously therewith will be acquired by the Borrower or any Restricted Subsidiary or the dilution of such Permitted Holder's partnership interests in the Partnership solely due to its failure to pay capital contributions required by the Partnership Agreement), so long as in connection with such acquisition of such partnership interests the Borrower or a Restricted Subsidiary acquires all rights of such Permitted Holder (and its Affiliates) to distribute the PRIMESTAR(R) programming services, shall not constitute a Change of Control for purposes of the Indentures or the Notes.

  "Change of Control Date" has the meaning set forth under "--Offer to Purchase upon Change of Control" above.

  "Consolidated Income Tax Expense" means, with respect to the Borrower for any period, the provision for federal, state, local and foreign income taxes payable by the Borrower and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, with respect to the Borrower for any period, without duplication, the sum of (i) the interest expense of the Borrower and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Borrower and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Borrower during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any period, the net income of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Borrower or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause
(e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Borrower or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the

Borrower or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

  "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent not taken into account for computing Consolidated Net Income for that period; and (d) depreciation, amortization and any other non cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Borrower and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period. Consolidated Operating Cash Flow for the Borrower for any period shall be calculated by subtracting therefrom (1) the Consolidated Operating Cash Flow for such period of the High Power Satellite Transmission Subsidiary to the extent that Investments have been made pursuant to clause (x) of the second paragraph of "--Certain Covenants--Limitation on Restricted Payments" above with such Consolidated Operating Cash Flow and (2) any dividends received for any C-Band Entity in such period and the Consolidated Operating Cash Flow for such period of each Restricted C-Band Subsidiary in each case to the extent that Restricted Payments have been made pursuant to clause (xii) of the second paragraph of "-- Certain Covenants--Limitation on Restricted Payments" above with such dividends or such Consolidated Operating Cash Flow.

  "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Borrower is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

  "DBS" means direct broadcast satellite.

  "Debt to Operating Cash Flow Ratio" means the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Borrower or any Restricted Subsidiary shall have in any manner
(x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e)


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


of the definition of Consolidated Net Income. For purposes of determining Total Consolidated Indebtedness as of any Determination Date, the sum of all Indebtedness outstanding under the Bank Credit Facility on such Determination Date and all amounts that the Borrower or any Restricted Subsidiary could borrow under the Bank Credit Facility on such Determination Date (assuming the satisfaction of all conditions precedent under the Bank Credit Facility other than conditions relating solely to incremental amounts being available under the Bank Credit Facility) shall be deemed to be outstanding and added to Total Consolidated Indebtedness on such Determination Date (but without duplication).

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Bank Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indentures and a Board Resolution setting forth such designation by the Borrower has been filed with the Trustees.

  "Designation" has the meaning set forth in "--Certain Covenants--Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" above.

  "Designation Amount" has the meaning set forth in "--Certain Covenants-- Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" above.

  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

  "Distribution" means the distribution by TCI on December 4, 1996, in the form of a dividend, to the holders of record of Tele-Communications, Inc. Series A TCI Group Common Stock and Tele-Communications, Inc. Series B TCI Group Common Stock on November 12, 1996 (other than certain subsidiaries of TCI that waived such dividend) of all the issued and outstanding shares of the Borrower's common stock.

  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

  "Existing Indebtedness" means any Indebtedness of the Borrower and its Subsidiaries in existence on the Issue Date until such amounts are repaid (including, without limitation, obligations pursuant to the Indemnification Agreements and the Reorganization Agreement).

  "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.


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


  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Borrower acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Borrower delivered to the applicable Trustee.

  "FCC Permit" means the construction permit held by Tempo and issued by the FCC to build, launch and operate a DBS system.

  "Fulfillment Agreement" means the agreement dated as of August 30, 1996 between TCIC and the Borrower, pursuant to which TCIC provides fulfillment services to the Borrower with respect to certain customers of the PRIMESTAR(R) medium power service, as amended and in effect from time to time.

  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

  "GE Americom" means GE American Communications, Inc., a Delaware corporation, and its successors.

  "GEAS" means GE Americom Services, Inc., a Delaware corporation and a partner of the Partnership, and its successors.

  "GE-2 Agreement" means the Amended and Restated Memorandum of Agreement, effective as of October 18, 1996, between the Partnership and GE Americom and, upon the execution of the Service Agreement (as defined in the GE-2 Agreement) between the Partnership and GE Americom contemplated therein, shall include such Service Agreement, as amended and in effect from time to time.

  "GE-2" means the GE Americom medium power satellite currently being used by the Partnership.

  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve certain levels of operating results.

  "High Power Satellite Transmission Business" means the business of the acquisition, transmission and sale of programming in the high power direct broadcast satellite business utilizing broadcast satellite service operating in the Ku-band (including any provision of such services to cable operators or other media providers) which may utilize all or part of satellites owned or leased by the Partnership or a Subsidiary and all other activities relating thereto or arising therefrom other than the construction, sale or financing of broadcast satellites.

  "High Power Satellite Transmission Subsidiary" means a direct, wholly-owned Restricted Subsidiary of the Borrower which engages in, or acts as a distributor for, the High Power Satellite Transmission Business.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and

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


"Incurring" shall have meanings correlative to the foregoing).

  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Borrower or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business (other than obligations under or in respect of any direct or indirect credit support for obligations of the Partnership or any Unrestricted Subsidiary). For avoidance of doubt, Indebtedness of the Borrower or any Restricted Subsidiary shall not include Indebtedness of the Partnership (so long as the Partnership is not insolvent) solely by virtue of the Borrower or such Restricted Subsidiary being a general partner of the Partnership to the extent that there does not exist any judgment or other adjudication of liability against the Borrower or any Restricted Subsidiary that is a general partner of the Partnership or any of its properties.

  "Indemnification Agreements" means the indemnification agreements between (i) the Borrower and TCI UA 1, dated as of December 4, 1996, which supports the PRIMESTAR Credit Facility and (ii) the Borrower and TCIC, dated as of December 4, 1996, relating to a letter of credit issued for the account of two subsidiaries of TCI to support the Borrower's share of the Partnership's obligations under the GE-2 Agreement, with respect to the Partnership's use of transponders on GE-2, as amended and in effect from time to time.

  "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant engaged in the satellite business that is, in the judgment of the Borrower's Board of Directors, qualified to perform the task for which it has been engaged (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Borrower and (ii) which, in the judgment of the Board of Directors of the Borrower, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "In-Orbit Insurance" means, with respect to a Tempo Satellite (or any replacement thereof), In-Orbit insurance providing coverage beginning not earlier than 180 days after the launch of such Tempo Satellite (or any replacement thereof) in an amount which is equal to or greater than the cost of construction, launch and insurance of such Tempo Satellite (or any replacement thereof), which insurance shall provide pro rata benefits to the insured

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


upon a loss of more than 20% of the capacity of such Tempo Satellite (or any replacement thereof) and shall compensate the insured for a total loss upon a loss of more than 50% of the capacity of such Tempo Satellite (or any replacement thereof).

  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

  "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

  "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

  "Investment Grade" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

  "Issue Date" means the original issue date of the Notes.

  "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

  "Marketable Securities" means Government Securities maturing not later than 30 days after the date of acquisition.

  "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

  "MDUs" means hotels, motels, bars, restaurants, businesses, schools and other multiple dwelling units.

  "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Borrower or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Borrower to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be

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

deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Borrower by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the applicable Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Borrower shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Borrower's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Borrower or, at the Borrower's request, by the Trustee in the name and at the expense of the Borrower. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Borrower and its Subsidiaries which the Borrower in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be filed with the trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Borrower's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Borrower to make the Offer to Purchase),
(iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Borrower to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

  (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

  (2) the Expiration Date and the Purchase Date;

  (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Borrower pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

  (4) (a) in the case of the Senior Subordinated Notes, the purchase price to be paid by the Borrower for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Senior Subordinated Notes Indenture) (the "Purchase Price" with respect to the Senior Subordinated Notes) and (b) in the case of the Senior Subordinated Discount Notes, the purchase price to be paid by the Borrower for each $1,000 of Accreted Value (if the Purchase Date is prior to the earlier of February 15, 2002 and the Cash Interest Election Date) or $1,000 aggregate principal amount at maturity (if the Purchase Date is on or after such earlier date) of Notes accepted for payment (as specified pursuant to the Senior Subordinated Discount Notes Indenture) (the "Purchase Price" with respect to the Senior Subordinated Discount Notes);

  (5) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal face amount;

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

  (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

  (7) that interest on any Note not tendered or tendered but not purchased by the Borrower pursuant to the Offer to Purchase will continue to accrue;

  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

  (9) that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Borrower or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Borrower and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

  (10) that holders will be entitled to withdraw all or any portion of Notes tendered if the Borrower (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

  (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Borrower shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Borrower shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount at maturity or integral multiples thereof shall be purchased); and

  (12) that in the case of any holder whose Note is purchased only in part, the Borrower shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

  An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer. References above to principal amount shall mean and refer to principal amount at maturity with respect to the Senior Subordinated Discount Notes, unless the context otherwise requires.

  "Partnership Agreement" means the Limited Partnership Agreement of the Partnership (then known as K Prime Partners, L.P.), dated as of February 8, 1990, as amended and in effect from time to time.

  "Partnership Credit Agreement" means the bank credit facility obtained by the Partnership to finance advances to Tempo for payments due in respect of the Tempo Satellites under the Satellite Construction Agreement, and supported by letters of credit arranged for by affiliates of the partners of the Partnership (other than GEAS).

  "Permitted Holder" means any of (i) the estate or the heirs of Bob Magness (a shareholder of the Borrower), (ii) John C. Malone (a shareholder of the Borrower, the Chairman of the Board of TCI, and a director of TCI and of the Borrower), (iii) the Kearns-Tribune Corporation (a Utah corporation and a shareholder of the Borrower), (iv) the Partnership (so long as all the then other partners in the Partnership were partners in the Partnership on the Issue
Date), (v) Persons who were partners of the Partnership on the Issue Date, (vi) TCI, (vii) any of the Permitted Transferees of the persons referred to in clauses (i) through (vi), and (viii) any person or group controlled by each or any of the Persons referred to in clauses (i) through (vii).

  "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable

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


instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (d) Interest Rate Protection Obligations; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "--Certain Covenants--Disposition of Proceeds of Asset Sales" above not to exceed 15% of the total consideration for such Asset Sales; (f) transactions with officers, directors and employees of the Borrower, or any Restricted Subsidiary entered into in ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Borrower or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (h) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Borrower; (i) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee permitted under clause (e) of the second paragraph of "--Limitation on Indebtedness" above; (j) shares of Equity Interests of TCI purchased pursuant to the Share Purchase Agreement; (k) shares of the common stock of ResNet acquired pursuant to the conversion of the ResNet Subordinated Loan; (l) warrants of ResNet acquired pursuant to the conversion of the ResNet Subordinated Loan or the exercise of the ResNet Option; (m) shares of the common stock of ResNet acquired pursuant to any exercise of warrants at a de minimis exercise price; and (n) so long as the Borrower or any Restricted Subsidiary holds partnership interests in the Partnership, the provision of any guarantee, letter of credit or other credit support with respect to (x) an obligation of the Partnership incurred under the Partnership Credit Agreement (or any refinancing thereof) to the extent such obligation was incurred by the Partnership to finance any Tempo Satellite or (y) any obligation of the Partnership under the GE-2 Agreement, in each case in an amount not to exceed the product of (I) a fraction, the numerator of which is the Borrower's equity interest in the Partnership, and the denominator of which is all partners' equity interest in the Partnership except GE Americom Services, Inc., and (II) such obligation of the Partnership incurred to finance such Tempo Satellite or such obligation of the Partnership under the GE-2 Agreement, as the case may be; provided, however that in no event shall the amount of such Permitted Investment exceed $75.0 million in the case of the GE-2 Agreement and $146.0 million in the case of such obligation under the Partnership Credit Agreement (or any refinancing thereof).

  "Permitted Junior Securities" means any securities of the Borrower or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indentures, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

  "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes; (e) Liens in favor of the Borrower or any Restricted Subsidiary so long as held by the Borrower or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title

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


that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or Notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Borrower or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Borrower or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "--Certain Covenants--Limitation on Indebtedness" above, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (l) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests, and any right of the Partnership to remove a partner's representative from the partners committee of the Partnership, under the Partnership Agreement as in effect on the Issue Date.

  "Permitted Transferee" means, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children or any trust for the benefit of such persons;
(b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (c) in the case of any Person who is not a natural person, any Affiliate of such Person.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock Company, limited liability Company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Post-Petition Interest" means, with respect to any Senior Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

  "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

  "principal" of a debt security means the principal of the security, which in the case of the Senior Subordinated Discount Notes as of any given date, is the Accreted Value of the Senior Subordinated Discount Notes as of such date, plus, when appropriate, the premium, if any, on the security.

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


  "principal amount at maturity" means, with respect to the Senior Subordinated Discount Notes, $1,000 per $1,000 face amount of Senior Subordinated Discount Notes; provided, however, that if the Borrower shall have made a Cash Interest Election, the principal amount at maturity with respect to each Senior Subordinated Discount Note shall be the Accreted Value of such Senior Subordinated Discount Note as of the Cash Interest Election Date.

  "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of the Borrower pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

  "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Purchase Money Indebtedness" means Indebtedness of the Borrower or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property (other than integrated receiver/decoders or related equipment); provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

  "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

  "Reorganization Agreement" means the agreement entered into on December 4, 1996 by TCI, TCIC and a number of other TCI subsidiaries, including the Borrower and its subsidiaries, which provided for, among other things, the principal corporate transactions to effect the Distribution, the conditions thereto and certain provisions governing the relationship between the Borrower and TCI with respect to and resulting from the Distribution, as amended and in effect from time to time.

  "Required Designation" has the meaning set forth in "--Certain Covenants-- Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" above.

  "ResNet" means ResNet Communications, Inc., a Delaware corporation, and its successors.

  "ResNet Option" means the Option Agreement between the Borrower and ResNet dated October 21, 1996, as amended and in effect from time to time.

  "ResNet Subordinated Loan" means the subordinated loan in the principal amount of $36,604,000 made by the Borrower to ResNet, as amended and in effect from time to time.

  "Restricted C-Band Subsidiary" has the meaning set forth under "--Certain Covenants--Limitation on Restricted Payments" above.

  "Restricted Investment" means any Investment other than a Permitted
Investment.

  "Restricted Subsidiary" means any Subsidiary of the Borrower that has not been designated by the Board of Directors of the Borrower, by a resolution of the Board of Directors of the Borrower delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "--Certain Covenants--Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" above; provided, however, that Tempo is designated as an Unrestricted Subsidiary as of the Issue Date. Any such designation may be revoked by a resolution of the Board of Directors of the Borrower delivered to the Trustees, subject to the provisions of such covenant.

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


  "Satellite Construction Agreement" means the fixed price satellite construction agreement between Loral and Tempo dated as of February 22, 1990, as amended and in effect from time to time.

  "Satellite Subsidiary" has the meaning set forth in "--Certain Covenants-- Designation of Restricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" above.

  "SEC" means the Securities and Exchange Commission.

  "Senior Indebtedness" means, at any date, (a) all Obligations of the Borrower under the Bank Credit Facility; (b) all Interest Rate Protection Obligations of the Borrower; (c) all Obligations of the Borrower under stand-by letters of credit; and (d) all other Indebtedness of the Borrower for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Borrower for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) any obligation of the Borrower under the TCIC Credit Facility;
(b) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (c) any Indebtedness among or between the Borrower and any Subsidiary of the Borrower; (d) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (e) that portion of any Indebtedness that is Incurred in violation of the Indentures; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indentures for purposes of this clause (e) if (I) the holder(s) of such Indebtedness or their representative or the Borrower shall have furnished to the Trustees an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustees (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Borrower) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indentures or (II) in the case of any Obligations under the Bank Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Borrower to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indentures; (f) Indebtedness evidenced by the Notes; (g) Indebtedness of the Borrower that is expressly subordinate or junior in right of payment to any other Indebtedness of the Borrower; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of the Borrower.

  "Share Purchase Agreement" means the share purchase agreement entered into by TCI and the Borrower on December 4, 1996, as amended and in effect from time to time.

  "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Borrower accounted for more than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Borrower and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Borrower and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (f), (g) or (h) of "--Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

  "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

  "Strategic Equity Investor" means a corporation or entity with an equity market capitalization, a net asset value or annual revenues of at least $1.5 billion that primarily owns and operates businesses in the

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

telecommunications, information systems, entertainment, cable television, programming, electronics or similar or related industries.

  "Subordinated Indebtedness" means any Indebtedness of the Borrower which is expressly subordinated in right of payment to the Notes.

  "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

  "Tag-Along Agreement" means the agreement dated as of February 8, 1990, originally entered into by and among Cox Enterprises, Inc., Comcast, Continental, Newhouse, Tempo, TCIC and TCI Development Corporation, a subsidiary of TCI, as amended and in effect from time to time.

  "Tax Sharing Agreement" means the tax sharing agreement effective as of July 1, 1995 among TCI, TCIC and certain other consolidated subsidiaries of TCI, as amended. In connection with the Distribution, the Tax Sharing Agreement was amended on December 3, 1996 to provide that the Borrower be treated as if it had been a party to the Tax Sharing Agreement effective July 1, 1995, as amended and in effect from time to time.

  "TCI" means Tele-Communications, Inc., a Delaware corporation, and its successors.

  "TCIC Credit Facility" means the credit facility, dated as of December 4, 1996, that provided for the TCIC Revolving Loans and the Borrower's obligations with respect to the TCIC Revolving Loans and the TSAT Note. As a result of GE-2 Acceptance, availability under the TCIC Credit Facility has been terminated.

  "Tempo Letter Agreements" means the two letter agreements dated as of July 30, 1993 entered into by Tempo and the Partnership in connection with the Tempo Option and certain related matters and any refinancings thereof, as amended and in effect from time to time.

  "Tempo Satellite" means either of the two high power direct broadcast satellites which Tempo has agreed to purchase from Loral pursuant to the Satellite Construction Agreement.

  "Tempo Option" means the Partnership's right and option, granted by Tempo under the option agreement entered into by Tempo and the Partnership in February 1991, to purchase or lease 100% of the capacity of a DBS system to be built, launched, and operated by Tempo pursuant to the FCC Permit, as amended and in effect from time to time.

  "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Borrower and the Restricted Subsidiaries outstanding as of such date of determination.

  "Trade Name and Service Mark License Agreement" means the trade name and service mark license agreement between the Borrower and TCI dated December 4, 1996, as amended and in effect from time to time.

  "Transition Services Agreement" means the agreement dated as of December 4, 1996 between TCI and the Borrower, pursuant to which TCI provides to the Borrower certain services and other benefits, including certain administrative and other services that were provided to the Borrower by TCI prior to the Distribution, as amended and in effect from time to time.

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


  "Unrestricted Subsidiary" means any Subsidiary of the Borrower designated as such pursuant to "--Certain Covenants--Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" above. Any such designation may be revoked by a resolution of the Board of Directors of the Borrower delivered to the Trustee, subject to the provisions of "--Certain Covenants-- Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary" above.

  "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Borrower.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth in the next paragraph, the Senior Subordinated Exchange Notes and the Senior Subordinated Discount Exchange Notes to be issued pursuant to the Exchange Offer initially will be issued in the form of one or more senior subordinated global exchange notes and senior subordinated discount global exchange notes, as the case may be (the "Global Notes"). The Global Notes will be deposited on the Expiration Date of the Exchange Offer with, or on behalf of, the Depository and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein the "Global Notes
Holder").

  Notes that are issued as described below under "--Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Such Certificated Notes may, unless the applicable Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the applicable Global Note representing the principal amount of Senior Subordinated Exchange Notes or Senior Subordinated Discount Exchange Notes, as the case may be, being transferred.

  The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in the accounts of such Participants. The Depository's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.

  The Borrower expects that, pursuant to procedures established by the Depository, ownership of the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, evidenced by the Global Notes, will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, evidenced by the Global Notes, will be limited to such extent.

  So long as the Global Notes Holder is the registered owner of any Notes, the Global Notes Holder will be considered the sole holder under the applicable Indenture of any Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, evidenced by the Global Notes. Beneficial owners of Notes evidenced by the Global Notes will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the applicable agent or trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by any Global Note to pledge such interest to persons or entities that do not participate in the Depository's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest. Neither the Borrower nor the Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to the Notes.

  Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of the Global Notes Holder on the applicable record date will be payable by the applicable Trustee to or at the direction of the Global Notes Holder in its capacity as the registered holder of such Notes. Under the terms of the Notes Indentures, the Borrower and the Trustees may treat the persons in whose names Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Borrower nor the Trustees have or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Borrower believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holders of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

 Certificated Notes

  Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the applicable Trustee, exchange such beneficial interest for Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, in the form of Certificated Notes. Upon any such issuance, the applicable Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If: (i) the Borrower notifies the applicable Trustee in writing that the Depository is no longer willing or able to act as a depository and the Borrower is unable to locate a qualified successor within 90 days; or (ii) an Event of Default has occurred and is continuing and the Depository requests that Certificated Notes be issued under the applicable Indenture, then, upon surrender by the Global Notes Holder of the applicable Global Notes, Senior Subordinated Notes and Senior Subordinated Discount Notes, as the case may be, in such form will be issued to each person that the Global Notes Holder and the Depository identify as being the beneficial owner of the related Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be.

  Neither the Borrower nor the applicable Trustee will be liable for any delay by the Global Notes Holder or the Depository in identifying the beneficial owners of the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, and the Borrower and the applicable Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Notes Holder or the Depository for all purposes.

Registration Rights

Exchange Offer

  (a) Pursuant to the Registration Rights Agreements executed in connection with the Notes Offering, the Borrower has agreed to file with the SEC on or before the Filing Date, an offer to exchange any and all of the Notes that constitute Registrable Securities (as defined below) for a like aggregate principal amount of senior subordinated debt securities of the Borrower which are identical to the Notes, and which are entitled to the benefits of a trust indenture which is identical to the applicable Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification of such trust indenture under the TIA) and which has been qualified under the TIA (the "Exchange Securities"), except that the Exchange Securities shall have been registered pursuant to an effective registration statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Notes are intended to constitute Exchange Securities under the Registration Rights Agreement. The Borrower has agreed to use its commercially reasonable best efforts to (i) cause such registration statement to become effective and commence such exchange offer on or prior to the Effectiveness Date, (ii) keep such exchange offer open for 20 business days (or longer if required by applicable law) (the last day of such period, the "Expiration Date") and (iii) exchange Exchange Notes for all Notes validly tendered and not withdrawn pursuant to such exchange offer on or prior to the fifth day following the Expiration Date.

  The Borrower has agreed to use its commercially reasonable best efforts to keep such registration statement effective and to amend and supplement the prospectus forming a part thereof in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for at least 180 days (or such shorter time as such persons must comply with such requirements in order to resell the Exchange Securities) (the "Applicable Period").

  The Exchange Offer and the Registration Statement (of which this Prospectus constitutes a part) filed in connection with the Exchange Offer are intended to satisfy the Borrower's obligations under the Registration Rights Agreements. If the Borrower does not consummate the Exchange Offer, or, in lieu thereof, the Borrower does not file and cause to become effective a resale shelf registration for the Notes within the time periods set forth herein, special interest will accrue and be payable on the Notes either temporarily or permanently.

  (b) Although the Borrower has filed the Registration Statement in satisfaction of its obligations under the Registration Rights Agreements, as previously described, there can be no assurance that the Registration Statement will become effective. If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Borrower reasonably determines in good faith, after consultation with counsel, that it is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not commenced on or prior to the Effectiveness Date, (iii) the Exchange Offer is not, for any reason, consummated on or prior to the 165th day after the Issue Date, (iv) any holder of Private Exchange Securities (as defined in the Registration Rights Agreement) so requests, or (v) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (the occurrence of any such event, a "Shelf Registration Event"), then, in the case of each of clauses (i) to and including (v) of this sentence, the Borrower shall promptly deliver to the holders and the Trustee notice thereof (the "Shelf Notice") and shall thereafter file an Initial Shelf Registration Statement pursuant to the terms of the Registration Rights Agreements.

 Shelf Registration

  If a Shelf Registration Event has occurred (and whether or not this Registration Statement has become effective, or the Exchange Offer has been consummated), then:

  (a) Initial Shelf Registration Statement.   The  Borrower shall promptly
prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Borrower shall file with the SEC the Initial Shelf Registration Statement on or prior to the Filing Date. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form if available, permitting registration of such Registrable Securities for resale by such holders in the manner designated by them (including, without limitation, in one or more underwritten offerings). The Borrower shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement. The Borrower shall use its commercially reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date, and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is 36 months from the Issue Date, or such shorter period ending when

(i) all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act (such 36 month or shorter period, the "Effectiveness Period").

  (b) Subsequent Shelf Registration Statements.   If the Initial Shelf
Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Borrower shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event the Borrower shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Borrower shall use its commercially reasonable best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as reasonably practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. As used herein the term "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

  (c) Supplements and Amendments.   The  Borrower shall promptly supplement and
amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

 Additional Interest

  The Borrower has agreed to pay, as liquidated damages, additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

  (i) if either the Registration Statement or the Initial Shelf Registration Statement has not been filed on or prior to the Filing Date (unless, with respect to the Registration Statement, a Shelf Event described in clause (i) of paragraph (b) of "--Exchange Offer" above shall have occurred prior to the Filing Date), Additional Interest shall accrue on the Notes over and above the stated interest in an amount equal to $0.05 per week (or any part thereof), per $1,000 principal amount of the Senior Subordinated Notes or $1,000 of Accreted Value (as of the first day of each such week) with respect to the Senior Subordinated Discount Notes for the first 90 days immediately following such date, such Additional Interest increasing by an additional $0.05 per week (or any part thereof) per $1,000 principal amount of the Senior Subordinated Notes or $1,000 of Accreted Value (as of the first day of each such week) with respect to the Senior Subordinated Discount Notes for each subsequent 90-day period;

  (ii) if either the Registration Statement or the Initial Shelf Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date (unless, with respect to the Registration Statement, a Shelf Event described in clause (i) of paragraph (b) of "--Exchange Offer" above shall have occurred), Additional Interest shall accrue on the Notes included or which should have been included in such Registration Statement over and above the stated interest in an amount equal to $0.05 per week (or any part thereof) per $1,000 principal amount of Senior Subordinated Notes or $1,000 of Accreted Value (as of the first day of each such week) with respect to the Senior Subordinated Discount Notes for the first 90 days immediately following the day after such date, such Additional Interest increasing by an additional $0.05 per week (or any part thereof) per $1,000 principal amount of the Senior Subordinated Notes or $1,000 of Accreted Value (as of the first day of each such week) with respect to the Senior Subordinated Discount Notes for each subsequent 90-day period; and


  (iii) if (A) The Borrower has not exchanged Exchange Securities for all Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the fifth day after the Expiration Date, or (B) the Registration Statement ceases to be effective at any time prior to the Expiration Date, or (C) if applicable,

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any Shelf Registration Statement has been declared effective and such Shelf
Registration Statement ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Notes (over and above any interest otherwise payable on the Notes) in an amount equal to $0.05 per week (or any part thereof) per $1,000 principal amount of the Senior Subordinated Notes or $1,000 of Accreted Value (as of the first day of each such week) with respect to the Senior Subordinated Discount Notes for the first 90 days commencing on the (x) sixth day after the Expiration Date, in the case of
(A) above, or (y) the day the Registration Statement ceases to be effective in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest increasing by an additional $0.05 per week (or any part thereof) per $1,000 principal amount of the Senior Subordinated Notes or $1,000 of Accreted Value (as of the first day of each such week) with respect to the Senior Subordinated Discount Notes at the beginning of each such subsequent 90-day period; provided, however, that the Additional Interest rate on the Notes may not exceed at any one time in the aggregate $0.50 per week per $1,000 principal amount of the Senior Subordinated Notes or $1,000 of Accreted Value (as of the first day of each such week) with respect to the Senior Subordinated Discount Notes; provided, further, that (1) upon the filing of the Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this paragraph), (2) upon the effectiveness of the Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this paragraph) or (3) upon the exchange of Exchange Securities for all Notes validly tendered and not withdrawn (in the case of clause (iii)(A) of this paragraph), or upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this paragraph), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(C) of paragraph), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue (but any accrued amount shall be payable).

  Although the Borrower initially filed a registration statement in connection with the Exchange Offer with the SEC on April 11, 1997, in light of the proposed Roll-up Plan and the consequent necessity of preparing and providing to holders of the Notes certain pro forma financial information which gives effect to the Roll-up Plan, the Borrower did not cause such registration statement to be declared effective. As a result, effective July 5, 1997, the Borrower began to incur Additional Interest on the Notes, in accordance with the Registration Rights Agreements, as described above. During the 90-day periods ended October 3, 1997 and January 3, 1998, the Borrower incurred approximately $252,000 and $476,000, respectively, of Additional Interest, and will continue to incur Additional Interest for each subsequent 90-day period, in accordance with the Registration Rights Agreements, until the Registration Statement of which this Prospectus is a part is declared effective by the SEC and the Exchange Offer is consummated.

 Definitions

  As used in this section, the following terms shall have the following meanings:

  Effectiveness Date:   The 135th day after the Closing Date; provided, however,
that, with respect to the Initial Shelf Registration Statement, (i) if the Filing Date in respect thereof is fewer than 60 days prior to the 135th day after the Closing Date, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date and (ii) if the Filing Date is after the filing of the Registration Statement with the SEC, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date.

  Closing Date:   the closing date of the Notes Offering.

  Filing Date:   The 45th day after the Closing Date; provided, however, that, with respect to the Initial Shelf Registration Statement, (i) if a Shelf Registration Event shall have occurred fewer than 30 days prior to the 45th day after the Closing Date, then the Filing Date in respect thereof shall be the 30th day after such Shelf Registration Event and (ii) if a Shelf Registration Event shall have occurred after the filing of the Registration Statement with the SEC, then the Filing Date in respect thereof shall be the 45th day after such Shelf Registration Event.

  Registrable Securities:   The Notes upon original issuance thereof and at all
times subsequent thereto, each Exchange Security as to which clause (v) of paragraph (b) of "--Exchange Offer" above is applicable upon original

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


issuance and at all times subsequent thereto and, if issued, the Private Exchange Securities, until in the case of any such Notes, Exchange Securities or Private Exchange Securities, as the case may be, (i) a Registration Statement (other than, with respect to any Exchange Security as to which clause (v) of paragraph (b) of "--Exchange Offer" above is applicable, the Registration Statement) covering such Notes, Exchange Securities or Private Exchange Securities has been declared effective by the SEC and such Notes, Exchange Securities or Private Exchange Securities, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Notes, Exchange Securities or Private Exchange Securities, as the case may be, are sold in compliance with Rule 144 under the Securities Act, (iii) such Note has been exchanged for an Exchange Note pursuant to the Exchange Offer and clause (v) of paragraph (b) of "--Exchange Offer" above is not applicable thereto, or (iv) such Notes, Exchange Securities or Private Exchange Securities, as the case may be, cease to be outstanding.


                  RECENT TRANSACTIONS---THE ASKYB TRANSACTION

   In the proposed ASkyB Transaction, pursuant to the ASkyB Agreement among the Partnership, News Corp., MCI, ASkyB, and for certain purposes only, each of the Partners, New PRIMESTAR will acquire from MCI, News Corp. and ASkyB, as applicable, two MCI Satellites, certain authorizations granted to MCI by the FCC to operate a DBS business at the 110 W.L. orbital location using 28 transponder channels, and certain related contracts.

  In consideration, ASkyB will receive non-voting convertible securities of New PRIMESTAR, comprising, subject to closing adjustments, approximately $600 million liquidation value of New PRIMESTAR Convertible Preferred Stock (convertible into approximately 52 million shares of non-voting New PRIMESTAR Class D Common Stock, subject to adjustment) and approximately $516 million principal amount of New PRIMESTAR Convertible Subordinated Notes (convertible into approximately 45 million shares of New PRIMESTAR Class D Common Stock).
The New PRIMESTAR Convertible Subordinated Notes will be due and payable, and the New PRIMESTAR Convertible Preferred Stock will be mandatorily redeemable, on the tenth anniversary of the date of issuance. The New PRIMESTAR Convertible Preferred Stock will accrue cumulative dividends at the annual rate of 5% of the liquidation value of such shares and the New PRIMESTAR Convertible Subordinated Notes will have an interest rate of 5%. Dividends on the New PRIMESTAR Convertible Preferred Stock and interest on the New PRIMESTAR Convertible Subordinated Notes will be payable in cash or, at the option of New PRIMESTAR, in shares of the non-voting New PRIMESTAR Class D Common Stock, for a period of four years. Thereafter, all dividend and interest payments will be made solely in cash. Shares of New PRIMESTAR Class D Common Stock issued to ASkyB or any of its affiliates upon conversion of such New PRIMESTAR Convertible Preferred Stock and New PRIMESTAR Convertible Subordinated Notes, or in payment of dividend or interest obligations thereunder, will in turn automatically convert into shares of New PRIMESTAR Class A Common Stock, on a one-to-one basis, upon transfer to any person other than ASkyB, News Corp. or any of their respective affiliates. Assuming such a transfer and conversion, and based on the number of shares of New PRIMESTAR Common Stock expected to be issued in the Restructuring Transaction (subject to adjustment as provided in the Restructuring Agreement, the New PRIMESTAR Class D Common Stock into which the New PRIMESTAR Convertible Subordinated Notes and the New PRIMESTAR Convertible Preferred Stock are convertible, would be converted into New PRIMESTAR Class A Common Stock representing approximately 33% of the number of shares of New PRIMESTAR Common Stock and approximately 20% of the combined voting power of the New PRIMESTAR Common Stock outstanding after giving effect to such a transfer and conversion.


  Consummation of the ASkyB Transaction is contingent on, among other things, receipt of all necessary government and regulatory approvals, and accordingly, no assurance can be given that the ASkyB Transaction will be consummated. In addition, it is a condition precedent to the closing of the ASkyB Transaction by New PRIMESTAR that the ASkyB Transaction be approved by the holders of New PRIMESTAR Voting Common Stock, including the former holders of TSAT Common Stock if the TSAT Merger shall have been consummated, at an annual or special meeting
of New PRIMESTAR.   The ASkyB Agreement provides that if the Restructuring
Transaction has not closed by March 8, 1998, and the closing conditions set forth in the ASkyB Agreement have

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


all been satisfied, then News Corp., MCI and ASkyB (collectively, the "ASkyB Transferors") will have the right to transfer to the Partnership the assets contemplated to be transferred to New PRIMESTAR under the ASkyB Transaction, in exchange for such consideration, having an aggregate fair market value equal to the aggregate consideration that would have been received by the ASkyB Transferors pursuant to the ASkyB Transaction had the Restructuring Transaction closed by such date, as the Partnership and the ASkyB Transferors shall mutually agree.


                     CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following summary describes the principal United States federal income tax consequences of the ownership and disposition of the Notes and the Exchange Notes. This summary is based on the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described below. This summary addresses only initial holders of the Notes who acquired such Notes at their "issue price," as defined below, and initial holders of Notes who, upon tendering their Notes in connection with the Exchange Offer, are issued Exchange Notes in exchange for such Notes, and discusses only Notes and Exchange Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or persons holding the Notes as part of a straddle or a hedging arrangement.

  THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, HOLDERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATED FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS WITH REGARD TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

 SENIOR SUBORDINATED DISCOUNT NOTES

  Original Issue Discount. The Senior Subordinated Discount Notes were issued with OID equal to the difference between their "stated redemption price at maturity" and their "issue price," as such terms are defined in the Code and Treasury Regulations. The "issue price" of a Senior Subordinated Discount Note, or a Senior Subordinated Exchange Note issued in exchange therefor pursuant to the Exchange Offer, is the first price at which a substantial amount of the Senior Subordinated Discount Notes was sold to the public. For this purpose, the public does not include bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

  The "stated redemption price at maturity" of a Senior Subordinated Discount Note, or of a Senior Subordinated Discount Exchange Note issued in exchange therefor, is equal to the sum of all payments required under the Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note, as the case may be, other than payments of "qualified stated interest" within the meaning of the Treasury Regulations. To have "qualified stated interest," an instrument must, among other requirements, pay interest at least annually during the entire term of such instrument. Because neither the Senior Subordinated Discount Notes nor the Senior Subordinated Discount Exchange Notes will pay interest until September 1, 2002, none of the interest on the Senior Subordinated Discount Notes or the Senior Subordinated Discount Exchange Notes will be qualified stated interest. As a result, all payments made under the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes will be treated as part of the stated redemption price at maturity, and interest paid on the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes will not be taxable upon receipt, but the OID rules described below will apply. The total OID on a Senior Subordinated Discount Note or a Senior Subordinated Discount Exchange Note, as the case may be, will be equal to the difference between the sum of all payments required under such Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note and the issue price of the Senior Subordinated Discount Note owned by the holder (or, in the case of a Senior Subordinated Discount Exchange Note,


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

the issue price of the Senior Subordinated Discount Note that was exchanged by such holder for a Senior Subordinated Discount Exchange Note pursuant to the Exchange Offer).

  A holder of Senior Subordinated Discount Notes and a holder of Senior Subordinated Discount Exchange Notes each will be required to include OID in income for U.S. federal income tax purposes as it accrues, whether or not such holder uses the accrual method of accounting. OID will accrue in accordance with a constant yield method based on a compounding of interest. Under this method, holders of Senior Subordinated Discount Notes and holders of Senior Subordinated Discount Exchange Notes will be required to include in income increasingly greater amounts of OID in successive accrual periods. OID allocable to any accrual period will equal the product of the "adjusted issue price" of the Senior Subordinated Discount Notes or the Senior Subordinated Discount Exchange Notes, as the case may be, as of the beginning of such period, multiplied by the Senior Subordinated Discount Notes' or the Senior Subordinated Discount Exchange Notes' respective yield to maturity. The "adjusted issue price" of the Senior Subordinated Discount Notes, or the Senior Subordinated Discount Exchange Notes issued in exchange for Senior Subordinated Discount Notes, as of the beginning of any accrual period, will, with respect to Senior Subordinated Discount Notes, equal the issue price of the Senior Subordinated Discount Notes or, with respect to the Senior Subordinated Discount Exchange Notes, equal the issue price of the Senior Subordinated Discount Note that was exchanged pursuant to the Exchange Offer, increased, in each case, by OID previously includible in income and decreased by any payments under such Notes or Exchange Notes, as the case may be. Because OID will accrue and be includible in income at least annually and no payments will be made under the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes until August 15, 2002, the adjusted issue price of the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes will increase until February 15, 2002. OID includible in income will therefore increase during each accrual period until February 15, 2002. Thereafter, OID includible in income for each six-month accrual period will approximate the amount of cash interest due at the end of such period.

  The Borrower may make a Cash Interest Election at any time prior to February 15, 2002, in which case cash interest is payable on each interest payment date thereafter. Under the OID rules, solely for purposes of determining the amount of OID that is includible in income by a holder of a note, it is presumed that the issuer will exercise an option to pay cash interest early if such exercise will lower the yield-to-maturity of the note. The Borrower has determined that the exercise of its option to pay interest early would not lower the yield-to-maturity of the Senior Subordinated Discount Notes or the yield-to-maturity of the Senior Subordinated Discount Exchange Notes. On these facts, the Borrower would not be presumed to exercise its option to pay interest early. However, if, contrary to such presumption, the Borrower exercises such option, then solely for purposes of the accrual of OID, the yield to maturity of the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes will be redetermined by treating each of the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes as reissued on such date for an amount equal to the adjusted issue price on such date.

  Effect of Mandatory and Optional Redemption on OID. The Borrower may redeem the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes, in whole or in part, at any time on or after February 15, 2002, at redemption prices specified elsewhere herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. Treasury Regulations contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date at the option of the issuer. Under the OID rules, solely for purposes of the accrual of OID, it is assumed that the issuer will exercise any option to redeem a debt instrument if such exercise will lower the yield-to-maturity of the debt instrument. The Borrower has determined that the exercise of its right to redeem the Senior Subordinated Discount Notes and Senior Subordinated Discount Exchange Notes prior to their stated maturity under these rules would not lower the yield-to-maturity of the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes. On these facts, the Borrower would not be presumed to exercise its right to redeem the Senior Subordinated Discount Notes and Senior Subordinated Discount Exchange Notes prior to their stated maturity under these rules.

  In addition, prior to February 15, 2000, the Borrower, other than in any circumstance resulting in a Change of Control, may redeem an aggregate principal amount of Senior Subordinated Discount Notes and Senior Subordinated Discount Exchange Notes equal to up to 35% of the originally issued principal amount at maturity of

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


Senior Subordinated Discount Notes at a redemption price equal to 112.25 % of the Accreted Value thereof at the redemption date (or, if a Cash Interest Election has been made, 112.25 % of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the redemption date) with the net cash proceeds of (i) one or more Public Equity Offerings of common equity of the Borrower or (ii) a sale or series of related sales of Qualified Equity Interests of the Borrower to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Borrower of at least $100.0 million in the aggregate, provided, however, that at an aggregate principal amount of Senior Subordinated Discount Notes and Senior Subordinated Discount Exchange Notes equal to at least 65% of the originally issued principal amount at maturity of Senior Subordinated Discount Notes would remain outstanding immediately after giving effect to any such redemption (excluding any Senior Subordinated Discount Notes and Senior Subordinated Discount Exchange Notes owned by the Borrower or any of it Affiliates). Such redemption rights and obligations will be treated by the Borrower as not affecting the determination of the yield or maturity of the Senior Subordinated Discount Notes or the Senior Subordinated Discount Exchange Notes. The Treasury Regulations contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date upon the occurrence of one or more contingencies. Under such Treasury Regulations, if the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, the "maturity date" and stated redemption price at maturity of such an instrument are determined by assuming that payments will be made according to the instrument's stated payment schedule, unless, based upon all the facts and circumstances as of the issue date, it is more likely than not that the instrument's stated payment schedule will not occur. The Borrower has determined that the stated maturity date and stated payment schedule of the Senior Subordinated Discount Notes is more likely than not to occur based on the facts and circumstances known as of the issue date. On these facts, under these regulations, the "maturity date" and stated redemption price at maturity of the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes would be determined on the basis of the stated maturity and stated payment schedule.

  If, notwithstanding the foregoing, it is presumed that the Borrower will exercise its option to redeem, then the maturity date of the Senior Subordinated Discount Notes and the Senior Subordinated Discount Exchange Notes for the purpose of calculating yield to maturity would be the exercise date of such call option and the stated redemption price at maturity for each Senior Subordinated Discount Note and each Senior Subordinated Discount Exchange Note would equal the amount payable upon such exercise. If subsequently the call option is not exercised, then for purposes of the OID rules, the issuer would be treated as having issued on the presumed exercise date of the call option a new debt instrument in exchange for the existing instrument. The new debt instrument deemed issued would have an issue price equal to the call price. As a result, another OID computation would have to be made with respect to the constructively issued new debt instrument.

  Sale, Exchange or Retirement. Upon the sale, exchange or retirement of a Senior Subordinated Discount Note or of a Senior Subordinated Discount Exchange Note, a holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in such Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note, as the case may be. A holder's adjusted tax basis in a Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note will equal the initial tax basis of the Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note, respectively, increased by the amounts of any OID previously included in income by the holder with respect to such Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note, and reduced by the amounts of any payments on such Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note, respectively, received by such holder.

  Gain or loss realized on the sale, exchange or retirement of a Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note will be capital gain or loss if such Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note, as the case may be, is held as a capital asset, and will be long-term capital gain or loss if the Senior Subordinated Discount Note or Senior Subordinated Discount Exchange Note has been held by the holder for more than one year as of the date of the sale, exchange or retirement. Under current law, the excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain noncorporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, any limitation on the deductibility of capital losses.

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


 SENIOR SUBORDINATED NOTES

  The Senior Subordinated Notes were not issued with (and thus do not bear) OID, and consequently, any Senior Subordinated Exchange Notes issued in exchange for Senior Subordinated Notes pursuant to the Exchange Offer will not bear OID. For purposes of this discussion, it is assumed that all the initial holders of Senior Subordinated Notes purchased their Senior Subordinated Notes at a price equal to the stated principal amount.

  Holders of Senior Subordinated Notes or Senior Subordinated Exchange Notes will be required to include stated interest on the Senior Subordinated Notes or Senior Subordinated Exchange Notes in gross income for federal income tax purposes in accordance with the holder's method of accounting for tax purposes.


  Sale, Exchange or Retirement Upon the sale, exchange or retirement of a Senior Subordinated Note or a Senior Subordinated Exchange Note, a holder will recognize taxable gain or loss equal to the difference between the amount received in the sale, exchange or retirement (except to the extent the consideration received is attributable to stated interest not previously taken into account, which consideration is treated as interest income) and such holder's adjusted tax basis in the Senior Subordinated Note or Senior Subordinated Exchange Note, as the case may be. Any gain or loss recognized on the sale, exchange or retirement of a Senior Subordinated Note or Senior Subordinated Exchange Note would be capital gain or loss if such Note or Exchange Note is held as a capital asset and will be long-term capital gain or loss if the Senior Subordinated Note or Senior Subordinated Exchange Note were held by the holder for more than one year. For purposes of the foregoing calculation of capital gain or loss, the applicable holding period for Senior Subordinated Exchange Notes would begin on the date that such holder was issued the Senior Subordinated Notes that were subsequently exchanged for such Senior Subordinated Exchange Notes pursuant to the Exchange Offer.

  In certain circumstances, notes issued in connection with the same transaction or related transactions may be treated as a single note for purposes of the OID rules. The Borrower has determined that a substantial portion of each of the Senior Subordinated Notes and the Subordinated Senior Discount Notes were issued to purchasers not related to the Borrower or to other purchasers and who did not purchase both Senior Subordinated Notes and Senior Subordinated Discount Notes in connection with the same transaction or related transactions. Assuming this is the case, the aggregation rules would not apply with respect to the Notes or the Exchange Notes.

 EXCHANGE OF NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER

  An exchange of the Notes for the Exchange Notes pursuant to the Exchange Offer will not be treated as a taxable exchange for federal income tax purposes because, other than the fact that the Exchange Notes will be registered under the Securities Act, upon consummation of the Exchange Offer, the terms of the Exchange Notes will be identical to the terms of the Notes.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

  Certain noncorporate holders may be subject to backup withholding at a rate of 31% on payments of principal and interest (including OID) and premium on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the holder: (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security number; (ii) furnishes an incorrect TIN; (iii) is notified by the Internal Revenue Service (the "IRS") that it has failed properly to report payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Holders of the Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

  The amount of any backup withholding from a payment to a holder of a Note will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

 OTHER TAX CONSEQUENCES

  In addition to the federal income tax considerations described above, holders of Notes should consider potential state, local, income, franchise, personal property and other taxation in any state, locality or foreign jurisdiction and the tax effect of ownership, sale, exchange, or retirement of Notes or Exchange Notes, or their exchange of Notes for Exchange Notes pursuant to the Exchange Offer, in any state, locality or foreign jurisdiction. Prospective purchasers of Notes are advised to consult their own tax advisors with respect to any state, local or foreign income, franchise, personal property or other tax consequences arising out of their ownership of Notes or Exchange Notes.


                             PLAN OF DISTRIBUTION

  The Exchange Notes are being offered in exchange for Notes pursuant to the Exchange Offer.

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Borrower has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  Broker-dealers who have acquired Notes directly from TSAT are not permitted to exchange such Notes in the Exchange Offer.

  The Borrower will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Borrower will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. the Borrower has agreed to pay certain expenses incident to the Exchange Offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

  By acceptance of the Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Borrower of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Borrower agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Borrower has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer.

                          VALIDITY OF EXCHANGE NOTES

  The validity of the Exchange Notes will be passed upon for TSAT by Baker & Botts, L.L.P., New York, N.Y.


                                    EXPERTS

     The balance sheets of TCI Satellite Entertainment, Inc. (as defined in note 1 of the financial statements referred to in this paragraph) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in TCI Satellite Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein in reliance upon the report, dated March 25, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Time Warner Satellite Services Group as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in TCI Satellite Entertainment, Inc.'s Current Report on Form 8-K dated February 11, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which is based in part on the report of Price Waterhouse LLP, independent accountants, included therein and incorporated by reference herein. Such combined financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The financial statements of Cox Communications, Inc. Direct Broadcast Satellite Business as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, which appear in TCI Satellite Entertainment, Inc.'s Current Report on Form 8-K, dated February 11, 1998, have been incorporated by reference herein in reliance upon the report, dated July 10, 1997, Deloitte & Touche, LLP, independent auditors, which contains explanatory language stating that other auditors audited the financial statements of PRIMESTAR Partners L.P., an investment of Cox Communications, Inc. Direct Broadcast Satellite Business, incorporated by reference herein and upon the authority of such firm as experts in auditing and accounting.

     The combined financial statements of Comcast Satellite Communications, Inc. and Comcast DBS, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 , which appear in TCI Satellite Entertainment, Inc.'s Current Report on Form 8-K, dated February 11, 1998, have been incorporated by reference herein in reliance upon the report, dated August 22, 1997, of Deloitte & Touche, LLP, independent auditors, which contains explanatory language stating that other auditors audited the financial statements of PRIMESTAR Partners L.P., an investment of Comcast DBS, Inc., incorporated by reference herein and upon the authority of such firm as experts in auditing and accounting.

     The combined financial statements of MediaOne, Inc.--Direct Broadcast Satellite Business as of December 31, 1996 and the related combined statements of operations, changes in group equity (deficiency), and cash flows for the period November 15, 1996 through December 31, 1996, and the combined financial statements of the Direct Broadcast Satellite Business of Continental Cablevision, Inc. as of December 31, 1995 and the related combined statements of operations, changes in group equity (deficiency) and cash flows for the twelve months ended December 31, 1994 and 1995, and the period January 1, 1996 through November 14, 1996, which appear in TCI Satellite Entertainment, Inc.'s Current Report on Form 8-K, dated February 11, 1998, have been incorporated by reference herein in reliance upon the report, dated August 8, 1997, of Deloitte & Touche, LLP, independent auditors, which contains explanatory language stating that other auditors audited the financial statements of PRIMESTAR Partners L.P., an investment of MediaOne, Inc.--Direct Broadcast Satellite Business, incorporated by reference herein and upon the authority of such firm as experts in auditing and accounting.

     The consolidated balance sheet of PRIMESTAR, Inc. as of September 30, 1997, which appears in TCI Satellite Entertainment, Inc.'s Current Report on Form 8-K, dated February 11, 1998, has been incorporated by reference herein in reliance upon the report, dated February 6, 1998, of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated by reference herein and upon the authority of such firm as experts in auditing and accounting.

     The financial statements of PRIMESTAR Partners L.P. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which appear in TCI Satellite Entertainment, Inc.'s Current Report on Form 8-K, dated February 11, 1998, have been incorporated by reference herein in reliance upon the report (which contains an explanatory paragraph relating to PRIMESTAR Partners L.P.'s ability to continue as a going concern as described in note 2 to the financial statements) of Price Waterhouse LLP, independent accountants, dated February 14, 1997, except as to Note 13, which is as of March 9, 1997, incorporated by reference herein and upon the authority of such firm as experts in auditing and accounting.

     No person has been authorized in connection with the offering made hereby to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


-------------

              [LOGO OF TCI SATELLITE ENTERTAINMENT APPEARS HERE]



                      10 7/8% Senior Subordinated Notes

                             due February 15, 2007



                                      and



                          12 1/4% Senior Subordinated
                                 Discount Notes

                             due February 15, 2007

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

  Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. TSAT's Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL. In addition, the New PRIMESTAR Charter limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

  Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. TSAT's Certificate of Incorporation and its By-Laws provide that TSAT shall have the power to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law. The New PRIMESTAR Charter also provides that New PRIMESTAR shall have the power to the fullest extent permitted by Delaware law to indemnify its officers, directors, employees and agents.

  In addition, pursuant to an Indemnification Agreement dated December 4, 1996, TCI has agreed to indemnify Gary S. Howard, President and Chief Executive Officer of TSAT, in accordance with the terms and conditions set forth therein. TSAT has agreed to indemnify John W. Goddard, a director of TSAT, pursuant to the terms set forth in an Indemnification Agreement dated May 15, 1997, and has agreed to indemnity William E. Johnson, a director of TSAT, pursuant to the terms of an Indemnification Agreement dated March 21, 1997.


Item 21.  Exhibits and Financial Statement Schedules.


(a) Exhibits.


Exhibit
Number                          Description

2.1. Merger and Contribution Agreement dated as of February 6, 1998, among TCI Satellite Entertainment, Inc. ("TSAT"), PRIMESTAR, Inc., Time Warner Entertainment Company, L.P. ("TWE"), Advance/Newhouse Partnership ("Newhouse"), Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox"), MediaOne of Delaware, Inc. ("MediaOne") and GE American Communications, Inc. ("GE Americom") (Incorporated by reference to Exhibit 2.1 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No.
         333-45835)).

Exhibit
Number                          Description

2.2. Asset Transfer Agreement dated as of February 6, 1998, between TSAT and PRIMESTAR, Inc. (Incorporated by reference to Exhibit 2.2 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

2.3. Asset Acquisition Agreement dated as of June 11, 1998, by and among The News Corporation Limited ("News Corp."), MCI Telecommunications Corporation ("MCI"), American Sky Broadcasting LLC ("ASkyB"), PRIMESTAR Partners L.P. (the "Partnership") for certain purposes only, each of the general and limited partners of the Partnership (Incorporated by reference to Exhibit 2.2 of TSAT's Current Report on Form 8-K dated July 1, 1997 (Commission File No. 0-21317)).

2.4. Agreement and Plan of Merger dated as of February 6, 1998, between TSAT and PRIMESTAR, Inc. (Incorporated by reference to Exhibit 2.4 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

2.5./*/ Agreement and Plan of Merger dated as of February 6, 1998, between PRIMESTAR, Inc. and Comcast DBS, Inc (Incorporated by reference to
         Exhibit 2.5 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

2.6./*/ Asset Transfer Agreement dated as of February 6, 1998, between PRIMESTAR, Inc. and Newhouse (Incorporated by reference to Exhibit 2.6 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

2.7./*/  Form of Reimbursement Agreements between PRIMESTAR, Inc. and each of
         (i) TWE, (ii) Comcast, (iii) Cox and (iv) MediaOne, each to be entered into at the closing of the Restructuring Transaction (Incorporated by reference to Exhibit 2.7 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

2.8. Guarantee Agreement dated as of February 6, 1998, by US West Media Group, Inc. ("US West"), in favor of each of TSAT, PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox and GE Americom (Incorporated by reference to Exhibit 2.8 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

2.9. Letter Agreement dated as of February 6, 1998, between John C. Malone and TSAT, PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox, MediaOne and GE Americom, for the benefit of TSAT, PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox, MediaOne and GE Americom (Incorporated by reference to
         Exhibit 2.9 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

2.10. Voting Agreement dated as of June 12, 1997, among John C. Malone, Time Warner Cable, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE Americom (Incorporated by reference to Exhibit 2.10 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

------------------------
* Attached to this exhibit is a schedule of agreements that are substantially identical to this exhibit, in accordance with Instruction 2 to
Item 601 of Regulation S-K.

Exhibit
Number                          Description

2.11. Voting Agreement dated as of June 12, 1997, among Donne F. Fisher, as Co-Personal Representative of the Estate of Bob Magness, Time Warner Cable, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE Americom (Incorporated by reference to Exhibit 2.11 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 dated February 9, 1998 (Registration No. 333-45835)).

2.12. Voting Agreement dated as of June 12, 1997, among TCI, John C. Malone, Time Warner Cable, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE Americom (Incorporated by reference to Exhibit 2.12 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC February 9, 1998 (Registration No. 333-45835)).

2.13. Form of Stockholders Agreement among PRIMESTAR, Inc., TSAT, TWE, Newhouse, Comcast, Cox, MediaOne, Continental Satellite Company, Inc., Continental Satellite Company of Chicago, Inc., Continental Satellite Company of Minnesota, Inc., Continental Satellite Company of New England, Inc., Continental Satellite Company of Michigan, Inc., Continental Satellite Company of Ohio, Inc., Continental Satellite Company of Virginia, Inc., MediaOne Satellite II, Inc., GE Americom and John C. Malone, to be entered into at the closing of the Restructuring Transaction (Incorporated by reference to Exhibit 2.13 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC February 9, 1998 (Registration No. 333-45835)).

2.14. Form of Registration Rights Agreement among PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox, MediaOne, Continental Satellite Company, Inc., Continental Satellite Company of Chicago, Inc., Continental Satellite Company of Minnesota, Inc., Continental Satellite Company of New England, Inc., Continental Satellite Company of Michigan, Inc., Continental Satellite Company of Ohio, Inc., Continental Satellite Company of Virginia, Inc., MediaOne Satellite II, Inc., GE Americom and John C. Malone, to be entered into at the closing of the Restructuring Transaction (Incorporated by reference to Exhibit 2.14 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC February 9, 1998 (Registration No. 333-45835)).

2.15. Form of Voting Agreement between TWE and Newhouse, to be entered into at the closing of the Restructuring Transaction (Incorporated by reference to Exhibit 2.15 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC February 9, 1998 (Registration No. 333-45835)).

2.16. Stockholders Agreement dated as of February 6, 1998, among PRIMESTAR, Inc., TSAT and John C. Malone (Incorporated by reference to Exhibit
         2.16 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC February 9, 1998 (Registration No. 333-45835)).

2.17. TSAT Tempo Agreement dated as of February 6, 1998, between PRIMESTAR, Inc. and TSAT (Incorporated by reference to Exhibit 2.17 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC February 9, 1998 (Registration No. 333-45835)).

3.1. Form of Restated Certificate of Incorporation of PRIMESTAR, Inc. (Incorporated by reference to Exhibit 3.1 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC February 9, 1998 (Registration No.333-45835)).

Exhibit
Number                          Description

3.2.     Form of Bylaws of PRIMESTAR, Inc. (Incorporated by reference to
         Exhibit 3.2 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC February 9, 1998 (Registration No. 333-45835)).

4.1. Article VI of the Form of Restated Certificate of Incorporation of PRIMESTAR, Inc. (Included in Exhibit 3.1).

4.2. Article II, Section 3 of Article III and Article VI of the Form of By-laws of PRIMESTAR, Inc. (Included in Exhibit 3.2).

4.3. Indenture, dated as of February 20, 1997 between TSAT and The Bank of New York, as Trustee, with respect to $200 million aggregate principal amount of 10 7/8% Senior Subordinated Notes due 2007 (Incorporated by reference to Exhibit 4.3 of TSAT's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-21317)).

4.4. Indenture, dated as of February 20, 1997 between TSAT and The Bank of New York, as Trustee, with respect to $275 million aggregate principal amount at maturity of 12 1/4% Senior Subordinated Discount Notes due 2007 (Incorporated by reference to Exhibit 4.4 of TSAT's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-21317)).

4.5. Registration Rights Agreement dated as of February 20, 1997 among TSAT and Donaldson, Lufkin and Jenrette Securities Corporation; Merrill Lynch, Pierce, Fenner and Smith Incorporated; Nationsbanc Capital Markets, Inc.; and Scotia Capital Markets (USA) Inc., relating to the 10 7/8% Senior Subordinated Notes due 2007 (Incorporated by reference to Exhibit 4.5 of TSAT's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-21317)).

4.6. Registration Rights Agreement dated as of February 20, 1997 among TSAT and Donaldson, Lufkin and Jenrette Securities Corporation; Merrill Lynch, Pierce, Fenner and Smith Incorporated; Nationsbanc Capital Markets, Inc.; and Scotia Capital Markets (USA) Inc., relating to the 12 1/4% Senior Subordinated Discount Notes due 2007 (Incorporated by reference to Exhibit 4.6 of TSAT's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-21317)).

Exhibit
Number                          Description

4.7. Specimen certificate representing shares of Series A Common Stock of TSAT (Incorporated by reference to TSAT's Registration Statement on Form 10 filed with the SEC on November 15, 1996 (Commission File No. 0-21317).

4.8 Specimen certificate representing shares of Series B Common Stock of TSAT (Incorporated by reference to TSAT's Registration Statement on Form 10 filed with the SEC on November 15, 1996 (Commission File No. 0-21317).

4.9 Form of Supplemental Indenture between New PRIMESTAR and The Bank of New York, as Trustee, with respect to $200 million aggregate principal amount of 10 7/8% Senior Subordinated Notes due 2007, to be executed upon consummation of the Restructuring Transaction. (Previously Filed).


4.10. Form of Supplemental Indenture between New PRIMESTAR and The Bank of New York, as Trustee, with respect to $275 million aggregate principal amount of 12 1/4% Senior Subordinated Discount Notes due 2007, to be executed upon consummation of the Restructuring Transaction. (Previously Filed).

4.11     Form of 10 7/8% Senior Subordinated Note (included as Exhibit B to
         Exhibit 4.3).

4.12 Form of 12 1/4% Senior Subordinated Discount Note (included as Exhibit B to Exhibit 4.4).

5. Opinion of Baker & Botts, L.L.P., regarding validity of securities being registered (Previously filed).

12.      Statement Re: Computation of ratios (Previously filed).

23.1. Consent of KPMG Peat Marwick LLP with respect to TSAT (Previously filed).

23.2. Consent of Ernst & Young LLP with respect to Time Warner Satellite Services Group (Previously filed).

23.3. Consent of Deloitte & Touche, LLP with respect to Cox Communications, Inc.--Direct Broadcast Satellite Business.

23.4. Consent of Deloitte & Touche, LLP with respect to Comcast Satellite Communications, Inc. and Comcast DBS, Inc.

23.5. Consent of Deloitte & Touche, LLP with respect to MediaOne, Inc.--Direct Broadcast Satellite Business.

23.6. Consent of KPMG Peat Marwick LLP with respect to PRIMESTAR, Inc. (Previously filed).

23.7. Consent of Price Waterhouse LLP with respect to PRIMESTAR Partners L.P. (Previously filed).

23.8.    Consent of Baker & Botts, L.L.P. (Included in Exhibit 5).

Exhibit
Number                          Description

24.      Powers of Attorney (Previously filed).

25.      Statement re: eligibility of trustee (Previously filed).

99.1 Form of Transmittal Letter to Holders in connection with the Exchange Offer (Previously filed).

99.2     Form of Notice Of Guaranteed Delivery (Previously filed).


(b) Financial Statement Schedules. All schedules have been omitted because they are either not applicable or the required information is set forth in the applicable financial statements or notes thereto.


Item 22. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  (4) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on February 17, 1998.

                                    TCI SATELLITE ENTERTAINMENT, INC.


                                    By: /s/ KENNETH G. CARROLL
                                        ------------------
                                        Name: Kenneth G. Carroll
                                        Title: Senior Vice President and
                                                Chief Financial Officer

Dated:  February 17, 1998


  Pursuant to the Securities Exchange Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated:


                               /s/ Gary S. Howard
                               ---------------------------------------
                                (Gary S. Howard)

                               President and Chief Executive Officer (Principal Executive Officer); Director

                               February 17, 1998


                               /s/ John C. Malone
                               ---------------------------------------
                                (John C. Malone)

                               Director

                               February 17, 1998


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

                              /s/ David P. Beddow
                              -----------------------------------------
                               (David P. Beddow)

                              Director

                              February 17, 1998


                             /s/ Kenneth G. Carroll
                             ------------------------------------------
                              (Kenneth G. Carroll)

                             Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

                             February 17, 1998


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


                                 EXHIBIT INDEX


2.1. Merger and Contribution Agreement dated as of February 6, 1998, among TCI Satellite Entertainment, Inc. ("TSAT"), PRIMESTAR, Inc., Time Warner Entertainment Company, L.P. ("TWE"), Advance/Newhouse Partnership ("Newhouse"), Comcast Corporation ("Comcast"), Cox Communications, Inc.("Cox"), MediaOne of Delaware, Inc. ("MediaOne") and GE American Communications, Inc. ("GE Americom") (Incorporated by reference to
       Exhibit 2.1 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835).

2.2. Asset Transfer Agreement dated as of February 6, 1998, between TSAT and PRIMESTAR, Inc. (Incorporated by reference to Exhibit 2.2 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No.333-45835)).

2.3.   Asset Acquisition Agreement dated as of June 11, 1998, by and among The
       News Corporation Limited   ("News Corp."), MCI Telecommunications
       Corporation ("MCI"), American Sky Broadcasting LLC ("ASkyB"), PRIMESTAR Partners L.P. (the "Partnership") for certain purposes only, each of the general and limited partners of the Partnership (Incorporated by reference to Exhibit 2.2 of TSAT's Current Report on Form 8-K dated July 1, 1997 (Commission File No. 0-21317)).

2.4. Agreement and Plan of Merger dated as of February 6, 1998, between TSAT and PRIMESTAR, Inc. (Incorporated by reference to Exhibit 2.4 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No.333-45835)).

2.5.* Agreement and Plan of Merger dated as of February 6, 1998, between PRIMESTAR, Inc. and Comcast DBS, Inc (Incorporated by reference to
       Exhibit 2.5 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No.333-45835)).

2.6.* Asset Transfer Agreement dated as of February 6, 1998, between PRIMESTAR, Inc. and Newhouse (Incorporated by reference to Exhibit 2.6 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.7. Form of Reimbursement Agreements between PRIMESTAR, Inc. and each of (i) TWE, (ii) Comcast, (iii) Cox and (iv) MediaOne, each to be entered into at the closing of the Restructuring Transaction (Incorporated by reference to Exhibit 2.7 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.8. Guarantee Agreement dated as of February 6, 1998, by US West Media Group, Inc. ("US West"), in favor of each of TSAT, PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox and GE Americom (Incorporated by reference to
       Exhibit 2.8 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.9. Letter Agreement dated as of February 6, 1998, between John C. Malone and TSAT, PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox, MediaOne and GE Americom, for the benefit of TSAT, PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox, MediaOne and GE Americom (Incorporated by reference to
       Exhibit 2.9 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).


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


2.10. Voting Agreement dated as of June 12, 1997, among John C. Malone, Time Warner Cable, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE Americom (Incorporated by reference to Exhibit 2.10 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.11. Voting Agreement dated as of June 12, 1997, among Donne F. Fisher, as Co-Personal Representative of the Estate of Bob Magness, Time Warner Cable, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE Americom (Incorporated by reference to Exhibit 2.11 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.12. Voting Agreement dated as of June 12, 1997, among TCI, John C. Malone, Time Warner Cable, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE Americom (Incorporated by reference to Exhibit 2.12 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.13. Form of Stockholders Agreement among PRIMESTAR, Inc., TSAT, TWE, Newhouse, Comcast, Cox, MediaOne, Continental Satellite Company, Inc., Continental Satellite Company of Chicago, Inc., Continental Satellite Company of Minnesota, Inc., Continental Satellite Company of New England, Inc., Continental Satellite Company of Michigan, Inc., Continental Satellite Company of Ohio, Inc., Continental Satellite Company of Virginia, Inc., MediaOne Satellite II, Inc., GE Americom and John C. Malone, to be entered into at the closing of the Restructuring Transaction (Incorporated by reference to Exhibit 2.13 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.14. Form of Registration Rights Agreement among PRIMESTAR, Inc., TWE, Newhouse, Comcast, Cox, MediaOne, Continental Satellite Company, Inc., Continental Satellite Company of Chicago, Inc., Continental Satellite Company of Minnesota, Inc., Continental Satellite Company of New England, Inc., Continental Satellite Company of Michigan, Inc., Continental Satellite Company of Ohio, Inc., Continental Satellite Company of Virginia, Inc., MediaOne Satellite II, Inc., GE Americom and John C. Malone, to be entered into at the closing of the Restructuring Transaction (Incorporated by reference to Exhibit 2.14 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No.333-45835)).

2.15. Form of Voting Agreement between TWE and Newhouse, to be entered into at the closing of the Restructuring Transaction (Incorporated by reference to Exhibit 2.15 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.16. Stockholders Agreement dated as of February 6, 1998, among PRIMESTAR, Inc., TSAT and John C. Malone (Incorporated by reference to Exhibit 2.16 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

2.17. The TSAT Tempo Agreement dated as of February 6, 1998, between PRIMESTAR, Inc. and TSAT (Incorporated by reference to Exhibit 2.17 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

3.1. Form of Restated Certificate of Incorporation of PRIMESTAR, Inc. (Incorporated by reference to Exhibit 3.1 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).


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


3.2.   Form of Bylaws of PRIMESTAR, Inc. (Incorporated by reference to Exhibit
       3.2 to PRIMESTAR, Inc.'s Registration Statement on Form S-4 filed with the SEC on February 9, 1998 (Registration No. 333-45835)).

4.1. Article VI of the Form of Restated Certificate of Incorporation of PRIMESTAR, Inc. (Included in Exhibit 3.1).

4.2. Article II, Section 3 of Article III and Article VI of the Form of By-laws of PRIMESTAR, Inc. (Included in Exhibit 3.2).

4.3. Indenture, dated as of February 20, 1997 between TSAT and The Bank of New York, as Trustee, with respect to $200 million aggregate principal amount of 10 7/8% Senior Subordinated Notes due 2007 (Incorporated by reference to Exhibit 4.3 of TSAT's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-21317)).

4.4. Indenture, dated as of February 20, 1997 between TSAT and The Bank of New York, as Trustee, with respect to $275 million aggregate principal amount at maturity of 12 1/4% Senior Subordinated Discount Notes due 2007 (Incorporated by reference to Exhibit 4.4 of TSAT's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-21317)).

4.5. Registration Rights Agreement dated as of February 20, 1997 among TSAT and Donaldson, Lufkin and Jenrette Securities Corporation; Merrill Lynch, Pierce, Fenner and Smith Incorporated; Nationsbanc Capital Markets, Inc.; and Scotia Capital Markets (USA) Inc., relating to the 10% Senior Subordinated Notes due 2007 (Incorporated by reference to Exhibit 4.5 of TSAT's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-21317)).

4.6. Registration Rights Agreement dated as of February 20, 1997 among TSAT and Donaldson, Lufkin and Jenrette Securities Corporation; Merrill Lynch, Pierce, Fenner and Smith Incorporated; Nationsbanc Capital Markets, Inc.; and Scotia Capital Markets (USA) Inc., relating to the 12 1/4% Senior Subordinated Discount Notes due 2007 (Incorporated by reference to
       Exhibit 4.6 of TSAT's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-21317)).

4.7. Specimen certificate representing shares of Series A Common Stock of TSAT (Incorporated by reference to TSAT's Registration Statement on Form 10 filed with the SEC on November 15, 1996 (Commission No. 0-21317).

4.8. Specimen certificate representing shares of Series B Common Stock of TSAT (Incorporated by reference to TSAT's Registration Statement on Form 10 filed with the SEC on November 15, 1996 (Commission No. 0-21317).

4.9. Form of Supplemental Indenture between New PRIMESTAR and The Bank of New York, as Trustee, with respect to $200 million aggregate principal amount of 10% Senior Subordinated Notes due 2007, to be executed upon consummation of the Restructuring Transaction (Previously filed).

4.10. Form of Supplemental Indenture between New PRIMESTAR and The Bank of New York, as Trustee, with respect to $275 million aggregate principal amount of 12 1/4% Senior Subordinated Discount Notes due 2007, to be executed upon consummation of the Restructuring Transaction (Previously filed).

4.11.  Form of 10 7/8% Senior Subordinated Note (included as Exhibit B to
       Exhibit 4.3).

4.12. Form of 12 1/4% Senior Subordinated Discount Note (included as Exhibit B to Exhibit 4.4).


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


5. Opinion of Baker & Botts, L.L.P., regarding validity of securities being registered (Previously filed).

12.    Statement Re: Computation of ratios (Previously filed).

23.1.  Consent of KPMG Peat Marwick LLP with respect to TSAT (Previously filed).

23.2. Consent of Ernst & Young LLP with respect to Time Warner Satellite Services Group (Previously filed).

23.3. Consent of Deloitte & Touche, LLP with respect to Cox Communications, Inc.--Direct Broadcast Satellite Business.

23.4. Consent of Deloitte & Touche, LLP with respect to Comcast Satellite Communications, Inc. and Comcast DBS, Inc.

23.5. Consent of Deloitte & Touche, LLP with respect to MediaOne, Inc.--Direct Broadcast Satellite Business.

23.6. Consent of KPMG Peat Marwick LLP with respect to PRIMESTAR, Inc. (Previously filed).

23.7. Consent of Price Waterhouse LLP with respect to PRIMESTAR Partners L.P. (Previously filed).


23.8.  Consent of Baker & Botts, L.L.P. (Included in Exhibit 5).

24.    Powers of Attorney (Previously filed).

25.    Statement re: eligibility of trustee (Previously filed).

99.1. Form of Transmittal Letter to Holders in connection with the Exchange Offer (Previously filed).

99.2.  Form of Notice Of Guaranteed Delivery (Previously filed).

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